UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )
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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

EQT Corporation

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Trust.
Teamwork.
Heart.
Evolution.

EQT

2026

Notice of Annual Shareholders Meeting and Proxy Statement

NYSE: **EQT**

EQT Corporation (NYSE: EQT) is a premier, vertically integrated American natural gas company with production and midstream operations focused in the Appalachian Basin. With operations in Pennsylvania, West Virginia, and Ohio, we are dedicated to the development of our world-class asset base. As one of the leading producers and movers of natural gas in the United States, we are committed to continually improving and creating long-term value for all stakeholders, including employees, landowners, communities, industry partners, and investors.

OUR MISSION — Realize the full potential of EQT to become the operator of choice for all stakeholders.

OUR VISION — Evolve EQT into a modern, connected, digitally-enabled organization that has vision and purpose.

OUR VALUES — Evident in the way we operate and in how we interact with each other every day—Trust, Teamwork, Heart, and Evolution are at the center of everything we do.

TRUST

- Always doing the right thing.
- Doing what you say you will do.

TEAMWORK

- Working together toward a common goal.
- Sharing, respecting, and embracing diversity of thought.
- Understanding customers.
- Respecting the wrench.

HEART

- Caring about what you do (actions).
- Caring about the relationships you form (impact).
- Bringing passion and drive to be the best at what you do (attitude).

EVOLUTION

- Driving to get better every day.
- Understanding your environment to prioritize any needed adaptation.
- Being transparent (which enables collaboration that triggers innovation and leads to evolution).

Letter from Our CEO

Dear Fellow Shareholders,
You are invited to join us at the 2026 Annual Meeting of Shareholders, which will be held on Tuesday, April 14, 2026, at 9 a.m. Eastern Time. Our 2026 Annual Meeting will be held in a virtual-only meeting format by live webcast.
2025 was a defining year for American energy―and for EQT. At a time when global demand for reliable, affordable, and low-emissions energy accelerated, our Qrew delivered exceptional results by executing with discipline, urgency, and purpose. We strengthened America’s energy leadership on the global stage, expanded our core Appalachian footprint, and continued to prove that operational excellence and environmental responsibility are not competing priorities, but reinforcing ones.

On the global front, we advanced our mission to Unleash U.S. LNG in a meaningful way. During 2025, we finalized three long-term LNG offtake agreements totaling more than 4.5 million tonnes per annum.

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These agreements will connect reliable, secure U.S. natural gas to end users around the world beginning in 2030 and beyond.

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These partnerships support cleaner air, more stable energy supplies, and a safer world, while reinforcing America’s role as the world’s most reliable energy supplier.

At home, 2025 underscored an unmistakable truth: the next era of American innovation depends on American energy. We participated in the groundbreaking Pittsburgh Energy and Innovation Summit hosted by Senator McCormick and attended by President Trump and five Cabinet members, resulting in more than $90 billion in private investment commitments in the state.
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We built on that momentum with two groundbreaking natural gas agreements―among the largest single-site transactions in North America.

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In partnership with the Frontier Group of Companies, we’re supplying natural gas to the redevelopment of the Bruce Mansfield Power Plant into a next-gen gas-fired facility, powering America’s energy future and Pennsylvania’s economy.

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With Homer City Redevelopment, we’re enabling the nation’s largest natural gas-powered data center campus, a critical project to meet the surging demands of artificial intelligence and high-performance computing.

We further strengthened EQT’s leadership position in the region with the acquisition of Olympus Energy.
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This transaction expanded our operational footprint, enhanced our high-quality resource base, and provided additional runway to execute with the efficiency and reliability our Qrew is known for.

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Olympus Energy added more than 90,000 net acres of core drilling inventory, primarily in Allegheny and Westmoreland counties, and meaningfully deepens our presence in Southwest Pennsylvania.

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Integration was swift and decisive. Within just over a month of closing, we achieved full operational integration―the fastest in our history―and immediately delivered performance improvements, including drilling deep Utica wells roughly 30% faster than historical benchmarks, saving approximately $2 million per well.

Letter from Our CEO

Financially, our results in 2025 demonstrated the durability of our integrated model. In 2025, we generated more than $5.1 billion of net cash provided by operating activities and more than $2.9 billion of free cash flow(1), even after transaction costs and one-time items.
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We used that cash flow to continue strengthening our balance sheet, reducing total debt by more than $1.5 billion and net debt by more than $1.4 billion(1) versus year-end 2024, while also returning capital to shareholders.

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In recognition of that strength, we increased our quarterly dividend by 5%, extending our compounded annual dividend growth rate to approximately 8% since 2022.

Operationally, the Qrew once again delivered record-setting performance.
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In 2025, we realized per-unit operating costs of  $1.05 per Mcfe(2), among the lowest in EQT’s history, and a continued testament to our integrated operating model.

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We set multiple company records for drilling and completions efficiency, reduced capital spending below guidance while increasing production expectations, and continued to capture synergies across our integrated upstream and midstream assets. These results were not one-off wins―they reflect a repeatable execution model with a long runway ahead.

Taken together, 2025 reinforced EQT’s role as a cornerstone of American energy leadership. We are supplying the molecules that power economic growth, technological innovation and global security―while doing so with industry-leading emissions performance and a relentless focus on efficiency. As demand for energy continues to grow, we believe that EQT is uniquely positioned to meet this moment.
Thanks to the extraordinary efforts of our Qrew, we entered 2026 stronger than ever: well positioned to become a global LNG supplier of scale, the leading natural gas producer in the U.S., and a trusted partner in powering America’s future.
Your vote is important. We urge you to read the accompanying Notice of Annual Meeting and Proxy Statement carefully and vote in accordance with the Board of Directors’ recommendations on all proposals.
I would like to thank you personally for your continued confidence in our company.
Toby Z. Rice
President and Chief Executive Officer
February 26, 2026
(1)
Free cash flow and net debt are non-GAAP financial measures. See Appendix A for the definitions and reconciliations of, and other important information regarding, these non-GAAP financial measures.

(2)
“Mcfe” means thousand cubic feet of natural gas equivalents, with one barrel of natural gas liquids (“NGLs”) and oil being equivalent to 6,000 cubic feet of natural gas.

Notice of 2026 Annual Meeting of Shareholders of EQT Corporation

You are cordially invited to attend the 2026 Annual Meeting of Shareholders of EQT Corporation. The 2026 Annual Meeting of Shareholders will be a virtual-only meeting.
Date and Time	Virtual-only Annual Meeting	Record Date
Our 2026 Annual Meeting of Shareholders will be held on Tuesday, April 14, 2026, beginning promptly at 9:00 a.m. Eastern Time.	The annual meeting will be accessible online, with shareholders having the ability to vote and/or submit questions, at www.virtualshareholdermeeting.com/EQT2026.
The close of business on February 5, 2026 is the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting and any adjournment, postponement, or continuation thereof.

You are being asked to vote on the following proposals:
Items of Business

1	Election of the 10 director nominees named in the proxy statement to serve a one-year term expiring at the Company’s 2027 Annual Meeting of Shareholders
2	Advisory vote to approve named executive officer compensation
3	Approval of a proposed amendment to the Company’s 2020 Long-Term Incentive Plan
4	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026
The 2026 Annual Meeting of Shareholders will be a virtual meeting, conducted exclusively by live webcast. You will be able to attend and participate in the virtual 2026 Annual Meeting of Shareholders, vote your shares electronically, and submit questions during the meeting by visiting the website address listed above on the meeting date and time described in the accompanying proxy statement. Please see the “Questions and Answers About the 2026 Annual Meeting” section, which provides additional information on how to participate in our virtual annual meeting.
We urge each shareholder to promptly sign and return the enclosed proxy card or to use telephone or Internet voting.
On behalf of the Board of Directors, Timothy C. Lulich Deputy General Counsel, Corporate and Securities and Corporate Secretary
February 26, 2026

Notice of 2026 Annual Meeting of Shareholders of EQT Corporation

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 14, 2026

Our proxy statement is attached. Financial and
other information concerning EQT Corporation is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”).
The proxy statement and the 2025 Annual Report are available free of charge at www.proxyvote.com.

Proxy Statement

1	2026 PROXY STATEMENT SUMMARY
13	CORPORATE GOVERNANCE AND BOARD MATTERS
13	Proposal 1—Election of Directors
14	Director Nominees
19	Director Time Commitment Considerations
19	Board Meetings
19	Board Committees
20	■ Audit Committee
21	■ Corporate Governance Committee
22	■ Management Development and Compensation Committee
22	■ Public Policy and Corporate Responsibility Committee
23	Board Leadership Structure
24	Board’s Role in Risk Oversight
25	Enterprise Risk Management
25	Cybersecurity Risk Oversight
26	Director Nominations
26	■ General Process for Director Nominations
27	■ Shareholder Nominations
27	■ Our Board Composition
28	Contacting the Board
28	Governance Principles
30	Director Independence
32	Related Person Transactions
32	■ Review, Approval, or Ratification of Transactions with Related Persons
33	■ Governance Policy for the Management of Potential Conflicts of Interest Involving the Rice Investment Group
34	■ Transactions with Related Persons
37	Directors’ Compensation
37	■ Cash Compensation
38	■ Equity-Based Compensation
38	■ Equity Ownership Guidelines for Directors
39	■ Director Deferred Compensation
39	■ Other
39	■ 2025 Directors’ Compensation Table
41	EXECUTIVE COMPENSATION
41	Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation
43	Compensation Discussion and Analysis
43	■ Executive Summary
50	■ Compensation Philosophy
52	■ The Compensation Process
54	■ Determining Compensation
58	■ 2025 Compensation Decisions
66	■ Other Compensation Components
69	Compensation Committee Report
70	Compensation Policies and Practices and Risk Management
72	Compensation Tables
72	■ Summary Compensation Table
73	■ 2025 Grants of Plan-Based Awards Table
74	■ Outstanding Equity Awards at Fiscal Year-End
75	■ Option Exercised and Stock Vested
75	■ Pension Benefits and Non-Qualified Deferred Compensation
75	■ Potential Payments upon Termination or Change of Control
83	PAY VERSUS PERFORMANCE
83	Pay Versus Performance Table
85	Narrative Discussion of Relationship Between CAP and Financial Performance Measures
88	PAY RATIO DISCLOSURE
89	LONG-TERM INCENTIVE PLAN MATTERS
89	Proposal 3—Approval of a Proposed Amendment to the Company’s 2020 Long-Term Incentive Plan
102	Equity Compensation Plan Information
103	AUDIT MATTERS
103	Proposal 4—Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2026
104	Auditor Fees
105	Report of the Audit Committee
106	EQUITY OWNERSHIP
106	Security Ownership of Certain Beneficial Owners
107	Security Ownership of Management
109	QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING
109	2026 Annual Meeting of Shareholders
118	ADDITIONAL INFORMATION
118	Other Matters
118	2025 Annual Report on Form 10-K
APPENDICES
A-1	■ Appendix A
B-1	■ Appendix B
C-1	■ Appendix C

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on April 14, 2026
We have elected to furnish our proxy statement and the 2025 Annual Report to certain of our shareholders over the Internet pursuant to the rules of the U.S. Securities and Exchange Commission (“SEC”), which allows us to reduce costs associated with the 2026 Annual Meeting.
Beginning on or about March 2, 2026, we will mail to certain of our shareholders a Notice of Internet Availability of proxy materials containing instructions regarding how to access our proxy statement and 2025 Annual Report online (the “eProxy Notice”). The eProxy Notice contains instructions regarding how you can elect to receive printed copies of the proxy statement and the 2025 Annual Report. All other shareholders will receive printed copies of the proxy statement and the 2025 Annual Report, which will be mailed to such shareholders on or about March 2, 2026.
Cautionary Statements
This proxy statement contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and are usually identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words of similar meaning, or the negative thereof. Without limiting the generality of the foregoing, forward-looking statements contained in this proxy statement include the matters discussed regarding expectations of performance under compensation plans; anticipated financial and operational performance of EQT Corporation and its consolidated subsidiaries (the “Company”); the Company’s ability to achieve the intended operational, financial and strategic benefits from any recently completed strategic transactions; the Company’s reserves estimates; the projected volume and timing of liquefied natural gas (“LNG”) offtake and tolling commitments subject to final investment decisions and the anticipated benefits of the Company’s LNG offtake agreements; the Company’s ability to successfully implement and execute its operational and organizational strategies, initiatives and goals, and achieve the anticipated results of such strategies, initiatives and goals (including, without limitation, the Company’s financial, sustainability and safety goals and growth initiatives associated with LNG exports, midstream infrastructure and data center development).
The forward-looking statements contained in this proxy statement involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. These risks and uncertainties include, but are not limited to: volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company’s ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital; the Company’s hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, natural gas liquids (“NGLs”) and oil; operational risks and hazards incidental to the gathering, transmission and storage of natural gas as well as unforeseen interruptions; cyber security risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and sand and water required to execute the Company’s exploration and development plans, including as a result of inflationary pressures and tariffs; risks associated with operating primarily in the Appalachian Basin; the ability to obtain environmental and other permits and the timing thereof; construction, business, economic, competitive, regulatory, judicial, environmental, political and legal uncertainties related to the development and construction by the Company or its joint ventures of pipeline and storage facilities and transmission assets and the optimization of such assets; the Company’s ability to renew or replace expiring gathering, transmission or storage contracts at favorable rates, on a long-term basis or at all; risks relating to the Company’s joint venture arrangements; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to the Company’s business due to recently completed or pending divestitures, acquisitions and other significant strategic transactions. These and other risks and uncertainties are described under Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in other documents the Company files from time to time with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made, and except as required by law, the Company does not intend or undertake to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise.
Websites
Website addresses referenced in this proxy statement are inactive textual references only, and the content on the referenced websites specifically does not constitute a part of this proxy statement and is not incorporated by reference herein.

2026 Proxy Statement Summary

This summary highlights information about EQT Corporation (“EQT,” the “Company,” “we,” “us,” or “our”) and the upcoming 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”). As it is only a summary, please review the complete proxy statement and EQT’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”) before you vote. The proxy statement and the 2025 Annual Report will be first mailed or released to shareholders on or about March 2, 2026.
2026 Annual Meeting of Shareholders

Time and Date	Place	Record Date
Tuesday, April 14, 2026 9:00 a.m. Eastern Time	Virtual meeting via live webcast accessible at: www.virtualshareholdermeeting.com/ EQT2026	If you owned common stock of EQT Corporation as of the close of business on Thursday, February 5, 2026, the record date, you may vote at the 2026 Annual Meeting
Admission

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You are entitled to attend and vote during the virtual 2026 Annual Meeting if you were an EQT shareholder as of the close of business on the record date or if you hold a valid proxy for the 2026 Annual Meeting.

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To participate in the 2026 Annual Meeting as an “authenticated shareholder,” you must visit the website address listed above and enter a valid control number for the meeting.

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Your control number can be found on the proxy card, notice, or email distributed to you.

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Anyone may attend the 2026 Annual Meeting as a “guest” and no control number will be required; however, only authenticated shareholders may submit their votes or questions during the virtual annual meeting.

Even if you plan to attend the virtual meeting,
we encourage you to vote by proxy as soon as possible.
Voting Matters and Board Recommendations

Agenda Item	Board Voting Recommendation	See Page
1 Election of 10 directors, each for a one-year term expiring at the 2027 Annual Meeting of Shareholders	FOR EACH DIRECTOR NOMINEE	13
2 Advisory vote to approve named executive officer compensation	FOR	41
3 Approval of a proposed amendment to the Company’s 2020 Long-Term Incentive Plan	FOR	89
4 Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026	FOR	103
EQT CORPORATION 2026 PROXY STATEMENT | 1

2026 Proxy Statement Summary

How to Vote
Please review the proxy statement and vote your shares as soon as possible. We offer a number of ways for you to vote your shares. Voting instructions are included in the Notice of Internet Availability of Proxy Materials and the proxy card. If you are a beneficial owner and your shares are held by a bank, broker, or other nominee (i.e., in “street name”), you should follow the voting instructions provided to you by that firm. Although most banks and brokers now offer voting by mail, telephone, and on the Internet, availability and specific procedures, including voting deadlines, will depend on their voting arrangements.
We offer the following methods to vote your shares:

BY TELEPHONE	BY INTERNET	BY MAIL	VIRTUAL MEETING
Call toll-free 1-800-690-6903 in the USA, US territories, or Canada	Visit 24/7 www.proxyvote.com	Complete, sign, and date your proxy card and send by mail in the enclosed postage-paid envelope	Attend the virtual annual meeting as an authenticated shareholder and cast your vote online during the virtual meeting

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Have your proxy card or notice with your control number available and follow the instructions

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The deadline to vote by phone, or by internet, if you are not attending the virtual meeting, is 11:59 p.m. Eastern Time on April 13, 2026

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If you vote by telephone or electronically, you do not need to return a proxy card

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2026 Proxy Statement Summary

Director Nominees

Our Board of Directors (the “Board”) is pleased to nominate the director candidates listed below. Each director nominee has consented to being named in this proxy statement and to serve as a director if elected.
Name and Principal Occupation	Age	Director Since	Ind.	Other Current Public Company Boards	Current Committee Membership
					A	CG	MDC	PPCR
VICKY A. BAILEY President, Anderson Stratton International, LLC	73	2024		2
LEE M. CANAAN Founder and Portfolio Manager, Braeburn Capital Partners	69	2019		1
FRANK C. HU Former Investment Analyst and Vice President, Capital World Investors	64	2021		1
DR. KATHRYN J. JACKSON Former Director of Energy and Technology Consulting, KeySource, Inc.	68	2019		3
THOMAS F. KARAM Chief Executive Officer, Karbon Capital Partners	67	2024		1
JOHN F. MCCARTNEY Chairman, Quantuck Advisors LLP	73	2019		2
DANIEL J. RICE IV Chief Executive Officer, NET Power Inc.	45	2017		1
TOBY Z. RICE President and Chief Executive Officer, EQT Corporation	44	2019		—
ROBERT F. VAGT Former President, The Heinz Endowments	78	2024		1
HALLIE A. VANDERHIDER Former Managing Director, SFC Energy Management LP	68	2019		1
Committee Chair	Committee Member	Independent Chair of the Board	Audit Committee Financial Expert	Independent Director
A	Audit	CG	Corporate Governance	MDC	Management Development and Compensation	PPCR	Public Policy and Corporate Responsibility
EQT CORPORATION 2026 PROXY STATEMENT | 3

2026 Proxy Statement Summary

Snapshot of Director Nominees
Our director nominees are highly qualified and, collectively, bring a diverse and complementary mix of skills, experiences, and backgrounds, with independent directors comprising 80% of the Board. As reflected in the graphics below, our Board also benefits from gender and racial and ethnic diversity.

Director Skills and Experience[1]

Corporate governance/legal
6
Energy industry experience
10
Environmental, Social, and Governance
8
Financial/accounting
7
Geology/engineering
5
Government relations/regulatory
6
M&A strategy and execution
8
Operational leadership in oil and gas
7
Public company board experience
10
Public company C-suite experience
7
Technology and innovation
4

(1)
This chart highlights the number of directors with particular skills and experience in each area, as informed by their education, background, and professional experience.

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2026 Proxy Statement Summary

Governance Highlights

Corporate Governance Practices

Board Practices	Shareholder-Friendly Governance Provisions	Other Best Practices

Independent Board Chair

Each director attended 75% or more of the total number of meetings of the Board and their respective committees during 2025

Regular, frequent meetings of independent directors in executive session without EQT management present, with our independent Board Chair presiding

Annual review by the Board of EQT’s major risks, including, but not limited to, cybersecurity risks

Corporate Governance Guidelines limit the number of other public company boards on which directors may serve (see “Director Time Commitment Considerations” below)

All directors stand for election annually

Majority voting standard for uncontested director elections

Extensive and regular shareholder engagement and support

Shareholder right to convene special meetings at a 25% threshold

Shareholders may remove directors from office outside of the annual meeting process

Proxy access right

“Double-trigger” payout rights under long-term incentive awards, meaning that such awards do not automatically accelerate upon a change of control

Meaningful equity ownership guidelines for executive officers and non-employee directors

Prohibition against hedging and pledging of EQT securities by executive officers and directors

Mandatory compensation recoupment or “clawback” policy applicable to all executive officers

EQT CORPORATION 2026 PROXY STATEMENT | 5

2026 Proxy Statement Summary

Sustainability Highlights
We are committed to responsibly developing our world-class asset base in the core of the Appalachian Basin while supporting reliable natural gas supply for domestic and global demand. Our approach emphasizes safe and reliable operations, environmental stewardship, job creation, and long-term value creation for our communities and the broader economy. We recognize decarbonization as a sustainability issue impacting all industries and actively address climate-related risks and opportunities through Board and management oversight. In 2025, we advanced initiatives aligned with our strategic priorities and long-term value creation objectives.

Environmental	Social	Governance

Achieved “net zero” Scope 1 and Scope 2 greenhouse gas (“GHG”) emissions(1) in advance of our 2025 target

Continued as a leading producer of certified responsibly sourced natural gas (“RSG”), having obtained certification of more than 1,300 Bcfe(2) of our production in 2025(3)

Received an OGMP 2.0 “Gold Standard” rating for the fourth year in a row in 2025

Recycled over 93% of our produced water during the last three years

Joined Carbon Measures, a global coalition working to develop a more accurate, ledger-based carbon emissions accounting framework capable of tracking product-level emissions across the value chain, reflecting our commitment to high-quality data and transparent reporting

At the request of the Sustainable Markets Initiative, CEO Toby Z. Rice joined leaders from the Oil and Gas Decarbonization Charter to brief senior U.K. stakeholders on EQT’s methane reduction efforts

Paid over $1 billion in royalties to local landowners in 2025

In a record-breaking year of volunteerism, EQT employees volunteered over 35,000 hours in our local communities in 2025, representing an 87% increase compared to 2024

More than $7.7 million in grants, scholarships, and matching contributions provided by the EQT Foundation in 2025

Expanded capacity-building support across our footprint by awarding more than $667,000 to 32 nonprofit organizations during our second annual Capacity Grants cycle in 2025

Continued focus on improving the safety of our employees and contractors

EQT was again named a National Top Workplace for 2025 for the fifth consecutive year

Active sustainability oversight by our Board:

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Sustainability oversight is embedded in Board committee charters

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The Corporate Governance Committee and the Public Policy and Corporate Responsibility Committee provide oversight, guidance, and perspective on our climate risks and initiatives

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Our Board regularly receives reports from management regarding sustainability matters

Our management-level ESG Committee, chaired by our Chief Legal and Policy Officer, meets quarterly, and is responsible for management-level oversight of sustainability matters, with the newly established environmental, social, and governance subcommittees meeting regularly to develop recommendations on our sustainability initiatives

(1)
EQT’s “net zero” achievement was based on (i) EQT’s 2024 Scope 1 GHG emissions, as reported to the Environmental Protection Agency (“EPA”) under the EPA’s Greenhouse Gas Reporting Program Subpart W for the onshore petroleum and natural gas production segment and the gathering and boosting segment, plus (ii) EQT’s 2024 Scope 2 GHG emissions using the location-based method and the EPA’s Emissions & Generation Resource Integrated Database’s state emission factors for EQT’s operating areas, minus (iii) carbon offsets generated by EQT during calendar year 2024. EQT’s “net zero” claim did not include Scope 3 GHG emissions or emissions from Equitrans Midstream Corporation (“Equitrans”) and its related assets, which were acquired by the Company on July 22, 2024.

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2026 Proxy Statement Summary

(2)
“Bcfe” means billion cubic feet of natural gas equivalents, with one barrel of NGLs and oil being equivalent to 6,000 cubic feet of natural gas.

(3)
Based on certificates provided under both the EO100™ Standard for Responsible Energy Development, which focuses on ESG performance, and the MiQ methane standard.

OUR COMMITMENT TO LEADING EFFORTS IN METHANE MANAGEMENT	Reducing global methane emissions
Employing best practices that limit our methane emissions
Achieved net zero Scope 1 and Scope 2 GHG emissions(1) target ahead of schedule.
Received an OGMP 2.0 “Gold Standard” rating for four consecutive years (2022-2025).

Promises Made, Promises Delivered
EQT’s 2024 Environmental, Social and Governance (“ESG”) Report, published in June 2025, reflects EQT’s transformative progress over the last five years, culminating in net zero Scope 1 and Scope 2 GHG emissions(1) across the Company’s legacy operations, ahead of its 2025 goal. The report also showcases how natural gas is playing a leading role in shaping the energy future, reinforcing its critical role in the energy mix, both domestically and abroad.

(1)
References to EQT being “net zero” in the 2024 ESG Report were based on (i) EQT’s 2024 Scope 1 GHG emissions, as reported to the EPA under the EPA’s Greenhouse Gas Reporting Program Subpart W for the onshore petroleum and natural gas production segment and the gathering and boosting segment, plus (ii) EQT’s 2024 Scope 2 GHG emissions using the location-based method and the EPA’s Emissions & Generation Resource Integrated Database’s state emission factors for EQT’s operating areas, minus (iii) carbon offsets generated by EQT during calendar year 2024. EQT’s “net zero” claim did not include Scope 3 GHG emissions or emissions from Equitrans.

Sustainability Reporting
We expect to publish our 2025 Sustainability Report in July 2026. Our 2024 ESG Report provides additional discussion of sustainability matters that are important to us, including why sustainability matters to us and what we are doing to continually improve our sustainability performance.

You can find our 2024 ESG Report by visiting esg.eqt.com. The results of the sustainability materiality assessment and information included in our 2024 ESG Report should not be construed as a characterization regarding the materiality or financial impact of such information. The information on the 2024 ESG Report webpage, the 2024 ESG Report, or any other information on the EQT website that we may refer to herein is not incorporated by reference into, and does not form any part of, this proxy statement. Any targets or goals discussed in the 2024 ESG Report and in this proxy statement may be aspirational, and as such, no guarantees or promises are made that these goals will be met. Furthermore, certain statistics and metrics disclosed in this proxy statement and in the 2024 ESG Report are estimates and may be based on assumptions that turn out to be incorrect. EQT does not undertake or assume any obligation to update or revise such information, whether as a result of new information, future events, or otherwise.

EQT CORPORATION 2026 PROXY STATEMENT | 7

2026 Proxy Statement Summary

Human Capital
At EQT, our people are central to our ability to deliver long-term value for shareholders and stakeholders. Our culture, talent strategy, and leadership expectations are designed to support safe operations, strong execution, and sustained performance across the enterprise.
EQT’s culture is anchored in clear expectations for leadership, accountability, and performance. Our Employee Value Proposition “Connected by Purpose, Powered by People” reflects the connection between our mission, our people, and the work we do every day. This framework informs how we hire, lead, and develop our teams and sets consistent standards across the organization.
Employee engagement remains strong and stable, reflecting continued alignment to our cultural standards and confidence in leadership. Voluntary turnover remains low, demonstrating talent stability and retention in a competitive labor market. We actively use employee feedback to inform development priorities, communication improvements, and targeted training efforts.
We focus on retaining, promoting, and developing talent to meet both near-term operational needs and long-term strategic objectives. EQT’s newly redesigned career ladders provide clarity on role expectations, growth opportunities, and advancement pathways across departments. Leadership development remains a priority, and in 2025, new development programs were rolled out to strengthen communication, accountability, and alignment to EQT’s cultural standards. Leadership expectations are explicit and performance driven, aligning teams to the mission, empowering employees with clarity and resources, and driving results through focused metrics.
(1)
Employee engagement was measured through an employee engagement survey conducted by Energage, LLC in October 2025.

Additionally, our cloud-based, digital work environment enables a modern, innovative, collaborative, and digitally-enabled work environment, which we use to, among other things, enhance our shared culture by engaging directly with our employees by sharing Company updates and personal accomplishments. We also leverage this platform to solicit suggestions and comments from all employees. We believe that this helps promote real-time feedback and a greater degree of employee engagement, laying the technological foundation for the success of our remote workforce.
EQT is committed to attracting, developing, and retaining a highly skilled and engaged workforce by fostering a culture that supports employees’ physical, mental, emotional, and financial well-being, while promoting fair and equitable compensation practices. We believe these priorities are critical to sustaining a workplace of choice and to supporting long-term value creation.
To help ensure our programs continue to meet the evolving needs of our employees, we conduct an annual benefits survey and use the feedback received to inform ongoing enhancements to our total
8 | ir.eqt.com

2026 Proxy Statement Summary

rewards offerings. In 2025, we implemented several meaningful updates to our benefits program aimed at improving affordability, flexibility, and long-term financial security.
These enhancements included the introduction of an employer-funded Health Savings Account (HSA) contribution to help eligible employees offset upfront healthcare costs, the removal of the tobacco surcharge, and the expansion of 401(k) eligible earnings to include short-term incentive pay. We also implemented applicable SECURE 2.0 provisions for the 401(k) plan and introduced an in-plan Roth conversion, providing additional flexibility for eligible employees seeking to maximize Roth retirement savings. In addition, we launched an Executive Physical Program to support proactive health management and preventative care for eligible leaders.
Beyond these enhancements, EQT continues to offer subsidized medical, dental, and vision coverage, a discretionary Company contribution and matching program for 401(k) retirement savings, Company-paid life and accident insurance, access to an employee stock purchase plan, paid maternity and paternity leave, flexible work arrangements, volunteer time off, and a Company match on employee donations to qualified non-profit organizations. Our flexible “9/80” work schedule further supports work-life balance by allowing employees to choose arrangements that best meet their personal and professional needs.
Equity ownership is also a central element of EQT’s human capital strategy. In 2025, EQT expanded participation in its “Equity for All” program to include legacy Equitrans employees, reinforcing our commitment to broad-based ownership. Through this program, all permanent employees receive equity awards that are in addition to, and not in lieu of, existing compensation opportunities, aligning employee interests with long-term shareholder value creation.
Together, EQT’s benefits, equity ownership, and compensation practices demonstrate our continued commitment to fostering an inclusive, supportive, and ownership-driven workplace that enables employees to thrive and contribute to the Company’s long-term success.
EQT CORPORATION 2026 PROXY STATEMENT | 9

2026 Proxy Statement Summary

Shareholder Engagement

Our executive and investor relations team is highly engaged and accessible to shareholders. The team not only welcomes interactions, but also actively seeks feedback. During 2025, our team engaged in over 830 interactions with shareholders (with CEO/CFO participation in over 70% of meetings), including meetings with over 250 individual firms covering more than 50%(1) of our shareholder base. Additionally, the team participated in 16 energy conferences, 8 non-deal roadshows, 14 energy industry forums, and daily/weekly investor relations facilitated meetings.

During 2025, our shareholder engagement program addressed numerous topics that were of interest to our shareholders, including:
■
material operational efficiency gains;

■
continued strong well performance;

■
our production management and strategic curtailment program;

■
our announced in-basin midstream growth projects and ability to grow production;

■
the execution of our LNG strategy;

■
the outlook for natural gas demand growth; and

■
the broader natural gas macro environment.

(1)
As of September 30, 2025.

Shareholder Say-on-Pay Approval at the 2025 Annual Meeting
98% Shareholder Say-on-Pay Approval
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2026 Proxy Statement Summary

EQT Business Highlights

Our operations strategy centers on the execution of large-scale, multi-pad projects, which we refer to as combo-development. Further enhancing our operations strategy is our robust midstream pipelines and services, which are synchronized with the timing of our development plan. Our synchronized development plan supports an integrated business model that keeps development costs low and limits our need to hedge future production. We believe that our operational strategy is key to delivering sustainably low well costs and higher returns on invested capital. Our business model enables us to generate durable free cash flow across commodity price cycles and we have implemented a robust capital allocation strategy directed at responsibly developing our assets and positioning us for organic growth, while also returning capital to our shareholders through a combination of debt retirements, a base dividend, and opportunistic share repurchases. We are focused on maintaining and strengthening our investment grade credit metrics, which improve our access to reliable, low-cost capital throughout market cycles.
We believe that our proprietary digital work environment, the size and contiguity of our asset base, and our robust midstream pipeline network uniquely position us to execute on a multi-decade inventory of combo-development projects in our core acreage position. Our operational strategy employs this differentiation to advance our mission of being the operator of choice for all stakeholders, while simultaneously helping to address energy security and affordability both domestically and globally.
In 2025, we maintained our focus on achieving peak performance, generating meaningful value for our shareholders. We have outlined below a few of our 2025 business highlights.
2025 Business Highlights
■
Achieved sales volume of 2,382 Bcfe, with an average realized price of  $3.19 per Mcfe.

■
Generated $5.1 billion of net cash provided by operating activities and $2.9 billion of free cash flow.(1)

■
Successfully completed the Olympus Energy Acquisition.(2)

■
Increased total proved reserves by 1,782 Bcfe, or 7%, compared to 2024.

■
Successfully retired $1.4 billion aggregate principal of senior notes.

■
Distributed $390 million in aggregate dividends to our shareholders.

■
Increased quarterly base dividend by 5% to $0.165 per share ($0.66 per share annualized).

(1)
Free cash flow is a non-GAAP financial measure. See Appendix A for the definition and reconciliation of, and other important information regarding, this non-GAAP financial measure.

(2)
The “Olympus Energy Acquisition” refers to the Company’s 2025 acquisition of certain oil and gas properties and related assets and contracts from Olympus Energy LLC, Hyperion Midstream LLC and Bow & Arrow Land Company LLC.

PERFORMING FOR ALL STAKEHOLDERS	Executing on financial guidance Capturing accretive opportunities Strengthening our balance sheet	Delivering on capital return strategy Returning capital to shareholders Executing with vision and purpose
The above information is described more fully in the Company’s 2025 Annual Report, which we filed with the SEC on February 18, 2026.
EQT CORPORATION 2026 PROXY STATEMENT | 11

2026 Proxy Statement Summary

Executive Compensation Highlights

Compensation Philosophy
EQT firmly believes in pay for performance. Our executive compensation programs are designed to incentivize our executives to implement and execute our corporate strategy. Our executive compensation programs continue to be tied to our financial performance, support our commitment to good compensation governance, and provide market-based opportunities to attract, retain, and motivate our executives in an intensely competitive market for qualified talent.
2025 COMPENSATION MIX
(1)
Reflects 2025 compensation, as reported in the Summary Compensation Table, for our named executive officers (“NEOs”) other than our Chief Executive Officer. Specifically, this graphic illustrates the average of the percentages of salary, annual incentive, and equity award for 2025 for each of Messrs. Knop, Bolen, and Jordan and Ms. Fenton, as presented in the Summary Compensation Table. Company contributions to the 401(k) plan were treated as part of salary for purposes of this illustration (other than the qualified non-elective corrective contribution to the 401(k) plan for Mr. Jordan described in footnote (4) to the Summary Compensation Table, which was not included).

For a further discussion of the alignment of the NEOs’ compensation with EQT’s performance and the Management Development and Compensation Committee’s philosophy on executive compensation, see “Compensation Philosophy” under the section entitled “Compensation Discussion and Analysis.”
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Corporate Governance and Board Matters

Proposal 1―Election of Directors

Our entire Board stands for election at each annual meeting of shareholders, consistent with EQT’s governing documents. Each director who is elected at the annual meeting of shareholders will serve a one-year term until the next year’s annual meeting and the election of a successor or until the director’s earlier death, resignation, or removal.
Our current Board consists of 10 members. The current terms of all 10 directors expire at the 2026 Annual Meeting, and all 10 of such directors have been nominated, consented to being named in this proxy statement, and agreed to stand for reelection at the 2026 Annual Meeting. We encourage shareholders to review the information provided in the sections below for detailed information about our 10 director nominees, the composition of our Board, and our director nomination process.
The persons named as proxies will vote for each of the director nominees, unless you vote against or abstain from voting for or against one or more of the director nominees. Each of the 10 director nominees have agreed to serve if elected, and the Board has no reason to believe that any director nominee will be unavailable to serve. In the event that a director nominee is unable or declines to serve on the Board at the time of the 2026 Annual Meeting, the persons named as proxies intend to vote for a substitute director nominee proposed by the Board, unless the Board decides to reduce the size of the Board.
Each director nominee must be elected by a majority of the votes cast “for,” and votes may not be cumulated. In addition, in accordance with our Amended and Restated Bylaws, as amended effective October 16, 2025, each director has submitted an irrevocable conditional resignation to be effective if they receive a greater number of votes “against” than votes “for” in an uncontested election. If this occurs, the Board will decide whether to accept the tendered resignation no later than 90 days after certification of the votes. The Board’s determination will be made without the participation of any director nominee whose resignation is under consideration with respect to the election and the Board’s explanation of its decision will be promptly disclosed in a Current Report on Form 8-K filed with the SEC.
The Board of Directors recommends a vote FOR the election of each director nominee to serve for a one-year term expiring at the 2027 Annual Meeting of Shareholders.
EQT CORPORATION 2026 PROXY STATEMENT | 13

Corporate Governance and Board Matters

Director Nominees

Information with respect to our director nominees is as of February 26, 2026.
COMMITTEES ■ Corporate Governance ■ Management Development and Compensation ■ Public Policy and Corporate Responsibility	Vicky A. Bailey	Age 73 Independent Director since July 2024

SUMMARY
■
President of Anderson Stratton International, LLC, a strategic consulting and governmental relations firm (2005 to present)

■
Former director of EQT Corporation (2004 to 2018) and Equitrans Midstream Corporation (2018 until its acquisition by EQT in 2024)

■
Former director of Cheniere Energy (2005 to 2023)

■
Former Assistant Secretary, U.S. Department of Energy (domestic policy and international affairs) (2001 to 2004)

■
Former Commissioner, Federal Energy Regulatory Commission (1993 to 2000)

OTHER PUBLIC COMPANY BOARDS
■
Occidental Petroleum Corp. (NYSE: OXY), a global oil and gas exploration and production company (2022 to present)

■
TXNM Energy, Inc. (NYSE: TXNM) (formerly PNM Resources, Inc.), an energy holding company with regulated electric utilities in New Mexico and Texas (2019 to present)

QUALIFICATIONS
The Board values Ms. Bailey’s substantial regulatory and senior management experience in the energy industry, which enables her to provide valuable insights into issues facing the Company’s regulated transmission business and interactions with regulatory agencies and with respect to energy policy issues. Ms. Bailey brings significant public company board experience.

COMMITTEES ■ Audit ■ Public Policy and Corporate Responsibility	Lee M. Canaan	Age 69 Independent Director since July 2019

SUMMARY
■
Founder and Portfolio Manager, Braeburn Capital Partners, LLC, a private investment management firm (2003 to present)

■
Member of the Board of Aethon Energy, LLC, a privately-held exploration and production company (2018 to present)

■
Former Director of PHX Minerals Inc., a non-operated oil and gas minerals holding company (2015 to 2025)

■
Former Director of ROC Energy Acquisition Corp., a special purpose acquisition company (2021 to 2023)

QUALIFICATIONS
Ms. Canaan’s energy expertise and extensive experience in capital markets, financial analysis, mergers and acquisitions, and strategic and business turnarounds, as well as her current and prior public-company board experience, provide significant value and perspectives to the Board.

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Corporate Governance and Board Matters

COMMITTEES ■ Public Policy and Corporate Responsibility ■ Audit ■ Management Development and Compensation	Frank C. Hu	Age 64 Independent Director since October 2021

SUMMARY
■
Former Investment Analyst and Vice President, Capital World Investors, an investment group in the Capital Group Companies, Inc. (2003 to 2017)

■
Former Manager of Project Finance, Corporate Treasury, Unocal Corporation (2002 to 2003)

■
Former Global Energy Practice Consultant, McKinsey & Company (2000 to 2002)

OTHER PUBLIC COMPANY BOARDS
■
Viper Energy, Inc. (NYSE: VNOM) (formerly Viper Energy Partners LP), a subsidiary of Diamondback Energy, Inc. that owns mineral and royalty interests primarily in the Permian Basin (2022 to present)

QUALIFICATIONS
The Board values Mr. Hu’s robust experience in the finance and oil and gas industry. His combined strengths of executive leadership and experience managing downstream and business development segments, together with his strong oil and gas investment background, bring valuable perspectives and experience to the Board.

COMMITTEES ■ Audit ■ Corporate Governance ■ Public Policy and Corporate Responsibility	Dr. Kathryn J. Jackson	Age 68 Independent Director since July 2019

SUMMARY
■
Former Director of Energy and Technology Consulting, KeySource, Inc. (2015 to 2021)

■
Former Senior Vice President and Chief Technology Officer, RTI International Metals (acquired by Alcoa Corporation) (2014 to 2015)

■
Former Chief Technology Officer and Senior Vice President of Research and Technology, Westinghouse Electric Company, LLC (2009 to 2014)

■
Former Director of Rice Energy Inc. (April 2017 until its acquisition by EQT in November 2017)

OTHER PUBLIC COMPANY BOARDS
■
Cameco Corporation (NYSE: CCJ), a global provider of uranium fuel (2017 to present)

■
Portland General Electric Company (NYSE: POR), a fully integrated energy company (2014 to present)

■
Rice Acquisition Corporation 3 (NYSE: KRSP), a special purpose acquisition company (2025 to present)

QUALIFICATIONS
The Board values Dr. Jackson’s expertise in regulatory, legislative, and public policy issues. Her innovation, technology, and engineering skills, in addition to her experience with generation facilities and large energy trading and utility operations, are highly beneficial to the Board. Dr. Jackson also has extensive experience serving on a number of public company boards.

EQT CORPORATION 2026 PROXY STATEMENT | 15

Corporate Governance and Board Matters

INDEPENDENT CHAIR OF THE BOARD OF DIRECTORS	Thomas F. Karam	Age 67 Independent Director since July 2024

SUMMARY
■
Chief Executive Officer, Karbon Capital Partners Corp., a special purpose acquisition company (2025 to present)

■
Former Executive Chairman of Equitrans Midstream Corporation (2024 until its acquisition by EQT on July 22, 2024)

■
Former Chairman of the Board of Directors and Chief Executive Officer of Equitrans Midstream Corporation (July 2019 through 2023) and former President and Chief Executive Officer of Equitrans Midstream Corporation (September 2018 to July 2019)

■
Former President, Midstream (August 2018 to the spin-off of Equitrans Midstream Corporation in November 2018 (the “ETRN Spin-off”) and former director of EQT (November 2017 to the ETRN Spin-off)

■
Founder and former Chairman and Chief Executive Officer of PennTex Midstream Partners, LP (2014 until sale of its general partner to Energy Transfer Partners in 2016)

OTHER PUBLIC COMPANY BOARDS
■
Karbon Capital Partners Corp., a special purpose acquisition company (2025 to present)

QUALIFICATIONS
Having served as a senior executive and entrepreneur in the midstream sector for over 25 years, the Board values Mr. Karam’s extensive executive leadership and midstream business experience. The Board also benefits from Mr. Karam’s deep knowledge and understanding of the former Equitrans Midstream Corporation business assets.

COMMITTEES ■ Management Development and Compensation ■ Audit ■ Corporate Governance	John F. McCartney	Age 73 Independent Director since July 2019

SUMMARY
■
Chairman, Quantuck Advisors LLP, an investment management firm (1998 to present)

■
Former non-executive Chairman of the Board of Huron Consulting Group, Inc. (Nasdaq: HURN), a management consulting firm (2010 to 2024)

■
Former Director of Rice Energy, Inc. (2015 until its acquisition by EQT in 2017)

■
Former Director of Datatec Limited, an international ICT solutions and services company (2007 to 2023)

OTHER PUBLIC COMPANY BOARDS
■
Granite Ridge Resources, Inc. (NYSE: GRNT), a non-operated oil and natural gas exploration and production company (2022 to present)

■
Huron Consulting Group Inc. (Nasdaq: HURN), a global professional services firm (2004 to present)

QUALIFICATIONS
The Board values the extensive experience Mr. McCartney brings to the Board. Having served as chairman and vice chairman of the boards of numerous public and private companies, his demonstrated ability to oversee every aspect of a public company, and his deep governance and accounting experience, are invaluable to the Company.

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Corporate Governance and Board Matters

COMMITTEES ■ Public Policy and Corporate Responsibility	Daniel J. Rice IV	Age 45 Director since November 2017

SUMMARY
■
Chief Executive Officer, NET Power Inc. (NYSE: NPWR), an energy technology company (2023 to present)

■
Partner, Rice Investment Group (2018 to present)

■
Former Chief Executive Officer and Director of Rice Energy Inc. (2013 until its acquisition by EQT in 2017) and Rice Midstream Management LLC, the general partner of Rice Midstream Partners LP (2014 to 2017)

■
Former Vice President and Chief Financial Officer, Rice Energy Inc. (2008 to 2013) and Chief Operating Officer, Rice Energy Inc. (2012 to 2013)

OTHER PUBLIC COMPANY BOARDS
■
NET Power Inc. (NYSE: NPWR) (2023 to present)

QUALIFICATIONS
With over a decade of experience in the natural gas industry, coupled with his experiences as the Chief Executive Officer of NET Power Inc. and Rice Energy Inc., the Board highly values Mr. Rice’s senior leadership insights, as well as his extensive oil and gas industry expertise.

PRESIDENT AND CHIEF EXECUTIVE OFFICER	Toby Z. Rice	Age 44 Director since July 2019

SUMMARY
■
President and Chief Executive Officer, EQT Corporation (2019 to present)

■
Partner, Rice Investment Group (2018 to present)

■
Founder and Director, Energy Corps (nonprofit focused on eliminating energy poverty in undeveloped areas of the world) (2025 to present)

■
Former President and Chief Operating Officer, Rice Energy Inc. (2013 until its acquisition by EQT in 2017)

■
Co-founder and Former Chief Executive Officer, Rice Energy Inc. (2007 to 2013)

■
Former Director of Rice Energy Inc. (2013 until its acquisition by EQT in 2017)

QUALIFICATIONS
The Board holds in high esteem Mr. Rice’s experience and strong leadership skills. His considerable operational, technical, cultural, and executive experience in the oil and gas industry, including Mr. Rice’s prior service as an executive and director of Rice Energy Inc., provides the Board with insight into the business and strategic priorities of the Company.

EQT CORPORATION 2026 PROXY STATEMENT | 17

Corporate Governance and Board Matters

COMMITTEES ■ Audit ■ Corporate Governance ■ Management Development and Compensation	Robert F. Vagt	Age 78 Independent Director since July 2024

SUMMARY
■
Former director of both EQT Corporation (2017 to 2018) and Equitrans Midstream Corporation (2018 until its acquisition by EQT in 2024)

■
Former director, Rice Energy Inc. (2014 to 2017)

■
Former President, The Heinz Endowments (2008 to 2014)

■
Former President, Davidson College (1997 to 2007)

OTHER PUBLIC COMPANY BOARDS
■
Kinder Morgan, Inc. (NYSE: KMI), an energy infrastructure company (2012 to present)

QUALIFICATIONS
The Board values Mr. Vagt’s significant executive and operational oil and gas industry experience, as well as the experience and broad perspectives he brings from his professional background serving in both the public and private sectors and as a director of both upstream and midstream businesses. Mr. Vagt also has extensive public company board experience.

COMMITTEES ■ Corporate Governance ■ Management Development and Compensation	Hallie A. Vanderhider	Age 68 Independent Director since July 2019

SUMMARY
■
Former Managing Director, SFC Energy Management LP, an oil and gas private equity firm (2016 to 2022)

■
Former Managing Partner, Catalyst Partners LLC (2013 to 2016)

■
Former President and Chief Operating Officer, Black Stone Minerals Company, L.P. (2007 to 2013)

■
Former Director, Noble Midstream GP LLC, the general partner of Noble Midstream Partners LP, a master limited partnership that provided oil, natural gas, and water-related midstream services (2016 to 2021)

OTHER PUBLIC COMPANY BOARDS
■
Oil States International (NYSE: OIS), a global provider of manufactured products and services to the oil and natural gas, industrial, and military sectors (2019 to present)

QUALIFICATIONS
Ms. Vanderhider’s in-depth knowledge of energy finance and her demonstrated management and operational experience, including her prior roles as Chief Operating Officer and Chief Accounting Officer in the oil and gas industry, adds to our Board’s deep bench of experience and knowledge. Ms. Vanderhider also has extensive board experience.

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Corporate Governance and Board Matters

Director Time Commitment Considerations

In evaluating nominees to serve on our Board, the Corporate Governance Committee and the Board consider, among other things, potential time constraints on a director nominee’s ability to effectively fulfill their duties as a director of EQT, especially with respect to the director nominee’s expected time commitments serving as a director and/or executive of other public companies.
EQT’s Corporate Governance Guidelines:
■
prohibit a non-employee director of EQT from serving concurrently on the boards of more than four publicly traded companies (including EQT’s Board); and

■
prohibit any EQT director who serves as the Chief Executive Officer of a publicly traded company (including EQT) from serving concurrently on the boards of more than two publicly traded companies (including EQT’s Board).

Board Meetings

In 2025, the Board held five regular meetings and four special meetings. The independent directors met three times in executive session without management present and with our independent Board Chair presiding. Each director attended 75% or more of the total number of meetings of the Board and his or her respective committees. While the Company does not have a formal policy on director attendance at annual meetings, it strongly encourages its directors to attend the annual meeting of shareholders. All then-serving directors attended the Company’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”), which was held in a virtual-only meeting format.
Board Committees

The Board maintains four standing committees, each of which is described below. The responsibilities of each standing committee are set forth in a written charter. Committee charters are reviewed annually by the Corporate Governance Committee and the Board. The current members and chair of each standing committee are presented below. The Corporate Governance Committee and the Board annually review, and the Board annually appoints, the members and the chair of each standing committee, with any changes to committee membership or committee chairs typically made effective as of immediately following the Company’s annual shareholders meeting (though the Board may, from time to time, also make changes to committee membership or committee chairs outside of this normal annual process). The Board may form new committees, disband existing committees, and delegate additional responsibilities to a committee.
All standing committee charters are available on our website at ir.eqt.com/investor-relations/governance.
EQT CORPORATION 2026 PROXY STATEMENT | 19

Corporate Governance and Board Matters

Audit Committee	Meetings Held in 2025: 6
MEMBERS ■ Lee M. Canaan ■ Frank C. Hu ■ Dr. Kathryn J. Jackson ■ John F. McCartney ■ Robert F. Vagt

PRIMARY RESPONSIBILITIES
The Audit Committee:
■
oversees the accounting and financial reporting processes and related disclosure matters;

■
oversees the audits and integrity of financial statements;

■
oversees the qualifications, independence, and performance of our registered public accountants;

■
oversees the qualifications and performance of the internal audit function;

■
reviews and makes recommendations regarding risks relating to cybersecurity, and such of the Company’s other Tier 1 risks as may be delegated to the Audit Committee by the Board; and

■
oversees compliance with legal and regulatory requirements, including EQT’s Code of Business Conduct and Ethics.

The Audit Committee has the sole authority to appoint and replace the Company’s registered public accountant, and may engage other advisors (including independent counsel). For additional information regarding Audit Committee responsibilities, see “Report of the Audit Committee” and “Board’s Role in Risk Oversight.”

INDEPENDENCE AND QUALIFICATIONS
Each member of the Audit Committee is:
■
independent under our Corporate Governance Guidelines and applicable NYSE listing standards (including the enhanced independence standards for audit committee members under the NYSE listing standards) and SEC rules; and

■
financially literate under the applicable NYSE listing standards.

The Board has determined that Ms. Canaan and Messrs. Hu, McCartney and Vagt each qualifies as an “audit committee financial expert.” The designation as an audit committee financial expert does not impose upon such designees any duties, obligations, or liabilities that are greater than those of any other member of the Audit Committee and the Board.

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Corporate Governance and Board Matters

Corporate Governance Committee	Meetings Held in 2025: 6
MEMBERS ■ Vicky A. Bailey ■ Dr. Kathryn J. Jackson ■ John F. McCartney ■ Robert F. Vagt ■ Hallie A. Vanderhider

PRIMARY RESPONSIBILITIES
The Corporate Governance Committee:
■
establishes and recommends to the Board the requisite skills and characteristics of individuals qualified to serve as members of the Board;

■
identifies individuals qualified to become Board members and recommends director nominees for each annual meeting of shareholders;

■
develops and recommends to the Board a set of Corporate Governance Guidelines;

■
recommends membership for each committee of the Board, including committee chairs;

■
recommends an appropriate compensation structure for the directors, including administration of equity plans for directors;

■
coordinates the Board’s assignment of risk oversight duties among the Board and its committees;

■
addresses conflicts of interest, related person transactions, and independence; and

■
makes other recommendations to the Board regarding the governance of EQT.

INDEPENDENCE AND QUALIFICATIONS Each member of the Corporate Governance Committee is independent under the Corporate Governance Guidelines and the applicable NYSE listing standards.
EQT CORPORATION 2026 PROXY STATEMENT | 21

Corporate Governance and Board Matters

Management Development and Compensation Committee	Meetings Held in 2025: 7
MEMBERS ■ John F. McCartney ■ Vicky A. Bailey ■ Frank C. Hu ■ Robert F. Vagt ■ Hallie A. Vanderhider

PRIMARY RESPONSIBILITIES
The Management Development and Compensation Committee (the “Compensation Committee”):
■
reviews and approves the performance and compensation of our executive officers;

■
reviews and approves all compensation plans, including employment and severance agreements for our executive officers;

■
identifies and approves goals and objectives relevant to our CEO’s compensation and annually reviews the CEO’s performance against such goals and objectives;

■
oversees and, where required by law, administers benefit plans, incentive-based compensation plans, and other equity-based plans; and

■
reviews the Company’s succession plan for all executive officers.

PRIMARY RESPONSIBILITIES (CONT.)
The Compensation Committee has the sole authority to retain and terminate one or more compensation consultants, independent legal counsel, or other advisors. It may also obtain advice and assistance from internal legal, accounting, human resources, and other advisors. Pursuant to its charter, the Compensation Committee has the power to form and delegate authority to subcommittees and to delegate authority to one or more members of the Compensation Committee or to employees and committees consisting of employees of the Company, subject to applicable rules and regulations.
INDEPENDENCE AND QUALIFICATIONS
Each member of the Compensation Committee is:
■
independent under the Corporate Governance Guidelines and the applicable NYSE listing standards (including the enhanced independence standards for compensation committee members under the NYSE listing standards); and

■
a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Public Policy and Corporate Responsibility Committee	Meetings Held in 2025: 4
MEMBERS ■ Frank C. Hu ■ Vicky A. Bailey ■ Lee M. Canaan ■ Dr. Kathryn J. Jackson ■ Daniel J. Rice IV

PRIMARY RESPONSIBILITIES
The Public Policy and Corporate Responsibility Committee reviews and provides guidance and perspective to management and the Board regarding the Company’s approach, programs, policies, and practices relating to matters of public policy, corporate responsibility, safety, and sustainability.

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Corporate Governance and Board Matters

Board Leadership Structure

We separate the roles of Board Chair and CEO, and our Corporate Governance Guidelines require that our Board Chair be an independent director to aid in the Board’s oversight of management. The Board believes that there are advantages to having an independent director serve as Board Chair, including supporting the independent oversight of the Company, facilitating relations among the Board, the CEO, and other senior management, assisting the Board in reaching consensus on particular strategies and policies, fostering robust evaluation processes, and supporting the efficient allocation of oversight responsibilities between the independent directors and management.
Pursuant to the Company’s Corporate Governance Guidelines, the independent Board Chair has the following responsibilities:
■
presides at all meetings of the Board and at all meetings of the independent directors in executive session;

■
presides at shareholder meetings, including the annual meeting of shareholders, either directly or by designating the Company’s President and CEO to lead the annual meeting;

■
manages the Board to ensure that it operates effectively and encourages active engagement by all the members of the Board;

■
communicates the overall viewpoints and feedback of the Board to the CEO in a manner that respects the confidentiality of individual director viewpoints and feedback, and promotes effective relationships and open communication between individual non-employee directors and the CEO;

■
determines, with the CEO and taking full account of the issues and concerns of all directors, the agenda for meetings of the Board and ensures that there is sufficient time for decision-making by the Board;

■
ensures that members of the Board receive accurate, timely, and clear information, in particular about the Company’s performance, to enable the Board to make sound decisions and provide effective oversight and advice to promote the success of the Company;

■
monitors effective implementation of the Board’s decisions;

■
consults with the Corporate Governance Committee and the CEO to set the annual calendar of topics to be covered at Board meetings, and reviews meeting agendas;

■
provides input to the Compensation Committee in connection with the evaluation of the CEO’s performance;

■
ensures that the performance of each director, the Board, and each of the Board committees is evaluated at least annually;

■
serves as the designated director to speak with major shareholders (when requested) to ensure that the Board develops an understanding of shareholder views and receives, on the Board’s behalf, communications from interested parties;

■
serves in an increased role in crisis management, as appropriate; and

■
establishes and maintains a close relationship of trust with the CEO by providing support and advice while respecting executive responsibility and leadership.

The Board annually appoints the independent Board Chair to serve for a one-year term, but an independent director may serve multiple consecutive terms upon recommendation of the Corporate Governance Committee and approval of the Board. Thomas F. Karam currently serves as our independent Board Chair, a position he has held since the 2025 Annual Meeting.
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Board’s Role in Risk Oversight

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Enterprise Risk Management

The Company primarily manages enterprise risk through an Enterprise Risk Committee, which is chaired by our Chief Legal and Policy Officer and includes each of our executive officers.
The Enterprise Risk Committee meets periodically throughout the year to review, prioritize, and address major risk exposures and to consider new or emerging risks. The results of the risk assessment are reported annually to the Board.
Cybersecurity Risk Oversight

Management of cybersecurity risk remains an important area of focus for our Company. At the management level, we maintain an Enterprise Risk Committee, composed of key members of our senior management, that oversees the identification and management of corporate-level risks, including cybersecurity risks, using the COSO Enterprise Risk Management Framework. Our Enterprise Risk Committee has delegated to our Chief Information Officer primary responsibility for identifying, assessing, and managing cybersecurity-related risks. Our Information Security team, which is led by our Vice President, Information Technology and overseen at the executive level by our Chief Information Officer, manages our enterprise cybersecurity program and is responsible for managing all reported cybersecurity threats and addressing matters relating to cybersecurity risk, information security, and technology risks.
The Board, with a primary focus on policy, oversight, and strategic direction, oversees management’s development and maintenance of the enterprise cybersecurity program and its actions to identify, assess, mitigate, and remediate cybersecurity threats to the Company. The Board has delegated to its Audit Committee primary responsibility for regular oversight of cybersecurity risks at the Board-level, and this delegation is reflected in the Audit Committee’s Charter. Our Chief Information Officer and our Vice President, Information Technology provide regular quarterly reports to the Audit Committee regarding cybersecurity matters and our enterprise cybersecurity program. The Board receives regular reports from the Audit Committee Chair, including with respect to cybersecurity matters, as appropriate. Our Board would be promptly informed upon identification of any material cybersecurity event.
Please refer to Item 1C. Cybersecurity in Part I of our 2025 Annual Report for additional information regarding cybersecurity matters.
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Director Nominations

General Process for Director Nominations
The Corporate Governance Committee identifies and recommends to the Board the requisite skills and characteristics of individuals qualified to serve as members of the Board and recommends to the Board the director nominees for election at each annual meeting of shareholders. The Corporate Governance Committee typically considers new director nominees following the resignation or retirement of a director or to fill an evolving skill or expertise need identified by the Board. The Corporate Governance Committee will consider candidates from a variety of sources, including recommendations from shareholders, directors, and members of management, and has in the past utilized third-party search firms to assist in identifying potential director candidates.
The Corporate Governance Committee evaluates all potential director nominees using the same criteria, regardless of the source of the director nominee. Accordingly, all potential director nominees, including individuals recommended by shareholders for consideration as possible director candidates, are assessed using the guidelines outlined below. Possible director nominees satisfying the guidelines are then further evaluated to identify, in the judgment of the Corporate Governance Committee, the best match for the Board. The Corporate Governance Committee retains the right to modify the guidelines, including the criteria for evaluating the qualifications of potential director nominees, from time to time.
Individual Qualifications
■
Possesses integrity, competence, insight, creativity, and dedication, together with the ability to work with colleagues while challenging one another to achieve superior performance

■
Has attained a prominent position in their field of endeavor

■
Possesses broad business experience

■
Has the ability to exercise sound business judgment

■
Is able to draw on their past experience relative to significant issues facing the Company

■
Has experience in the Company’s industry or in another industry or endeavor with practical application to the Company’s needs

■
Has sufficient time and dedication for preparation and participation in Board and committee deliberations

■
Has no conflict of interest

■
Meets such standards of independence and financial knowledge as may be required or desired

■
Possesses attributes deemed to be appropriate given the then-current needs of the Board

Composition of the Board as a Whole	■ Diverse backgrounds, perspectives, and skills aligned with our business needs ■ Demographic diversity across race and ethnicity, gender, and age
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Shareholder Nominations
Shareholder Recommendations
Shareholders may recommend individuals for consideration as potential director nominees by the Corporate Governance Committee in connection with its ongoing evaluation of Board composition and succession planning. Recommendations should be submitted to the Chair of the Corporate Governance Committee, care of the Company’s Corporate Secretary (see “How do I contact EQT’s Corporate Secretary” below).
Shareholder Director Nominations
A shareholder seeking to nominate an individual for election to the Company’s Board must submit a written notice containing the information required by the Company’s Bylaws. Such notice must be delivered to the Corporate Secretary at the Company’s principal executive offices no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting.
Proxy Access Nominations
Pursuant to Section 1.11 of the Company’s Bylaws, a shareholder, or group of up to 20 shareholders, owning in the aggregate at least 3% of the voting power entitled to vote in the election of directors continuously for at least three years (as of both the date the notice is received by the Company and the record date for the annual meeting), may nominate and include in the Company’s proxy statement director nominees constituting the greater of (i) two directors and (ii) the largest whole number that does not exceed 20% of the Board. To utilize proxy access, the eligible shareholder or shareholder group must expressly elect, at the time of providing the written notice pursuant to Section 1.11 of the Bylaws, to have its nominee included in the Company’s proxy materials. Such written notice must be delivered to the Corporate Secretary at the Company’s principal executive offices no earlier than the close of business on the 150th day and no later than the close of business on the 120th day prior to the one-year anniversary of the date that the Company mailed its proxy statement for the preceding year’s annual meeting, and must include all information required by the Company’s Bylaws.
Additional Information
The foregoing is intended to summarize certain requirements applicable to shareholder recommendations and nominations of director candidates. Shareholders should review the Company’s Bylaws for a complete description of the applicable procedures and requirements. Copies of the Bylaws are available upon written request to the Corporate Secretary.
Our Board Composition
Consistent with our core values, our Board fosters a culture that recognizes the value of diverse backgrounds, skills, and experiences. The Board believes this brings a broad range of perspectives that enhances the quality of dialogue, supports effective decision-making, and strengthens the overall culture in the boardroom.
Our Board benefits from the varied professional backgrounds, skills, and experiences of our directors (see the “Snapshot of Director Nominees” section above for a visual summary of the Board’s collective expertise). In addition, the Board reflects meaningful demographic diversity, with 50% of our director nominees self-identifying as racially, ethnically, or gender diverse.
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We believe our Board benefits from a broad range of backgrounds, skills, and experiences. While we do not have a formal policy addressing diversity, the benefits afforded by including individuals with diverse backgrounds, skills, and experiences continue to be an important consideration in evaluating the Board’s overall composition. We welcome ongoing dialogue on this topic with our investors.
Contacting the Board

Interested parties may communicate directly with members of our Board, individually or as a group, through email or written correspondence, as detailed below.
Interested parties may communicate directly with the Board (and with the independent Board Chair and our other independent directors, individually or as a group) by sending an email to:	independentchair@eqt.com
The Corporate Secretary or an appropriate individual on his staff will receive the communications and promptly deliver the communications to the appropriate director or directors, unless the communications are junk mail, spam, or mass mailings.

Interested parties may also write to the independent Board Chair, the entire Board, any Board committee, or any individual director by addressing such communication to the applicable director or directors, in care of the Corporate Secretary:

Prior to July 1, 2026:
EQT Corporation
c/o Corporate Secretary
625 Liberty Avenue
Suite 1700
Pittsburgh, Pennsylvania 15222
Effective Beginning July 1, 2026:
EQT Corporation
c/o Corporate Secretary
2200 Energy Drive
Canonsburg, PA 15317

Our independent Board Chair serves as the presiding director for each executive session of the non-management directors and of the independent directors. Interested parties may contact our independent Board Chair through email or written correspondence, as detailed above.
Governance Principles

Our Board and senior leadership team believe that strong and effective corporate governance is essential to our overall success. Our Board reviews our major governance policies, practices, and processes regularly in the context of current corporate governance trends, investor feedback, regulatory changes, and recognized best practices. The foundation of our corporate governance program is providing transparent disclosure to all stakeholders on an ongoing and consistent basis, with a focus
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on delivering long-term shareholder value. The following chart provides an overview of our corporate governance structure and processes, including key aspects of our Board operations.
Governance Principle		EQT’s Practice
1	Accountability to shareholders
■
All directors are elected annually, which reinforces our Board’s accountability to shareholders

■
Eligible shareholders that satisfy all applicable requirements may include their director nominees in our proxy materials

2	Proportionate and appropriate shareholder voting rights	■ EQT has one class of voting stock ■ We believe in a “one share, one vote” standard ■ We do not have a “poison pill” ■ We have a majority voting standard for uncontested director elections
3	Regular and proactive shareholder engagement
■
Our investor relations team maintains an active, ongoing dialogue with investors and portfolio managers year-round on matters of business performance and results

■
Our management team engages with our largest shareholders’ governance teams on governance, strategy, compensation, human capital management, and sustainability matters

■
During 2025, our team met with shareholders representing more than 50% ownership of our outstanding shares (as of September 30, 2025)

■
Our directors are available to participate in shareholder engagement when it is helpful or requested

4	Independent Board leadership structure	■ Our Company’s Corporate Governance Guidelines require an independent Board Chair ■ All members of the Audit Committee, Compensation Committee, and Corporate Governance Committee are independent
5	Effective Board policies and practices
■
Our Corporate Governance Guidelines require a majority of our directors to be independent (eight of the 10 director nominees are independent)

■
Our Board is composed of accomplished professionals with deep and diverse experiences, skills, and knowledge relevant to our business, resulting in a high-functioning and engaged Board (a matrix of relevant director skills is presented in our “2026 Proxy Statement Summary” above)

■
The Board seeks to achieve diversity among its members (see “Our Board Composition” above)

■
Each standing Board committee has a charter that is publicly available on the Company’s website and that meets applicable legal requirements and reflects good corporate governance

■
The Company has a Code of Business Conduct and Ethics applicable to all employees (including executive officers) and directors of the Company

■
The Corporate Governance Committee reviews the Company’s governance policies and practices annually and makes recommendations for changes, as appropriate, to the Board

■
All directors attended 75% or more of the combined total of Board and applicable committee meetings in 2025

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Governance Principle		EQT’s Practice

■
The Board’s non-management and independent directors meet regularly in executive session, with the independent Board Chair presiding over all such executive sessions

■
The Board and each of the standing committees engage in meaningful annual self-assessments that involve, among other matters, consideration of individual director performance

■
The Company’s directors are encouraged to participate in continuing educational programs relating to corporate governance and business-related issues, and the Company provides funding and/or reimbursement for these activities

6	Management incentives that are aligned with the long-term strategy of the Company
■
We require robust stock ownership for our directors (five times annual cash retainer), President and CEO (eight times base salary), and other NEOs (three times base salary)

■
Our executive compensation program has historically been well supported by shareholders, as is evidenced by last year’s say-on-pay vote, which received 98% shareholder support

■
The Compensation Committee annually reviews and approves incentive program design, goals, and objectives for alignment with compensation and business strategies and reviews and certifies performance and funding

■
Our compensation philosophy and practices are focused on designing management incentive compensation programs to align incentive compensation opportunity with achieving the Company’s short- and long-term goals and creating long-term shareholder value

The Company maintains a corporate governance page on its website that includes key information about its corporate governance practices, including:
■
A copy of the charter of each standing committee of the Board

■
Our Corporate Governance Guidelines

■
Our Code of Business Conduct and Ethics

■
Our Human Rights Policy

The corporate governance page can be found at ir.eqt.com/investor-relations/governance
The Company will provide copies of its Corporate Governance Guidelines, Code of Business Conduct and Ethics, Human Rights Policy, and any of the Board committee charters to any shareholder, free of charge, upon written request to the Corporate Secretary.
Director Independence

Pursuant to our Corporate Governance Guidelines, a majority of our directors must be independent. For a director to be considered an “independent director,” the Board must annually determine that he or she has no material relationship (other than their service as a director) with the Company (either directly or as a partner, shareholder, or officer of an organization that has a material relationship with the Company). To assist it in determining director independence, the Board established guidelines, which are included in our Corporate Governance Guidelines and conform to the independence requirements under the New York Stock Exchange (“NYSE”) listing standards.
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The Board considers all relevant facts and circumstances in making an independence determination. The Board has determined certain relationships to be categorically immaterial, provided that the director otherwise meets the mandatory independence standards under the NYSE listing standards, as specified in the Company’s Corporate Governance Guidelines.
Based on the independence standards set forth in the Company’s Corporate Governance Guidelines, which are consistent with the independence standards of the NYSE, the Board has determined that the following directors have met such standards and are independent of the Company and its management: Mses. Bailey, Canaan, and Vanderhider, Dr. Jackson and Messrs. Hu, Karam, McCartney, and Vagt. Additionally, the Board determined that each of Mses. Beebe, Carrig, and Powers and Mr. McManus, each of whom served on the Board during 2025 prior to the 2025 Annual Shareholders Meeting, was independent of the Company and its management during their tenures as directors. With respect to Ms. Bailey and Messrs. Karam and Vagt, each of whom previously served as a director of Equitrans prior to the Company’s acquisition of Equitrans in July 2024, in making the affirmative determination that each such director has no material relationship (other than their respective services as directors) with the Company, the Board considered the transactions described under “Related Person Transactions—Equitrans Midstream Corporation Acquisition” in the Company’s 2025 Annual Meeting Proxy Statement.
The Board determined that Mr. Toby Z. Rice (who is an executive officer of the Company) and Mr. Daniel J. Rice IV (who is an immediate family member (brother) of Mr. Toby Z. Rice, an executive officer of the Company) are not independent.
Director ownership of Company stock is encouraged and, consistent with NYSE listing standards, is not in itself a basis for determining that a director is not independent, provided that such ownership may preclude participation on the Audit Committee if its magnitude is sufficient to make the director an “affiliated person” of the Company, as described in the Audit Committee charter. See “Equity-Based Compensation” under the caption “Directors’ Compensation” for a description of the equity ownership guidelines for directors.
During the preceding three fiscal years, the Company made no contributions to any tax-exempt organization of which any independent director of the Company is an executive officer. Except as noted above with respect to the familial relationship of Mr. Daniel J. Rice IV and Mr. Toby Z. Rice, there are no family relationships among our directors and executive officers.
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Related Person Transactions

Review, Approval, or Ratification of Transactions with Related Persons
Under the Company’s Related Person Transaction Approval Policy (the “Related Person Transaction Policy”), management, with the assistance of EQT’s Legal Department, is responsible for determining whether a transaction between the Company and a Related Person (as defined below) constitutes a Related Person Transaction (as defined below). This determination is based on a review of all facts and circumstances regarding the transaction, as well as information provided in the annual director and executive officer questionnaires. Upon determination that a transaction is a Related Person Transaction that has not been approved by the Corporate Governance Committee or the full Board, the material facts regarding the transaction are reported to the Corporate Governance Committee for its review. The Corporate Governance Committee then determines whether to approve, revise, reject, or take other action with respect to the Related Person Transaction.
Under the Related Person Transaction Policy, a “Related Person Transaction” is generally a transaction in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person has a direct or indirect material interest. A “Related Person” is generally any person who is a director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family member (as defined by the SEC) of any of the foregoing persons.
Under the Related Person Transaction Policy, the following transactions are deemed to be automatically pre-approved and do not need to be brought to the Corporate Governance Committee for approval:
■
transactions involving employment of an executive officer by the Company, as long as the executive officer is not an immediate family member of another executive officer or director of the Company and the compensation paid to the executive officer was approved by the Compensation Committee;

■
transactions involving compensation and benefits paid to a director for service as a director of the Company;

■
transactions on competitive business terms with another company in which the only relationship of a director or immediate family member of a director is as an employee or executive officer, a director, or a beneficial owner of less than 10% of that company’s shares, provided that the amount involved does not exceed the greater of   $1,000,000 or 2% of the other company’s consolidated gross revenue;

■
transactions in which the interest of the Related Person arises solely from the ownership of a class of equity securities of the Company, and all holders of that class of equity securities receive the same benefit on a pro rata basis;

■
transactions in which the rates or charges involved are determined by competitive bids;

■
transactions involving the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental regulation;

■
transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

■
charitable contributions, grants, or endowments by the Company or the Company’s charitable foundation to a charitable or non-profit organization, foundation, or university in which a Related Person’s only relationship is as an employee or a director or trustee, if the aggregate amount involved does not exceed the greater of  $1,000,000 or 2% of the recipient’s consolidated gross revenue.

The Related Person Transaction Policy does not limit or affect the application of the Company’s Code of Business Conduct and Ethics and related policies, which require directors and executive officers to
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avoid engaging in any activity or relationship that may interfere, or have the appearance of interfering, with the performance of the directors’ or executive officers’ duties to the Company. Such policies require all directors and executive officers to report and fully disclose the nature of any proposed conduct or transaction that involves, or could involve, a conflict of interest and to obtain approval before any action is undertaken.
Governance Policy for the Management of Potential Conflicts of Interest Involving the Rice Investment Group
BACKGROUND
Messrs. Toby Z. Rice and Daniel J. Rice IV are each a partner in Rice Investment Group L.P. (“RIG”), a multi-strategy fund founded in January 2018 that invests in all verticals of the oil and natural gas sector.
In the months prior to the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”), Mr. Toby Z. Rice was a member of the “Rice Team,” an activist campaign that sought to transform the Company, in part, through management change, including by electing Mr. Toby Z. Rice as President and CEO. During this campaign, the positions of Messrs. Toby Z. Rice and Daniel J. Rice IV as partners in RIG were disclosed and highlighted as a potential source of conflicts by then-incumbent management. At the 2019 Annual Meeting, the Rice Team received the approval of over 80% of the Company’s shareholders, with Messrs. Toby Z. Rice and Daniel J. Rice IV being elected to the Board, and, immediately following the 2019 Annual Meeting, Mr. Toby Z. Rice was named President and CEO.
On July 10, 2019, representatives of RIG reached out to portfolio companies in which RIG held an investment interest and requested that, as a result of the appointment of Mr. Toby Z. Rice as President and CEO of the Company, they voluntarily effect a moratorium on soliciting business with the Company and its subsidiaries until such time as Board-approved governance procedures were developed and implemented. Furthermore, Mr. Toby Z. Rice resigned from all director positions of RIG portfolio companies and relinquished his position on the RIG investment committee.
Given Mr. Toby Z. Rice’s position as a beneficiary of the Rice Energy 2016 Irrevocable Trust, a New Hampshire trust for the benefit of the children and descendants of Daniel J. Rice III and his wife, Kathleen L. Peto (the “Rice Trust”), and the Rice Trust’s limited partner interest in RIG, any transactions between a business in which RIG holds an investment interest or any subsidiaries of such business (a “RIG Portfolio Company”), on the one hand, and the Company or any of its subsidiaries, on the other hand, with a value in excess of  $120,000 may trigger disclosure obligations as related party transactions under the Company’s Related Person Transaction Policy and applicable SEC regulations.
RIG GOVERNANCE POLICY
Consistent with the requirements of our Related Person Transaction Policy and the Company’s Code of Business Conduct and Ethics, and at the direction of the Corporate Governance Committee, we developed, and the Corporate Governance Committee reviewed and approved, the Governance Policy for the Management of Potential Conflicts of Interest Involving the Rice Investment Group (the “RIG Governance Policy”). The purpose of the RIG Governance Policy is to establish appropriate corporate governance procedures designed to ensure that potential conflicts of interest that may arise from time to time by virtue of the business activities of RIG are properly and timely disclosed to the Corporate Governance Committee and, when appropriate, submitted to the Corporate Governance Committee for review and possible approval.
The RIG Governance Policy describes various circumstances in which potential conflicts of interest may arise from time to time in respect of directors, executive officers, employees, and consultants who are partners in RIG (such persons, “RIG Related Persons”) and establishes specific processes and procedures with which all directors, officers, employees, and consultants of the Company must comply.
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The requirements of this policy are intended to be consistent with the requirements of, and to support compliance with, the existing Related Person Transaction Policy and Code of Business Conduct and Ethics.
The RIG Governance Policy implements specific requirements and processes to be followed when we become aware of a potential business relationship proposed to be entered into between the Company or any of its subsidiaries, on the one hand, and a RIG Portfolio Company, on the other hand. The RIG Governance Policy implements procedures designed to promptly identify potential business transactions with RIG Portfolio Companies for escalation to the Corporate Governance Committee, regardless of the dollar amount involved, and implements a periodic review and certification process designed to support compliance with the policy.
In the event that we become aware of a business transaction involving the Company or its subsidiaries, on the one hand, and a RIG Portfolio Company, on the other hand, that was not pre-approved in accordance with the RIG Governance Policy (whether through the periodic review and certification process or otherwise), the transaction will be promptly brought to the attention of the Corporate Governance Committee for review and consideration pursuant to the Related Person Transaction Policy irrespective of the dollar amount involved (i.e., even if less than the $120,000 threshold stated in the Related Person Transaction Policy). Consistent with the Related Person Transaction Policy, the Corporate Governance Committee will consider all relevant facts and circumstances respecting such transaction, and will evaluate all options available to the Company, including ratification, revision, or termination of such transaction, and will take such course of action as the Corporate Governance Committee deems appropriate under the circumstances.
The RIG Governance Policy similarly sets forth procedures supporting the review by the Corporate Governance Committee of pre-existing transactions between the Company or its subsidiaries and a potential new RIG Portfolio Company in which RIG may be seeking to make an investment.
The policy prohibits Mr. Toby Z. Rice from serving (i) on the RIG investment committee and (ii) as a member of the board of directors/board of managers of any RIG Portfolio Company, in each case, until such time as he ceases to serve as an executive officer of the Company.
Consistent with the requirements of the Company’s Code of Business Conduct and Ethics, the RIG Governance Policy also expressly prohibits the RIG Related Persons from holding an interest, whether directly or indirectly through their interest in RIG, in a business that is in competition with the Company, as defined under the RIG Governance Policy. The Corporate Governance Committee regularly reviews the business descriptions of each RIG Portfolio Company, as well as the description of the Company’s business as set forth for purposes of the RIG Governance Policy, to ensure compliance with this requirement.
Transactions with Related Persons
Based on information provided by the Company’s directors and executive officers and assessments by the Company’s management, the Corporate Governance Committee determined that there were no Related Person Transactions in 2025 requiring disclosure in this proxy statement, other than those disclosed below.
RIG COMPANIES
Cold Bore Technology Inc.
In mid-2020, EQT’s Completions Department identified Cold Bore Technology Inc. (“Cold Bore”), a completions optimization technology vendor, as a candidate for a vendor product trial of its Smart Pad product. RIG holds an approximately 19% equity ownership interest in Cold Bore. As required by the RIG Governance Policy, in March 2020, the Company’s Vice President of Completions met with the Company’s Chief Financial Officer and representatives from the Company’s legal, compliance, and operating services departments to review and assess potential benefits to the Company of exploring the proposed product trial. After considering the potential benefits to the Company, this group
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determined that the opportunity to pursue the proposed product trial with Cold Bore should be presented to the Corporate Governance Committee.
Accordingly, in April 2020, the Corporate Governance Committee reviewed and considered the proposed business opportunity with Cold Bore, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, including the potential benefits to the Company of the transaction, the proposed terms of the transaction, and the terms available to unaffiliated third parties generally, and was informed of and considered RIG’s interest in Cold Bore, and determined that it was in the best interest of the Company and its shareholders to approve the Company’s engagement of Cold Bore for the product trial. Following this review and approval by the Corporate Governance Committee, the Company entered into an agreement with Cold Bore for the product trial.
In early 2021, the results of the Cold Bore product trial were presented to and reviewed by the Corporate Governance Committee. After considering the results of the product trial, the Corporate Governance Committee considered a proposed post-trial engagement of Cold Bore for its Smart Pad product. Taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, as noted in the preceding paragraph, the Corporate Governance Committee annually reviewed and approved the engagement of Cold Bore.
In early 2025, the Corporate Governance Committee again reviewed the Company’s engagement of Cold Bore, including the anticipated benefits of the Company’s continued use of Cold Bore’s Smart Pad product and, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, the Corporate Governance Committee approved the continued engagement of Cold Bore by the Company. During 2025, the Company paid Cold Bore consideration in the aggregate amount of approximately $2,544,000.
ComboCurve, Inc.
In mid-2020, EQT’s Asset Performance team identified Inside Petroleum, Inc. (now known as ComboCurve, Inc.) (“ComboCurve”), a vendor for a cloud-based asset management platform supporting, among other things, auto-decline curve analysis, daily calculations, and reserves and economic scenario modeling, as a candidate for a 30-day trial license agreement. RIG holds an approximately 20% equity ownership interest in ComboCurve. As required by the RIG Governance Policy, in July 2020, the Company’s Vice President, Asset Performance, met with the Company’s Chief Financial Officer and representatives from the Company’s legal, compliance, and operating services departments to review and assess potential benefits to the Company of exploring the proposed trial license. After considering the potential benefits to the Company, this group determined that the opportunity to pursue the proposed trial license with ComboCurve should be presented to the Corporate Governance Committee.
Accordingly, in July 2020, the Corporate Governance Committee reviewed and considered the proposed trial license with ComboCurve, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, including the potential benefits to the Company of the transaction, the proposed terms of the transaction, and the terms available to unaffiliated third parties generally, and was informed of and considered RIG’s interest in ComboCurve, and determined that it was in the best interest of the Company and its shareholders to approve the Company’s engagement of ComboCurve for the trial license. Following this review and approval by the Corporate Governance Committee, the Company entered into an agreement with ComboCurve for the trial license.
In October 2020, the Company’s Vice President, Asset Performance, updated the Corporate Governance Committee on the results of the ComboCurve product trial and presented a proposal for the Company to enter into a post-trial license agreement for the Company’s use of the ComboCurve product. The Corporate Governance Committee reviewed the proposed license arrangement, including the anticipated benefits to the Company, and, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, the Corporate Governance Committee approved the Company’s entry into a license with ComboCurve.
The Corporate Governance Committee annually reviewed and approved the Company’s license with ComboCurve, including the anticipated benefits of the Company’s continued use of ComboCurve’s
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licensed product, and, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, the Corporate Governance Committee authorized the annual renewal of the license arrangement with ComboCurve.
In 2024, the Corporate Governance Committee again reviewed the Company’s license with ComboCurve as set forth above, taking into consideration the various factors specified in the Company’s Related Person Transactions Policy, and following such review, the Corporate Governance Committee authorized a two-year renewal of the license arrangement with ComboCurve for 2024 and 2025. During 2025, the Company paid ComboCurve consideration in the aggregate amount of approximately $492,000.
OTHER
Certain immediate family members of Mr. Todd M. James, the Company’s Chief Accounting Officer, are parties to existing leases for natural gas exploration and production previously entered into with the Company prior to Mr. James becoming an employee of the Company. During 2025, pursuant to the terms of these previously existing leases, the Company made royalty payments to these individuals in the aggregate amount of approximately $203,000.
Consistent with the requirements of the Related Person Transaction Approval Policy, the foregoing transactions were reviewed and ratified by the Corporate Governance Committee.
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Directors’ Compensation

Compensation of our non-employee directors is reviewed annually by the Corporate Governance Committee and approved by the Board. No compensation is paid to employee directors for their service as directors. Mr. Toby Z. Rice’s compensation for service as an executive officer is set forth in the “Summary Compensation Table” below.
In October 2024, the Corporate Governance Committee, with support from the independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), conducted a peer company benchmarking review of total compensation for non-employee directors (the “2024 Director Compensation Review”). Specifically, Board and committee cash retainer fees, chair premiums, and long-term equity incentive awards were evaluated using, as the comparative benchmark, levels of total compensation paid to directors of the companies that comprise the Company’s Compensation Peer Group (see the section captioned “Benchmarking” within the Compensation Discussion and Analysis), together with general industry market statistics from Meridian’s internal database for companies in the S&P 500 Index as an additional reference point.
Based on the 2024 Director Compensation Review, the Corporate Governance Committee determined to make the following changes to the design of non-employee director cash compensation for 2025:
■
Non-employee director annual cash retainer amount was increased by $15,000;

■
Independent Board Chair annual cash retainer amount was increased by $15,000;

■
Management Development and Compensation Committee Chair annual cash retainer amount was increased by $5,000;

■
Audit Committee member annual cash retainer amount was decreased by $5,000;

■
Annual cash retainer for service on then-existing special Board committees was decreased by $2,500; and

■
Annual cash retainer for serving as a member (other than as Chair) of each of the Corporate Governance Committee, the Management Development and Compensation Committee, and the Public Policy and Corporate Responsibility Committee was eliminated.

In adopting these changes, the Board concluded that the non-employee director compensation program would serve to remain effective in recruiting and retaining qualified, experienced, and skilled non-employee directors.
Cash Compensation
As a result of the changes for 2025 discussed above, the structure and amount of our 2025 non-employee director cash retainer fees is set forth below.
Non-Employee Director Compensation(1)	2025 ($)
Board member	100,000
Independent Board Chair(2)	165,000
Committee Chairs
Audit Committee	25,000
Management Development and Compensation Committee	20,000
Corporate Governance Committee	15,000
Public Policy and Corporate Responsibility Committee	15,000
Committee member (excluding Chair)
Audit Committee member	5,000
Special committees(3)	2,500

(1)
All annual cash retainer amounts are paid in installments on a quarterly basis.

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Corporate Governance and Board Matters

(2)
The Independent Board Chair retainer is in addition to the cash retainer paid for service as a Board member and is paid in installments on a quarterly basis.

(3)
During 2025, the Board had four special committees: the Special Litigation Committee; the Special Financing Transactions Committee (dissolved in April 2025); the Special Hedge Transactions Committee (dissolved in April 2025); and the Innovation Committee (formed in April 2025). For 2025, non-employee directors serving on the Special Litigation Committee, the Special Financing Transactions Committee, and the Special Hedge Transactions Committee were paid an annual cash retainer fee of $2,500 per special committee (paid in installments on a quarterly basis).

Equity-Based Compensation
Equity-Based Compensation	2025 ($)
Restricted Stock Unit Award	210,000

The Board determined not to make any changes to the value or form of the annual equity-based compensation paid to non-employee directors for 2025. Consistent with 2024, for 2025, the Corporate Governance Committee recommended, and the Board approved, an annual grant of restricted stock units (“RSUs”) to each non-employee director in the amount of  $210,000.
An annual equity grant is made to each non-employee director elected at the Company’s annual shareholders meeting, with this grant made immediately following their election at such meeting. Non-employee directors appointed to the Board mid-year generally receive an equity grant upon joining the Board, the value of which is prorated to reflect their period of service during the year of joining, as part of their compensation for serving on the Board through the date of the next annual shareholders meeting.
Accordingly, on April 16, 2025, each non-employee director elected at the 2025 Annual Meeting received a grant of 4,070 RSUs (the “2025 Grant”). The 2025 Grant was determined by dividing (x) the $210,000 annual grant value by (y) an amount equal to the average of the closing stock price of the Company’s common stock on each trading day within the 30 calendar day period preceding April 15, 2025 ($51.63) and rounding the result up to the nearest 10 shares. The 2025 Grant will vest upon the occurrence of the 2026 Annual Meeting and is subject to forfeiture if a director voluntarily ceases to serve on the Board prior to that date.
Each RSU is equal in value to one share of Company common stock. Unvested RSUs do not have voting rights. Any dividends paid on shares of the Company’s common stock are credited quarterly in the form of additional RSUs. Non-employee directors may elect to defer payment of their RSUs under the Company’s director deferred compensation plan, which is discussed below.
Equity Ownership Guidelines for Directors
Our equity ownership requirements for non-employee directors must be satisfied within five years of joining the Board	5 times annual cash retainer
The non-employee directors are subject to equity ownership guidelines, which require them to hold shares (or share equivalents, including deferred stock units and RSUs) with a value equal to five times the annual cash retainer. Once the target level of ownership is achieved by a director, that individual will not be expected to acquire additional shares in the event the Company’s stock price decreases, provided that the underlying number of shares held by the individual at the time of achieving compliance with the equity ownership guidelines has not been reduced. Under the guidelines, directors have up to five years from joining the Board to satisfy the ownership guidelines. As of the date of this proxy statement, each non-employee director had satisfied the Company’s equity ownership guidelines or was on track to satisfy the guidelines within the five-year ramp-up period.
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Director Deferred Compensation
The Company has deferred compensation plans for non-employee directors. Prior to January 1, 2020, stock units awarded to non-employee directors were automatically deferred under the Company’s 2005 Directors’ Deferred Compensation Plan (“2005 DDCP”).
Non-employee directors may elect (but are not required) to defer distribution of shares upon vesting of their RSUs under the 2005 DDCP. Non-employee directors may also elect to defer up to 100% of their annual cash retainers and fees into the 2005 DDCP and receive an investment return on the deferred funds as if the funds were invested in Company common stock or permitted mutual funds.
Prior to the deferral, plan participants must irrevocably elect to receive the deferred funds either in a lump sum or in equal annual installments. Deferred funds for which directors have elected to receive an investment return as if the funds were invested in Company common stock are distributed in shares of common stock on the distribution date. Distributions of deferred stock units and/or fees are made or, if applicable, commence following termination of service as a director. The directors’ deferred compensation accounts are unsecured obligations of the Company. For 2025, Ms. Carrig and Messrs. Hu and D. Rice deferred receipt of payment of cash retainer fees under the 2005 DDCP.
Additionally, Ms. Bailey and Messrs. Karam, D. Rice and Vagt hold deferred stock units in the legacy Equitrans Midstream Corporation Directors Deferred Compensation Plan (the “Equitrans DDCP”). The Equitrans DDCP was frozen as of the closing of the Company’s acquisition of Equitrans, but previously operated similarly to the 2005 DDCP.
Other
■
All directors are eligible to participate in the Matching Gifts Program of the EQT Foundation. Under this program, the EQT Foundation will match gifts of at least $100 made by a director to eligible charities, up to an aggregate total of $50,000 per director in any calendar year.

■
The Company reimburses directors for reasonable and customary travel and related expenses in connection with attending Board and committee meetings and related business activities.

■
The Company also provides non-employee directors with $20,000 of life insurance and $250,000 of travel accident insurance while traveling on business for the Company.

The table below shows the total 2025 compensation of the Company’s non-employee directors.
2025 Directors’ Compensation Table
Name	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Ms. Bailey	110,664	206,512	43	317,219
Ms. Beebe(1)	77,861	—	10,043	87,904
Ms. Canaan	128,942	206,512	43	335,497
Ms. Carrig(1)	35,598	—	10,043	45,641
Mr. Hu	122,498	206,512	47,043	376,053
Dr. Jackson	105,000	206,512	8,243	319,755
Mr. Karam	217,308	206,512	43	423,863
Mr. McCartney	117,774	206,512	20,043	344,329
Mr. McManus(1)	34,877	—	10,043	44,920
Ms. Powers(1)	31,272	—	43	31,315
Mr. D. Rice	100,721	206,512	43	307,276
Mr. Vagt	105,000	206,512	50,043	361,555
Ms. Vanderhider	103,219	206,512	10,043	319,774

(1)
Mses. Beebe, Carrig, and Powers and Mr. McManus did not stand for reelection at the 2025 Annual Meeting.

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(2)
Includes annual Board and committee cash retainers and Board and committee chair fees, as applicable, some of which were deferred at the election of the director.

(3)
Amounts in the Stock Awards column represent the grant date fair value of the 4,070 RSUs granted to each non-employee director on April 16, 2025, following his or her election at the 2025 Annual Meeting. The award grant date fair values shown in the table have been determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, using the assumptions described in Note 14 to EQT’s Consolidated Financial Statements, which is included in our 2025 Annual Report. Details regarding these director RSU grants are provided in the narrative above under “Equity-Based Compensation.”

As of December 31, 2025, each non-employee director (other than Mses. Beebe, Carrig and Powers and Mr. McManus, who retired from the Board at the 2025 Annual Meeting) owned 4,105 unvested RSUs (which amounts include accrued dividends). Additionally, the aggregate number of previously awarded deferred stock units, including accrued dividends thereon, outstanding and held by each director through the EQT Corporation Directors Deferred Compensation Plan as of December 31, 2025 is set forth below:

Ms. Bailey	40,308	Mr. McCartney	14,890
Ms. Canaan	62,187	Mr. D. Rice	81,607
Mr. Hu	28,601	Mr. Vagt	8,408
Dr. Jackson	25,409	Ms. Vanderhider	25,409
Mr. Karam	4,113
In addition to the amount of deferred stock units set forth in the above table, as of December 31, 2025, the following directors held deferred stock units, including accrued dividends thereon, through the Equitrans Midstream Corporation Directors Deferred Compensation Plan:

Ms. Bailey	66,618	Mr. D. Rice	1,747
Mr. Karam	1,747	Mr. Vagt	51,242

(4)
This column reflects:

(i)
annual premiums paid for life insurance and travel accident insurance policies of  $43 per director; and

(ii)
the following matching gifts made to qualifying organizations under the EQT Foundation’s Matching Gifts Program:

Ms. Beebe	10,000	Mr. McCartney	20,000
Ms. Carrig	10,000	Mr. McManus	10,000
Mr. Hu	47,000	Mr. Vagt	50,000
Dr. Jackson	8,200	Ms. Vanderhider	10,000
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Proposal 2―Advisory Vote to Approve Named Executive Officer Compensation

At the 2026 Annual Meeting of Shareholders, shareholders will be asked to vote on a non-binding resolution to approve the compensation of the named executive officers listed in the Summary Compensation Table (“Say-on-Pay”).
When casting your vote, we encourage you to review and consider the detailed information in the Compensation Discussion and Analysis (“CD&A”) below, which highlights that the Company’s executive compensation program is designed to:
■
attract and retain the highest quality named executive officers;

■
directly link pay to Company performance; and

■
build value for the Company’s shareholders.

Consistent with these objectives, the Company’s program:
■
provides total compensation opportunities at levels that are competitive in its industry;

■
ties a significant portion of each named executive officer’s compensation to individual performance and achievement of the Company’s business objectives; and

■
closely aligns the interests of the Company’s named executive officers with the interests of shareholders.

The Company’s executive compensation program is designed to reward strong performance, and the Company believes that the 2025 compensation of its named executive officers reflects the Company’s strong financial and operational results and strategic actions. This non-binding “Say-on-Pay” proposal provides shareholders with the opportunity to express their views on the overall compensation of the Company’s named executive officers and the Company’s compensation philosophy and practices, as required by Section 14A of the Exchange Act.
The Board recommends an advisory vote FOR the following resolution:
“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers for 2025, as discussed and disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables, and any related material disclosed in this proxy statement.”
The Say-on-Pay vote is advisory and not binding on the Company, the Compensation Committee, or the Board. However, the Board and the Compensation Committee value shareholder feedback and, if a significant number of votes are cast against the compensation of the named executive officers, the Compensation Committee and Board will consider the concerns expressed and evaluate whether any responsive actions are appropriate. However, neither the Board nor the Compensation Committee is required to take any action as a result of the Say-on-Pay vote.
The Board has adopted a policy providing for annual say-on-pay advisory votes and the Company intends to hold a “say-on-pay” vote every year, consistent with the preference indicated by shareholders pursuant to the most recent advisory vote on the frequency of the say-on-pay vote, which was held at the Company’s 2023 Annual Meeting of Shareholders. Unless the Board modifies the Company’s policy, the next say-on-pay advisory vote will be held at the Company’s 2027 Annual Meeting of Shareholders. The next advisory vote on the frequency of the say-on-pay vote will occur at the Company’s 2029 Annual Meeting of Shareholders.
The Board of Directors recommends a vote FOR Proposal 2―Advisory Vote to Approve Named Executive Officer Compensation
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EXECUTIVE COMPENSATION CONTENTS
43	COMPENSATION DISCUSSION AND ANALYSIS
43	Executive Summary
43	■ 2025 Business Highlights
44	■ Compensation Philosophy Highlights
44	■ Named Executive Officers
44	■ 2025 Compensation Highlights
46	■ 2025 Compensation Program Highlights
48	■ Consideration of Say-on-Pay and Feedback from Shareholder Engagement
49	■ Frequency of our Shareholder Advisory Vote on Say-on-Pay
49	■ Executive Compensation Program Framework for 2026
50	Compensation Philosophy
50	■ Overall Compensation Philosophy
51	■ Annual Incentive Compensation Philosophy
51	■ Long-Term Incentive Compensation Philosophy
52	The Compensation Process
52	■ Establishing Target Total Direct Compensation
52	■ Establishing and Administering the STIP and LTIP
52	■ Delegation of Grant Authority
52	■ Role of the Independent Compensation Consultant
53	■ Role of Senior Management
54	Determining Compensation
54	■ Elements of 2025 Compensation Program
55	■ Setting Target Total Direct Compensation for 2025
55	■ Benchmarking
57	■ 2025 Compensation Benchmarking Peer Group
58	2025 Compensation Decisions
58	■ 2025 Compensation Mix
58	■ 2025 Base Salary
59	■ 2025 Annual Incentives
59	■ Midyear Compensation Review
60	■ 2025 Annual Incentive Program Design and Funding
63	■ 2025 Long-Term Incentive Program Design
65	■ Named Executive Officers’ 2025 Long-Term Incentive Awards
66	■ Certification Of Performance Under Previously Awarded Long-Term Incentive Programs
66	Other Compensation Components
66	■ Health and Welfare Benefits
66	■ Retirement Programs
66	■ Perquisites
67	■ Executive Severance Plan
67	■ Excise Tax Provisions
67	■ Equity Ownership Guidelines
68	■ EQT Corporation Clawback Policy
69	Compensation Committee Report
70	Compensation Policies and Practices and Risk Management
70	■ Risk Management Assessment
70	■ Corporate Stock Trading Policy and Prohibition on Hedging and Pledging of EQT Securities
71	■ Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
72	Compensation Tables
72	Summary Compensation Table
73	2025 Grants of Plan-Based Awards Table
74	Outstanding Equity Awards at Fiscal Year-End
75	Option Exercised and Stock Vested
75	Pension Benefits and Non-Qualified Deferred Compensation
75	Potential Payments upon Termination of Change of Control
75	■ Payments Pursuant to Executive Severance Plan
77	■ Payments Pursuant to Company Plans
79	■ Payments Triggered upon Hypothetical Termination of Employment or Change of Control on December 31, 2025
83	Pay Versus Performance
88	Pay Ratio Disclosure

NOTE REGARDING NON-GAAP SUPPLEMENTAL FINANCIAL MEASURES
The CD&A contains references to the Company’s free cash flow per share and other performance measures that have not been calculated in accordance with generally accepted accounting principles (“GAAP”), which are also referred to as non-GAAP supplemental financial measures. These non-GAAP supplemental financial measures are referenced in this CD&A as performance targets under the Company’s 2025 annual incentive plan. Attached as Appendix A to this proxy statement is a
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reconciliation of the Company’s free cash flow per share with the Company’s net cash provided by operating activities (the most directly comparable GAAP financial measure), as well as definitions and other important disclosures regarding non-GAAP financial measures, including how such measures are calculated from the Company’s audited financial statements.
Compensation Discussion and Analysis

This CD&A explains our compensation philosophy and discusses our compensation programs and the decisions that drove 2025 compensation for our named executive officers (our “NEOs”). References throughout this CD&A to the “Committee” refer to the Management Development and Compensation Committee of the Board. The Committee is comprised exclusively of independent, non-employee directors and is responsible for decisions relating to compensation of the Company’s executive officers.
Executive Summary
2025 BUSINESS HIGHLIGHTS
In 2025, our performance reflected a sustained focus on operational excellence and value creation for our shareholders.
These were some of our performance highlights for 2025:
■
Achieved sales volume of 2,382 Bcfe, with an average realized price of  $3.19 per Mcfe.

■
Generated $5.1 billion of net cash provided by operating activities and $2.9 billion of free cash flow.(1)

■
Successfully completed the Olympus Energy Acquisition.

■
Increased total proved reserves by 1,782 Bcfe, or 7%, compared to 2024.

■
Successfully retired $1.4 billion aggregate principal of senior notes.

■
Distributed $390 million in aggregate dividends to our shareholders.

■
Increased quarterly base dividend by 5% to $0.165 per share ($0.66 per share annualized).

(1)
Free cash flow is a non-GAAP financial measure. See Appendix A for the definition and reconciliation of, and other important information regarding, this non-GAAP financial measure.

Please refer to the “EQT Business Highlights” section above for further discussion of our 2025 business highlights.
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COMPENSATION PHILOSOPHY HIGHLIGHTS
EQT’s culture is grounded in our core values of Trust, Teamwork, Heart and Evolution. Our compensation philosophy is intended to reinforce these values and promote performance aligned with them. We believe our compensation program:
A more detailed discussion of each aspect of EQT’s compensation philosophy, including how it drives compensation program design, is provided under “Compensation Philosophy” below.
NAMED EXECUTIVE OFFICERS
The Company’s NEOs for 2025 are listed below. This CD&A describes the Company’s 2025 compensation programs and their components for these NEOs.

TOBY Z. RICE	JEREMY T. KNOP	J.E.B. BOLEN	SARAH FENTON	WILLIAM E. JORDAN
President and Chief Executive Officer	Chief Financial Officer	Executive Vice President Operations	Executive Vice President Upstream	Chief Legal and Policy Officer
2025 COMPENSATION HIGHLIGHTS
In designing the Company’s compensation program for 2025, the Committee maintained continuity with the overall structure of the Company’s 2024 compensation program. At the same time, consistent with its continuing focus on aligning incentive compensation with the Company’s strategic priorities, the Committee made targeted updates to the performance measures under the Company’s annual cash incentive plan for 2025.
An overview of updates to the performance measures under the Company’s 2025 incentive compensation programs is provided below. Further discussion of our incentive compensation programs can be found in the “2025 Annual Incentives” and “2025 Long-Term Incentive Awards” sections of this CD&A below.
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2025 Short-Term Incentive Plan Updates
We refer to our annual cash incentive plan for 2025 as our “2025 Short-Term Incentive Plan” or “2025 STIP.”
In designing the 2025 STIP, the Committee evaluated the continued appropriateness of the performance measures used under the prior year’s short-term incentive plan and considered potential enhancements to the plan design. The Committee’s objective was to ensure that the 2025 STIP performance measures were optimally aligned with the priorities of the Company’s shareholders and the key objectives and expected outcomes of the Company’s 2025 business plan. In this process, the Committee also considered significant developments in the Company’s business during 2024, including the Company’s integrated business model following its acquisition of Equitrans Midstream Corporation in July 2024.
In selecting performance measures for the 2025 STIP, the Committee focused on metrics that are directly tied to the Company’s core business plan objectives and that investors often use when assessing Company performance. The Committee sought to establish a balanced mix of performance measures with limited overlap, so that performance on any single measure would not have a disproportionate or cascading effect on overall incentive outcomes. In addition, the Committee evaluated the proposed performance measures and relative weightings in the context of incentive plan designs used by the Company’s benchmarking peers. As described in greater detail below, these considerations culminated in the following performance measures and weightings under the 2025 STIP:
■
Free cash flow per share (30%);

■
Capital expenditures (20%);

■
Cash operating costs per Mcfe (20%);

■
Environmental, health and safety intensity (20%); and

■
Production (10%).

Free Cash Flow per Share Remained our Most Heavily-Weighted Performance Measure
Consistent with these considerations, the Committee maintained free cash flow per share as the most heavily weighted performance measure under the 2025 STIP. Performance on this measure accounts for 30% of the total 2025 STIP pool funding, reflecting the continued importance of free cash flow generation to the Company’s shareholders.
Culture Focused on Environmental, Health and Safety
Also consistent with the prior year, and aligned with our culture of executing with a focus on strong environmental, health and safety (“EHS”) performance, the Committee allocated 20% of the 2025 STIP pool funding to the Company’s EHS intensity performance measure. This weighting reflects our ongoing focus on driving strong, consistent safety and environmental performance across our operations.
Enhancements to STIP Plan Design for 2025
As part of the 2025 STIP design, the Committee recognized that achieving the Company’s annual production plan is a key metric evaluated by investors. Accordingly, the Committee added production as a performance measure under the 2025 STIP, with production representing 10% of the 2025 STIP pool funding.
At the same time, the Committee recognized the importance of effective expense management to investors and included two cost-focused performance measures: capital expenditures (measured in total dollars) and cash operating costs (measured on a dollars per Mcfe(1) basis). Each of these measures represents 20% of the 2025 STIP pool funding.
The Committee viewed cash operating costs as an effective, comprehensive measure of the Company’s performance in managing operating expenses. As a result, this measure replaced three performance
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measures used under the 2024 STIP-adjusted gross G&A expense per Mcfe, cash operating margin, and finding and development costs. The Committee concluded that emphasizing capital expenditures and cash operating costs under the 2025 STIP maintains a strong focus on disciplined expense management while simplifying the overall plan design and enhancing transparency and understandability for both investors and employees.
The Committee believes that this overall mix of performance measures appropriately aligns 2025 annual incentive compensation opportunities with the Company’s key business plan objectives and the interests of its shareholders.
2025 COMPENSATION PROGRAM HIGHLIGHTS
The following table provides key highlights for our 2025 compensation program.
2025 Short-Term Incentive Program (Annual Cash Incentive Plan)
80% of payout based on achieving key financial and operating performance goals
■
80% of the 2025 short-term incentive program (“STIP”) funding is linked to achievement of financial and operational performance measures that align with our key strategic objectives, as follows:(1)

 ✓
Free cash flow per share (30%)

 ✓
Capital expenditures (20%)

 ✓
Cash operating costs per Mcfe (20%)

 ✓
Production (10%)

■
The Committee selected these performance measures to align executive compensation opportunities with achievement of key business plan objectives

20% of payout based on achieving environmental, health and safety performance goals
■
20% of 2025 STIP funding is linked to achievement of environmental, health and safety (“EHS”) intensity performance goals

■
The Committee selected this metric to align executive compensation opportunities with achievement of key EHS goals during 2025

(1)
See Appendix A to this proxy statement for the definitions and reconciliations of, and additional information about, these non-GAAP performance measures.

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2025 Long-Term Incentive Program (Long-Term, Time-Based and Performance-Based Equity Awards)
Encourages retention and measures performance against a mix of absolute and relative total shareholder return goals
■
Our long-term incentive program (“LTIP”) includes two award types—time-based restricted stock units (“RSUs”) (weighted 40%) and performance-based incentive performance share units (“PSUs”) (weighted 60%)

■
Our 2025 Incentive PSU Program measures performance against a matrix of absolute and relative total shareholder return (“TSR”) performance goals established by the Committee

■
Directly links long-term incentive opportunity with achieving a combination of strong absolute shareholder returns and outperformance against our peers

■
Tracks a three-year performance period, commencing January 1, 2025 and ending December 31, 2027

■
Designed to be consistent with observed market trends, based on input from the Committee’s independent compensation consultant and investor feedback

■
Payout is capped to limit maximum possible payouts and mitigate compensation-related risk (capped at 2.0x for 2025 PSUs)

Other 2025 Compensation Highlights
Equity for all
■
An important element of our compensation philosophy is broad employee equity ownership

■
Since 2021, we have maintained our “equity for all” program, under which every permanent employee of the Company (including those employees who, prior to 2021, were not previously eligible to receive equity as part of their total compensation) receives an annual grant of a long-term equity incentive award in the form of RSUs having a grant value of at least $5,000 (this grant is in addition to, and was not instituted in lieu of, existing compensation)

■
The Committee believes this “equity for all” compensation program affords multiple benefits to the Company by:

 ✓
ensuring that all permanent employees receive equity-based compensation as part of their total compensation opportunity;

 ✓
serving as an additional, meaningful way to recognize the contributions of all employees, whose efforts drive our success as an organization; and

 ✓
aligning the interests of our entire workforce with the interests of our shareholders and our goal of achieving long-term value creation

■
The Committee and management believe that the “equity for all” program enhances our shared culture of success and affords all employees an opportunity to become owners of our Company and share in the financial benefits of the Company’s success

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CONSIDERATION OF SAY-ON-PAY AND FEEDBACK FROM SHAREHOLDER ENGAGEMENT
During 2025, Company management and the Committee continued to seek and consider feedback from our shareholders on a range of topics, including our executive compensation programs. The Committee considers this feedback when designing the Company’s executive compensation programs. For a discussion of the Company’s shareholder outreach and engagement efforts, please refer to the discussion under “Shareholder Engagement.”
The Committee also considered the results of the Company’s most recent advisory say-on-pay vote. At the Company’s 2025 Annual Meeting of Shareholders, more than 98% of the votes cast were in favor of the 2024 compensation paid to the Company’s named executive officers, reflecting strong shareholder support for the Company’s executive compensation program.
The Committee also observed a continued trend of consistent, strong shareholder support for the Company’s executive compensation programs, with shareholders voting to approve the Company’s say-on-pay proposal at a rate at or above 98% in each of the past five years.
Accordingly, the Committee did not make specific changes to the executive compensation program in response to the say-on-pay vote results in 2025. The Committee will, however, continue to evaluate the Company’s executive compensation programs, considering shareholder feedback, including future say-on-pay vote results.
The Committee invites our shareholders to communicate any concerns or opinions on executive pay directly to it or to our Board. See “Contacting the Board” under “Corporate Governance and Board Matters” for information about communicating with the Committee and the Board.
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FREQUENCY OF OUR SHAREHOLDER ADVISORY VOTE ON SAY-ON-PAY
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that at least once every six years companies ask their shareholders how often they would like to be presented with the “say-on-pay” advisory vote on named executive officer compensation.
At our 2023 Annual Shareholders Meeting, our shareholders voted in favor of the annual inclusion of a say-on-pay proposal in our proxy statement, and the Committee determined that the Company will hold the “say-on-pay” advisory vote on executive compensation each year until the next shareholder advisory vote on the frequency of say-on-pay proposals, which will be held in 2029.
EXECUTIVE COMPENSATION PROGRAM FRAMEWORK FOR 2026
For 2026, the Committee determined to maintain the existing performance framework for the Company’s long-term and annual incentive programs.
With respect to the 2026 Incentive PSU Program, performance will continue to be measured based on a combination of absolute and relative TSR, evaluated using a performance matrix over a three-year performance period ending December 31, 2028. The Committee believes this design reinforces management’s focus on delivering sustained long-term value for the Company and its shareholders.
The Committee also determined to maintain the same performance measures for the 2026 STIP, specifically: (i) free cash flow per share (30%); (ii) capital expenditures (20%); (iii) cash operating costs (20%); (iv) environmental, health and safety intensity (20%); and (v) production (10%). The Committee believes these metrics effectively align annual incentive opportunities with the key objectives of the Company’s 2026 business operating plan.
Consistent with our compensation philosophy, the Committee again approved the continuation of the Company’s “equity for all” program for 2026.
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Compensation Philosophy
In designing the executive compensation program for 2025, the Committee maintained the Company’s overall compensation philosophy and continued to emphasize the alignment of incentive compensation opportunities with the Company’s business objectives and strategic priorities.
OVERALL COMPENSATION PHILOSOPHY
The Company’s compensation philosophy is based on the following guiding principles:
Guiding Principle		How It Drives Our Compensation Program Design
1	Compensation program should align with shareholder success and feedback
■
Payouts under the incentive PSU program of our LTIP are based on a matrix of absolute and relative TSR over a three-year performance period, linking incentive opportunity with the creation of long-term value for shareholders

2	Compensation methods should align the workforce with the performance of the business
■
Low-cost operator―leverage technology and planning to drive operating efficiencies

■
Strengthen the Company’s balance sheet―incentivize a focus on free cash flow generation and paying down debt

■
Maximize shareholder value through capital allocation―incentivize a focus on full cycle returns, free cash flow generation, and lower capital expenditures

80% of the 2025 STIP funding was linked to financial and operational performance measures that align with key strategic objectives:
 ✓
Free Cash Flow Per Share

 ✓
Capital Expenditures

 ✓
Cash Operating Costs per Mcfe

 ✓
Production

		■ Solidify our commitment to being a good neighbor, operating responsibly, and focusing on employee safety	20% of the 2025 STIP funding was linked to environmental, health, and safety measures, measured through EHS Intensity performance
3	Compensation plan should be easy to administer	■ For 2025, our LTIP includes only two award types, with a consistent award mix applied to all NEOs:
		Type of Award	Mix for All NEOs
		Restricted Stock Units	40%
		Incentive Performance Share Units	60%
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ANNUAL INCENTIVE COMPENSATION PHILOSOPHY
Guiding Principle		How It Drives Our Compensation Program Design
4	Annual incentive performance metrics should be easy to measure and easy to explain
■
Performance metrics are quantifiable

■
Our digital work environment affords employees visibility into Company performance, increasing the incentive impact of the Company’s compensation programs on performance

5	Annual incentive performance metrics should be within the control of employees	■ STIP metrics are designed to ensure performance is impacted by employee actions during the annual performance period
LONG-TERM INCENTIVE COMPENSATION PHILOSOPHY
Guiding Principle		How It Drives Our Compensation Program Design
6	Long-term incentive program should be market-aligned
■
The Committee, guided by its independent compensation consultant, utilizes compensation peer group benchmarking data to ensure alignment of program design and practices with prevailing market practices

■
The Committee recognizes the importance to our shareholders of maintaining a focus on achieving absolute returns

■
The Committee applied a performance matrix for 2025 that reflects an appropriate balance of relative and absolute TSR and continued to apply this approach in the design of the LTIP for 2026

7	Performance measures represent keys to long-term value creation
■
Since 2021, payouts under the incentive PSU program of our LTIP have been linked to shareholder returns, based on a matrix of absolute and relative performance, over a three-year performance period

■
The Committee believes performance measures under the incentive PSU program of our LTIP are aligned with shareholder feedback and focus the Company’s executive team on enhancing shareholder returns over a longer-term, three-year performance period through successful execution of the Company’s strategy

8	Broad long-term incentive eligibility enables all employees to participate in ownership of the Company
■
Every permanent employee of the Company receives a long-term equity incentive grant in the form of RSUs having an award target value of $5,000 under our “equity for all” program

■
The “equity for all” grant represents a special, discretionary grant to employees who, prior to 2021, were not previously participants in the Company’s LTIP; these grants are in addition to, and not in lieu of, existing compensation for these employees

■
Recognizing the success of this program, the Committee has continued the program each year since its inception, including in 2025 and again in 2026

■
All 2025 RSUs and incentive PSUs were granted under the shareholder-approved EQT Corporation 2020 Long-Term Incentive Plan and will be settled upon vesting in shares of Company common stock

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The Compensation Process
ESTABLISHING TARGET TOTAL DIRECT COMPENSATION
In fulfilling its responsibilities with respect to the compensation of our NEOs, the Committee establishes the target total direct compensation by setting base salaries and annual and long-term incentive targets.
ESTABLISHING AND ADMINISTERING THE STIP AND LTIP
Each year, the Committee approves the design of the Company’s annual short-term incentive plan (“STIP”) and long-term incentive plan (“LTIP”). This includes establishing performance measures and metrics (including threshold, target, and maximum levels), target payout opportunities, and, with respect to the performance-based equity component of the LTIP, the applicable performance measures, performance peer group, and potential payout levels. The Committee’s deliberations occur over the course of multiple meetings and include input from management (other than with respect to discussions regarding their own compensation) and the Committee’s independent compensation consultant.
Following its approval of the incentive plans, the Committee receives regular updates throughout the year regarding the Company’s performance relative to the applicable performance measures under the annual STIP, as well as with respect to all outstanding performance-based LTIP awards.
At the conclusion of each applicable performance period, the Committee reviews and certifies the levels at which the performance measures were satisfied and approves the amount of incentive award payable to each NEO.
DELEGATION OF GRANT AUTHORITY
The Committee has delegated to Mr. Toby Z. Rice, in his capacity as a director, the authority to authorize the grant of a limited and specified number of RSUs to:
■
Newly-hired or recently-promoted employees on the condition that no award exceeds the 50th percentile of the market long-term incentive compensation target in value when taken together with any other related grants awarded to a grantee in the same calendar year; and

■
employees who participate in the Company’s educational assistance program, on the condition that no individual award exceeds 1,000 shares and provided that the recipient does not otherwise participate in our current long-term incentive award program.

Mr. Rice may not authorize the grant of any awards to an executive officer, or to any “officer” for purposes of Rule 16b-3 promulgated under the Exchange Act, of the Company. Additionally, all such awards must be made on standard terms approved by the Committee and are reported to the Committee for informational purposes at the next regular meeting of the Committee.
The Committee has not delegated its authority to grant equity to any other executive officer.
ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT
The Committee has the sole authority to hire, terminate, and approve fees for compensation consultants, independent legal counsel, and other advisors as it deems necessary to assist in fulfilling its responsibilities. The Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant for 2025 compensation decisions applicable to our NEOs. Meridian reports directly to the Committee.
Meridian provides the Committee with market data and counsel regarding executive officer compensation programs and practices (collectively, the “Compensation Consultant Services”), including:
■
competitive benchmarking;

■
peer group identification and assessment;

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■
advice and market insight as to the form of, and performance measures for, annual and long-term incentive compensation;

■
marketplace compensation trends, both generally and within the Company’s industry; and

■
advice regarding the Company’s annual review of compensation risk.

As part of the Compensation Consultant Services, Meridian also provides the Corporate Governance Committee of the Board with market data and competitive benchmarking for the Company’s non-employee director compensation program.
Representatives of Meridian do not make recommendations on, or approve, the amount of compensation for any executive officer. The Committee may request information or advice directly from representatives of Meridian and may direct management to provide information to representatives of Meridian. Representatives of Meridian regularly interact with members of the Committee, both during and outside of Committee meetings.
The Committee considered the services provided by Meridian, as well as informational responses provided by Meridian to the Committee on topics relevant to assessing Meridian’s relationship with the Company and its management team and determined that such services do not compromise Meridian’s independence as the Committee’s independent compensation consultant. Other than the Compensation Consultant Services, Meridian did not perform any other services for the Company, and, accordingly, no fees were paid for any additional services in 2025.
ROLE OF SENIOR MANAGEMENT
The Company’s senior management participates in ongoing dialogue with the Committee and its independent compensation consultant regarding compensation and plan design. Management provides input relevant to plan design due to its direct involvement in, and knowledge of, the business plan and goals, strategies, experiences, and performance of the Company. Management’s ideas are reviewed with the independent compensation consultant and the Committee. The Committee engages in active discussions with the CEO and the Chief Human Resources Officer of the Company concerning (i) who should participate in programs and at what levels, (ii) which performance measures should be used, (iii) the determination of performance targets, and (iv) whether and to what extent performance measures for the previous year have been achieved. The Company’s CEO and representatives of the Company’s Human Resources and Legal Departments regularly attend Committee meetings. The Committee regularly meets in executive session without any member of management present. The CEO and Chief Human Resources Officer do not participate in decisions relating to their own compensation.
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Determining Compensation
ELEMENTS OF 2025 COMPENSATION PROGRAM
The following table highlights the key elements of our 2025 executive compensation program. Base salaries and annual and long-term incentive awards comprise total target direct compensation for our NEOs.
	Element	Form of Compensation for 2025	Description	Highlights for 2025 Program
FIXED	1 Base Salary	Cash	Provides base compensation for day-to-day performance of job responsibilities
■
Our CEO continued to accept a base salary of  $1 for the entirety of 2025 and, during his tenure at EQT, which began in 2019, has never taken a base salary of over $1

■
Base salaries for other NEOs reflect the Committee’s consideration of competitive market data, individual performance, and strategic importance of the role

PERFORMANCE-BASED, VARIABLE	2 Annual Incentives	Cash	Rewards performance during the year based on achieving annual performance goals established by the Committee
2025 STIP pool funding was based upon specific, defined performance measures:
■
Free cash flow per share (30%)

■
Capital expenditures (20%)

■
Cash operating costs per Mcfe (20%)

■
EHS intensity (20%)

■
Production (10%)

	3 Long-Term Incentives	■ RSUs ■ PSUs	■ Encourages retention and improvement in the long-term performance of the Company ■ Aligns the financial interests of our NEOs with those of our shareholders
■
2025 LTIP awards for NEOs consisted of 60% PSUs and 40% RSUs

■
2025 PSUs are tied to performance on a combination of absolute and relative total shareholder return performance over a three-year performance period

■
2025 RSUs vest pro rata over a three-year period on each anniversary of the grant date

	4 Other Compensation	■ Employee benefit plans and programs that are generally available to all employees, with enhanced executive physical exam benefits ■ Limited perquisites	Other compensation is generally consistent with that available to all employees	■ No personal use of Company-leased private aircraft ■ No Company-funded country club or similar dues ■ No car allowances or subsidized parking
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SETTING TARGET TOTAL DIRECT COMPENSATION FOR 2025
Chief Executive Officer
Mr. Toby Z. Rice was appointed President and Chief Executive Officer on July 10, 2019, immediately following the 2019 Annual Meeting of Shareholders. Upon his appointment, Mr. Rice elected to receive a base salary of  $1 for his first 12 months of his service, which the Board approved. Mr. Rice has continued to accept a base salary of  $1 in each subsequent year, including 2025. Accordingly, since his appointment as Chief Executive Officer, substantially all of his compensation has been performance-based, variable, and at risk.
Consistent with the Company’s compensation philosophy, the Committee structured Mr. Rice’s 2025 compensation to include a mix of annual and long-term incentive awards that, in the aggregate, generally approximated the middle range of comparative market data for the CEO position based on compensation peer group benchmarking data provided by Meridian, with a strong emphasis on performance-based compensation.
Discussion of the various components of Mr. Rice’s compensation and the basis for its design is provided below.
Other Named Executive Officers
In setting 2025 target total direct compensation for the Company’s other NEOs, the Committee intended for 2025 compensation to reflect an appropriate mix of base salary, annual incentive awards, and long-term incentive awards, with an emphasis on performance-based compensation.
The Committee’s discussions and deliberations regarding the establishment of 2025 compensation for our NEOs took place over the course of several meetings in late 2024 and early 2025 and, in establishing 2025 compensation for our other NEOs, the Committee considered:
■
each NEO’s current target total cash compensation, comprised of base salary plus target annual incentive award, as compared to the market, including the 25th, 50th, and 75th percentiles of target total cash compensation for that NEO’s position;

■
each NEO’s current target total direct compensation amount, comprised of base salary plus target annual incentive awards and long-term incentive award values, as compared to the market, including the 25th, 50th, and 75th percentiles of target total direct compensation amount for that NEO’s position; and

■
individual circumstances, such as proven experience, unique attributes of the NEO’s role, and importance to the Company.

In each case, market compensation data reviewed by the Committee was determined based on compensation peer group data provided by Meridian (see “Benchmarking” below).
The components of 2025 compensation for each of the other NEOs are discussed in detail below.
BENCHMARKING
The Committee utilizes a compensation benchmarking peer group as part of its annual compensation process to benchmark the competitiveness, structure, and design of the Company’s executive compensation program.
As part of its annual process for reviewing and setting executive officer compensation, the Committee, over the course of several meetings and with assistance from Meridian, performed a review of the Company’s compensation benchmarking peer group to assess the continued appropriateness of the peer group for purposes of considering 2025 executive officer compensation. The Committee’s considerations in conducting this review, together with the resulting updates to the Company’s 2025 compensation benchmarking peer group, are described below.
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Designing the 2025 Compensation Benchmarking Peer Group
In designing the Compensation Peer Group (as defined below) for 2025, the Committee considered the changes to the Company’s size and overall business mix resulting from the Company’s acquisition of significant midstream assets in July 2024, when it acquired Equitrans Midstream Corporation (the “Equitrans Midstream Acquisition”). Additionally, the Committee observed that four members of the then-existing compensation peer group had either been acquired or publicly announced transactions to be acquired, such that each would cease to be a publicly traded company.
With these considerations in mind, beginning in July 2024 and over the course of several meetings that followed, the Committee engaged in a comprehensive review and assessment of the Company’s then-existing 2024 compensation benchmarking peer group and worked to design the Company’s 2025 Compensation Peer Group (as defined below).
In assessing the existing peer group, the Committee considered data compiled by Meridian regarding peer company size (specifically, enterprise value, market capitalization, assets, and revenue, as compared to EQT) and, for exploration and production (“E&P”) focused peers, dry gas as a percentage of reserves. The Committee considered these measures of size and industry characteristics to be the most important factors in selecting an appropriate set of peer companies against which to assess executive compensation decisions, including pay levels.
Additionally, as part of the Committee’s process of designing the 2025 Compensation Peer Group, with these size and industry characteristics in mind, Meridian identified and presented to the Committee for its consideration, and the Committee considered, various companies for possible addition to the compensation benchmarking peer group for 2025. This review included both E&P and midstream companies.
The Committee considered each member of the then-existing peer group and each company identified for possible addition to the peer group based on the above referenced measures of company size, percentage of dry gas production (in the case of E&P-focused companies), and midstream business operations (in the case of midstream companies). As part of this analysis, the Committee evaluated the relative position of the Company within the proposed peer group. As a result of this review, the Committee determined to make the following updates to the compensation benchmarking peer group for 2025:
Removed from 2024 Compensation Benchmarking Peer Group	Basis for Removal
Hess Corporation Marathon Oil Corporation Pioneer Natural Resources Company Southwestern Energy Company	Acquired or publicly announced transaction to be acquired, such that they would cease to be publicly traded companies
CNX Resources Corporation Comstock Resources, Inc. Matador Resources Company Murphy Oil Corporation	Meaningfully smaller in size relative to EQT following the Equitrans Midstream Acquisition(1)
Added to Compensation Benchmarking Peer Group for 2024	Rationale
ONEOK, Inc. Targa Resources Corporation The Williams Companies, Inc.	Significant midstream businesses; included considering the Company’s acquisition of significant midstream assets through the Equitrans Midstream Acquisition
EOG Resources, Inc. Occidental Petroleum Corporation
Large, diversified E&Ps (and, in the case of Occidental Petroleum, with significant midstream operations); included to more appropriately position the Company closer to the median of its peer group in terms of relative size(1)

Permian Resources Corporation	Growing E&P focused company; included to help ensure a robust, size-appropriate peer group
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(1)
As discussed above, in assessing relative size of peers, the Committee considered data compiled by Meridian regarding peer company size (specifically, enterprise value, market capitalization, assets, and revenue, as compared to EQT).

The Committee believes that the resulting 2025 compensation peer group represents an appropriate mix of companies relative to the Company’s business mix and size following the Company’s successful completion of the Equitrans Midstream Acquisition in 2024.
2025 COMPENSATION BENCHMARKING PEER GROUP
As a result of the Committee’s process described above, the Company’s Compensation Benchmarking Peer Group for 2025 (the “2025 Compensation Peer Group”) was as follows:
2025 Compensation Benchmarking Peer Group
Antero Resources Corporation(1) APA Corporation Coterra Energy, Inc. Devon Energy Corporation Diamondback Energy, Inc.	EOG Resources, Inc. Expand Energy Corporation(2) Occidental Petroleum Corporation ONEOK, Inc. Ovintiv Inc.	Permian Resources Corporation Range Resources Corporation Targa Resources Corp. The Williams Companies, Inc.

(1)
For purposes of the Company’s compensation benchmarking, compensation benchmarking data in respect of Antero Resources Corporation included compensation paid to each relevant executive officer for services to Antero Midstream Corporation given combined managerial responsibilities and better comparability to the Company’s combined upstream and midstream operations.

(2)
Chesapeake Energy Corporation merged with Southwestern Energy Company in late 2024 to become Expand Energy Corporation.

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EXECUTIVE COMPENSATION

2025 Compensation Decisions
This section discusses 2025 compensation decisions for our NEOs for each element of compensation (see “Elements of 2025 Compensation Program”).
2025 COMPENSATION MIX
(1)
Reflects 2025 compensation, as reported in the Summary Compensation Table, for our NEOs other than our Chief Executive Officer. Specifically, this graphic illustrates the average of the percentages of salary, annual incentive, and equity award for 2025 for each of Messrs. Knop, Bolen, and Jordan, and Ms. Fenton, as presented in the Summary Compensation Table. Company contributions to the 401(k) plan were treated as part of salary for purposes of this illustration (other than the qualified non-elective corrective contribution to the 401(k) plan for Mr. Jordan described in footnote (4) to the Summary Compensation Table, which was not included).

2025 BASE SALARY
Base salaries are reviewed annually by the Committee and, as appropriate, adjusted in the first quarter of each calendar year. In early 2025, the Committee conducted its annual benchmarking review of executive annual base salaries. Based on market data for similarly situated executives, as well as an assessment of individual performance and the strategic importance of each executive’s role, the Committee approved the following base salary adjustments for our NEOs in March 2025 (see “Setting Target Total Direct Compensation for 2025” above for additional discussion of the Committee’s compensation-setting process):
Named Executive Officer	2024 Base Salary ($)	2025 Base Salary Increase (approved February 2025) ($)	Initial 2025 Base Salary(1) ($)
Toby Z. Rice	1	—	1
Jeremy T. Knop	540,000	85,000	625,000
J.E.B. Bolen	420,000	20,000	440,000
Sarah Fenton	420,000	20,000	440,000
William E. Jordan	465,000	35,000	500,000

(1)
These base salaries were effective March 3, 2025 through July 20, 2025. In July 2025, the Committee conducted a midyear compensation benchmarking review to assess the competitiveness of the Company’s compensation programs for its key executive leadership (the “Midyear Compensation Review”). As a result of the Midyear Compensation Review, the Committee approved further adjustments to the annual base salaries of our NEOs (other than Mr. Rice), which became effective as of July 21, 2025. Further details regarding the Midyear Compensation Review and the resulting compensation changes are provided in the “Midyear Compensation Review” section below.

Mr. Toby Z. Rice, the Company’s President and Chief Executive Officer again accepted a base salary of $1 for 2025.
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2025 ANNUAL INCENTIVES
Overview
Annual cash incentive awards are designed to link annual incentive compensation opportunities to the achievement of performance goals established annually by the Committee.
As described above, the performance measures under the Company’s 2025 STIP consist of a combination of financial, operating, and EHS metrics and are intended to align annual incentive opportunities with the Company’s strategic objectives.
Determination of 2025 Target Annual Incentive Awards
Each year, typically in early February, the Committee establishes a target annual incentive award for each NEO. In setting the 2025 target annual incentive award, the Committee considered competitive market compensation data, individual performance, and the scope and strategic importance of each NEO’s role. For each NEO (other than Mr. Rice, whose base salary is $1), the target annual incentive award is expressed as a percentage of annual base salary.
The target annual incentive awards for 2025, as established by the Committee in February 2025, are set forth in the table below.
Named Executive Officer	2024 STIP Target (% of Base Salary)	2025 STIP Target (% of Base Salary)	Initial 2025 STIP Target(1) ($)
Toby Z. Rice	—(2)	—(2)	1,500,000
Jeremy T. Knop	100%	100%	625,000
J.E.B. Bolen	50%	60%	264,000
Sarah Fenton	50%	60%	264,000
William E. Jordan	80%	80%	400,000

(1)
In July 2025, the Committee conducted the Midyear Compensation Review. As a result of the Midyear Compensation Review, the Committee approved further adjustments to the 2025 STIP targets awards for our NEOs (other than Mr. Rice). These adjusted 2025 STIP targets replaced, and were not in addition to, the 2025 STIP targets originally established by the Committee in March 2025. Further details regarding the Midyear Compensation Review and the resulting compensation changes are provided in the “Midyear Compensation Review” section below.

(2)
Mr. Toby Z. Rice’s annual incentive target is not established as a percentage of base salary, as Mr. Rice accepts a base salary of  $1 per year. For 2025, the Committee determined to increase Mr. Rice’s annual incentive target from $1,000,000 to $1,500,000.

MIDYEAR COMPENSATION REVIEW
In July 2025, the Committee, with the support of its independent compensation consultant, Meridian, conducted a midyear compensation benchmarking review to assess the competitiveness of the Company’s compensation program for its key executive leadership.
In undertaking this review, the Committee sought to ensure that compensation levels remained competitive to appropriately incentivize and retain key executive talent in light of the Company’s strategic growth and management’s demonstrated track record of successful execution. The Committee also considered the realignment of executive roles and responsibilities following the June 2025 departure of the Company’s former Executive Vice President Corporate Ventures & Midstream. In particular, the Committee considered the expanded management oversight responsibilities assumed by Mr. Bolen and Ms. Fenton across a broader scope of the Company’s operations and the importance of these roles to the continued successful execution of the Company’s strategy.
Based on the Midyear Compensation Review and the considerations described above, the Committee approved increases to the annual base salaries of our NEOs (other than Mr. Toby Rice), as reflected in the table below, effective as of July 21, 2025.
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In addition, in recognition of the expanded roles and responsibilities assumed during 2025, the Committee increased the 2025 STIP target awards for each of Mr. Bolen and Ms. Fenton to 100% of base salary, as shown in the table below. The Committee also approved a 10% increase to the 2025 STIP target award for Mr. Jordan, reflecting the scope and significance of his role as Chief Legal and Policy Officer.
The midyear compensation changes for our NEOs are summarized in the table below.
Named Executive Officer	Midyear Annual Base Salary Increase ($)	Final 2025 Annual Base Salary(1) ($)	Midyear Increase to 2025 STIP Target (% of Base Salary)	Final 2025 STIP Target (% of Base Salary)	Final 2025 STIP Target(2) ($)
Toby Z. Rice	—	1	—	—	1,500,000
Jeremy T. Knop	50,000	675,000	—	100%	675,000
J.E.B. Bolen	120,000	560,000	40%	100%	560,000
Sarah Fenton	120,000	560,000	40%	100%	560,000
William E. Jordan	75,000	575,000	10%	90%	517,500

(1)
These annual base salaries were effective beginning on July 21, 2025.

(2)
These final 2025 STIP target awards replaced, and were not in addition to, the 2025 STIP target awards originally established by the Committee in March 2025.

2025 ANNUAL INCENTIVE PROGRAM DESIGN AND FUNDING
Setting Performance Metrics for the 2025 Annual Incentive Awards
As described above, the Committee designed the 2025 STIP metrics to align annual incentive compensation opportunities with a focus on achieving the Company’s key strategic priorities for 2025 and to align potential payouts with the interests of shareholders.
In setting performance measures and metrics for the 2025 STIP, the Committee carefully considered each performance measure over the course of several meetings, evaluating each proposed performance measure in the context of the Company’s strategic goals and operating priorities for 2025. The Committee also examined the prevalence of various financial and non-financial annual incentive plan performance measures utilized by peers in their annual incentive plan design and considered this peer benchmarking in assessing the design of the Company’s 2025 STIP.
In doing so, the Committee reviewed the approach and methodology used to develop the threshold, target, and maximum performance levels for each of the proposed performance measures and assessed the degree of performance challenge required to achieve such levels. These discussions occurred over multiple meetings in late 2024 and early 2025 and included, among other considerations, a review of the Company’s actual performance in 2024 and prior years, relative to the proposed threshold, target, and maximum performance levels for each measure. In establishing the 2025 threshold, target, and maximum performance levels for free cash flow per share―a performance measure that is sensitive to changes in natural gas commodity prices―the Committee considered prevailing natural gas commodity market prices at the time the plan was approved.
Following this review, the Committee approved the performance measures, the specific threshold, target, and maximum performance metrics, and the related payout multiples under the 2025 STIP in early 2025. The approved performance measures and metrics for the 2025 STIP are set forth in the table below.
As discussed above, in designing the 2025 STIP, the Committee determined not to include the Adjusted Gross G&A Expense per Mcfe and Finding and Development Costs performance measures, which together represented 25% of 2024 STIP funding. Instead, the Committee increased the weighting of the Capital Expenditures performance measure from 15% to 20% and the Cash Operating Costs per
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Mcfe performance measure from 10% to 20%, and added Production as a new performance measure with a weighting of 10% for purposes of the 2025 STIP.
Determining 2025 Annual Incentive Awards Funding
The 2025 STIP provides for automatic adjustments for certain extraordinary items to encourage executives to make decisions in the best interests of the Company without regard to the impact of such items on annual incentive compensation. Accordingly, the 2025 STIP automatically excludes from the calculation of performance measures the direct and indirect impacts of acquisitions and/or dispositions completed during the plan year for which consideration exceeded $100 million, as well as, in the Committee’s discretion, transactions with consideration between $50 million and $100 million, in each case to the extent not contemplated by the Company’s original business plan.
Consistent with these provisions, the direct and indirect impacts of the Company’s acquisition of certain oil and gas properties and related assets and contracts from Olympus Energy LLC, Hyperion Midstream LLC and Bow & Arrow Land Company LLC (the “Olympus Energy Acquisition”), which was completed in 2025 and involved consideration in excess of $100 million, were automatically excluded from the calculation of the 2025 STIP performance measures. Additional information regarding this transaction is included in the Company’s 2025 Annual Report. Although the 2025 STIP also provides for adjustments to reflect the impacts of discontinued operations, no such adjustments were required for 2025.
From time to time, during periods of low natural gas prices driven by factors such as warm winter weather and elevated storage inventories, management may implement a strategy to curtail certain daily volumes of gross production (“Strategic Curtailments”), deferring sales of the curtailed volumes to future periods when more favorable commodity price realizations may be available. The Committee recognized that Strategic Curtailments enhance shareholder value by responding appropriately to prevailing market conditions and, accordingly, included an automatic adjustment under the 2025 STIP to neutralize the impact of Strategic Curtailments implemented during 2025, but only to the extent such curtailments were not contemplated in the Company’s original 2025 business operating plan. In making this determination, the Committee considered, among other factors, the importance of aligning annual incentive compensation with management actions undertaken in the best interests of shareholders that could otherwise reduce incentive outcomes under the plan. The impact of this automatic adjustment on the 2025 STIP performance measures is described in Appendix A.
In addition to the foregoing automatic adjustments, the Committee retains general discretionary authority to adjust the determination of the incentive pool, including to increase, reduce, or eliminate the final incentive pool amount to avoid undue positive or negative effects on incentive compensation outcome. The Committee exercised this discretion to approve adjustments to the applicable 2025 STIP performance measures to reflect (i) certain incremental capital contributions made in 2025 with respect to the Company’s equity ownership interest in Mountain Valley Pipeline (“MVP”) Series C, resulting from management’s strategic decision to accelerate into 2025 the planned purchase of turbines required for the MVP Boost project(1) (which had originally been planned for 2026), and (ii) the impact on the Company’s reported capital expenditures of certain capital being retained by MVP Series A, but accounted for as capital contributed to equity method investments. In approving these discretionary adjustments, the Committee considered, among other factors, the importance of aligning annual incentive compensation with management actions undertaken in the best interests of shareholders and its desire to avoid undue negative effects on incentive compensation outcomes. The impact of these discretionary adjustments on the 2025 STIP performance measures is described in Appendix A.
The final performance results for 2025, together with the resulting funding multiple for each performance measure, are provided in the table below. These individual funding multiples resulted in a total aggregate funded incentive performance pool of 1.69 times the target incentive pool funding amount.
(1)
The MVP Boost project refers to an ongoing project to expand transmission capacity on MVP.

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Percent of Pool Funding	Performance Measure(1)	Performance Metric	Actual Results	Funding Multiple(2)
30%	Free Cash Flow Per Share ($/share)
	Threshold	$3.18	$4.89	1.2x
	Target	$4.69
	Maximum	$5.65
20%	Environmental, Health and Safety Intensity (hazard points)
	Threshold	19,250	12,179	2.0x
	Target	17,500
	Maximum	15,750
20%	Capital Expenditures ($ millions)
	Threshold	$2,416	$2,172	2.0x
	Target	$2,316
	Maximum	$2,216
20%	Cash Operating Costs ($/Mcfe)
	Threshold	$1.19	$1.07	1.8x
	Target	$1.12
	Maximum	$1.05
10%	Production (Bcfe)
	Threshold	2,217	2,304	1.7x
	Target	2,267
	Maximum	2,317
	Total funded incentive performance pool 1.69x

(1)
See Appendix A to this proxy statement for the definitions and reconciliations of, and other important information regarding, the non-GAAP performance measures used in the Company’s 2025 STIP. As discussed in greater detail in Appendix A, for purposes of the 2025 STIP, cash operating margin was calculated using constant commodity prices, with commodity prices held constant for this metric to avoid the undue positive or negative effect of prices that are beyond the control of the NEOs and may be volatile. No such adjustment was applied in calculating free cash flow per share. Free cash flow per share was calculated using the average of the shares outstanding at the end of each calendar month, adjusting for share repurchased (added back to outstanding) and shares issued in equity offerings or as consideration for acquisitions (subtracted from outstanding).

(2)
Funding multiple was determined based upon actual performance, as outlined in the following table:

Performance Metric Level of Achievement	Payout Factor Applied(a)
Threshold	0.5
Target	1.0
Maximum	2.0

(a)
Performance between stated levels is assessed based on linear interpolation in each case. Performance below the “threshold” level results in a zero payout for the applicable performance measure.

The Committee applied the 2025 STIP funding multiple of 1.69 to determine the 2025 STIP award payments for the NEOs. The table below presents the 2025 annual incentive award payments:
Named Executive Officer	2025 Annual Incentive Award Payment ($)
Toby Z. Rice	2,535,000
Jeremy T. Knop	1,140,750
J.E.B. Bolen	946,400
Sarah Fenton	946,400
William E. Jordan	874,575
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2025 LONG-TERM INCENTIVE PROGRAM DESIGN
Over the course of several meetings in late 2024 and early 2025, the Committee designed the 2025 Long-Term Incentive Plan (“2025 LTIP”) to align the long-term incentive compensation opportunity of the Company’s NEOs with the interests of shareholders and achieve the following objectives:
■
drive appropriate performance by our NEOs, consistent with achieving our evolving business objectives;

■
be market competitive to allow us to attract and retain the highest-quality executive leadership;

■
be tax efficient;

■
minimize earnings volatility; and

■
achieve a portfolio approach to performance metrics.

The Committee’s considerations also included:
■
market data regarding the long-term incentive design for the 2025 Compensation Peer Group;

■
the appropriate way to incentivize NEOs toward the success of the Company;

■
existing long-term incentive programs and their combined influence on focusing NEO behavior on critical activities;

■
the availability of EQT shares under shareholder-approved plans;

■
the views shared by large shareholders; and

■
the views of proxy advisory services.

As a result of the Committee’s analysis, and taking into consideration advice from Meridian, the Committee designed the NEO award mix for the 2025 long-term incentive compensation program, as outlined below.
2025 Long-Term Incentive Award Mix
Percent of Awarded Value	Type of Award	Rationale and Description	Period
60%	Incentive PSUs
■
2025 Incentive PSUs directly link pay with an appropriate mix of absolute and relative total shareholder return (“TSR”) performance

■
2025 Incentive PSUs will be settled in shares of EQT common stock

■
Maximum potential payout under the 2025 Incentive PSUs is capped at 2.0x

■ Three-year performance period
40%	Time-Based RSUs	■ RSU awards are a strong retention tool and align NEOs’ interests with the long-term interests of shareholders ■ RSUs granted in 2025 will be settled in shares of EQT common stock	■ RSUs granted in 2025 vest pro rata over a three-year period on each anniversary of the grant date
2025 Incentive Performance Share Units
In designing the 2025 Incentive PSU Program, the Committee determined to link the performance payout under the plan to TSR, based on a performance matrix that combines absolute and relative performance over a three-year performance period. This program design is consistent with the design of the Company’s 2024 Incentive PSU Program.
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The Committee recognized that achieving strong absolute TSR goals is important to the Company’s shareholders. At the same time, the Committee desired to incentivize management to outperform the Company’s peers, on a relative basis, in TSR.
To align executive compensation with achieving these objectives, the Committee developed a performance matrix that evaluates both absolute and relative TSR performance in determining the performance payout factor under the program. The Committee believes that this approach is consistent with observed market trends and investor feedback. The Committee also believes that focusing our executive team on increasing both absolute and relative TSR aligns executive long-term incentive compensation opportunity with the interests of our shareholders.
2025 Performance Peer Group
The Committee designated a performance peer group (the “2025 Performance Peer Group”) for purposes of evaluating the Company’s relative TSR performance under the 2025 Incentive PSU Program.
In selecting the 2025 Performance Peer Group, the Committee started with the 2025 Compensation Peer Group (see “Designing the 2025 Compensation Benchmarking Peer Group” above).
The Committee then discussed and determined to apply the following enhancements to establish a better measure of relative Company performance:
Enhancement	Rationale
Antero Midstream Corporation was included as a separate performance peer (in addition to Antero Resources Corporation)	Including Antero Midstream Corporation, which is separately traded on the New York Stock Exchange, allows for the measurement of the combined upstream and midstream Antero businesses, providing a more comparable reference point to the Company’s business following the Equitrans Midstream Acquisition
Assign a weighting of “two times” to each of the four peer companies that had the highest percentage of dry gas reserves	The significant majority of EQT’s reserves are dry gas; independent E&P companies with similar operations share common business dynamics, making them better benchmarks against which to evaluate relative performance
Include the S&P 500 Index as a performance “peer”	Introduces a broad market “governor” for assessing EQT’s performance relative to the equity markets broadly
As a result, the Company’s 2025 Performance Peer Group, which is applied for measuring the Company’s relative TSR performance under the 2025 Incentive PSU Program, was as follows:
2025 Performance Peer Group
Natural Gas Focused E&P Assigned a Weighting of Two Times (2x)	E&P/Midstream/Index Assigned a Weighting of One Times (1x)
■ Antero Resources Corporation ■ Expand Energy Corporation ■ Coterra Energy, Inc. ■ Range Resources Corporation	■ Antero Midstream Corporation ■ APA Corporation ■ Devon Energy Corporation ■ Diamondback Energy Inc. ■ EOG Resources, Inc. ■ Occidental Petroleum Corporation	■ ONEOK, Inc. ■ Ovintiv Inc. ■ Permian Resources Corporation ■ Targa Resources Corporation ■ The Williams Companies, Inc. ■ S&P 500 Index
Performance Matrix
In establishing the performance metrics and related payout factors for the absolute and relative TSR matrix, the Committee discussed and considered the goals and objectives of the Company for 2025. The
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resulting performance payout factor matrix under the 2025 Incentive PSU Program, which will be determined based upon the Company’s performance over the three-year performance period of January 1, 2025 through December 31, 2027, is as follows:
		Payout Factor (2025 Incentive PSU Program)
Absolute TSR (CAGR)	15%	0.75x	1.00x	1.5x	1.75x	2.00x
	10%	0.50x	0.75x	1.25x	1.50x	1.75x
	5%	0.25x	0.50x	1.00x	1.25x	1.50x
	0%	0	0	0.75x	1.00x	1.25x
	(5%)	0	0	0.50x	0.75x	1.00x
		<25th percentile	25th percentile	50th percentile	75th percentile	≥90th percentile
		Relative TSR Percentile Ranking(1)

(1)
Relative TSR percentile ranking is determined by comparing the Company’s TSR over the three-year performance period against the TSR of the companies included in the 2025 Performance Peer Group over the same three-year performance period.

The Committee maintains discretion under the terms of the 2025 Incentive PSU Program to make appropriate adjustments to the determinations of performance measures.
NAMED EXECUTIVE OFFICERS’ 2025 LONG-TERM INCENTIVE AWARDS
Each NEO’s total 2025 target long-term incentive award value is presented below. The table also shows the number of RSUs and PSUs that were awarded based on the target award value. In establishing these target award values, the Committee utilized market data provided by Meridian and applied the principles for setting total direct compensation discussed above. The average closing price of the Company’s common stock on each trading day within the 30-calendar-day period preceding, but not including, February 1, 2025 ($50.70), was used to determine the number of shares awarded to each NEO (i.e., for each NEO, the 2025 target long-term award dollar value shown in the table below was allocated 40% to time-based RSUs and 60% to PSUs, with each value then divided by $50.70 and rounded up to the nearest 10 shares to determine the share amounts set forth below). For this reason, the grant date fair values of these awards shown in the “Compensation Tables” section below may be greater than or less than the target award values.
Except as noted below, the 2025 long-term incentive awards (in the form of RSUs and PSUs, as described above) were granted to our NEOs on February 13, 2025. The RSU awards vest pro rata over a three-year period on each anniversary of the date of grant, and the PSU awards vest based on performance at the conclusion of the three-year performance period.
Named Executive Officer	Total 2025 LTIP Award Value ($)	2025 Time-Based RSUs (40%) (#)	2025 Incentive PSU Program (60%) (#)
Toby Z. Rice	10,500,000	82,850	124,270
Jeremy T. Knop(1)	3,000,000	23,670	35,510
J.E.B. Bolen(1)	800,000	6,320	9,470
Sarah Fenton(1)	800,000	6,320	9,470
William E. Jordan	2,000,000	15,780	23,670

(1)
Does not include the Special Awards (as defined and discussed below).

Special CFO Equity Award
In addition to the annual 2025 LTIP awards, the Committee approved a one-time, special long-term equity incentive award to Mr. Knop in February 2025 (the “Special CFO Award”), with a target grant date value of  $3.0 million. The Committee approved the Special CFO Award to further align Mr. Knop’s long-term incentive compensation opportunity with shareholder interests, provide additional retention for a key executive leader, and recognize Mr. Knop’s strong individual performance and recent contributions to the Company’s success.
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The target grant date value of the Special CFO Award was allocated 50% to time-based RSUs and 50% to PSUs, resulting in the grant of 29,590 RSUs and 29,590 PSUs to Mr. Knop on February 13, 2025. The RSUs vest in equal installments on the third, fourth, and fifth anniversaries of the grant date. The PSUs are subject to the same performance measures as the 2025 Incentive PSUs and are earned based on performance over the three-year performance period ending December 31, 2027. Earned PSUs vest in equal installments on the third and fourth anniversaries of the grant date, subject to continued service through the applicable vesting date.
Special Mid-Year Compensation Equity Awards to Operations Executives
In connection with the Committee’s Midyear Compensation Review discussed above, the Committee approved a one-time, special long-term equity incentive award for each of Ms. Fenton, the Company’s Executive Vice President Upstream, and Mr. Bolen, the Company’s Executive Vice President Operations. Each award had a grant date value of  $1.5 million (together, the “Special EVP Awards” and, together with the Special CFO Award, the “Special Awards”). The Committee viewed the Special EVP Awards as serving to further strengthen retention of these individuals, align their interests with shareholders, and recognize their increased responsibilities.
The target grant date value of the Special EVP Awards was allocated 100% to time-based RSUs, resulting in the grant of 26,620 RSUs to each of Ms. Fenton and Mr. Bolen on July 26, 2025. The RSUs and vest in equal installments over a three-year period on each anniversary of the grant date.
Additional information regarding the Special Awards is provided in the 2025 Grants of Plan-Based Awards Table and related footnotes below.
CERTIFICATION OF PERFORMANCE UNDER PREVIOUSLY AWARDED LONG-TERM INCENTIVE PROGRAMS
The performance period for the PSUs awarded under the 2023 Incentive PSU Program ended December 31, 2025. In early 2026, the Committee certified the Company’s actual performance against the performance measures for the 2023 Incentive PSU Program and, as a result, the payout for the 2023 Incentive PSU Program was calculated using a payout multiple of 1.73x.
This payout multiple was determined in accordance with the terms of the 2023 Incentive PSU Program based on the Company’s absolute shareholder return and total shareholder return relative to the Company’s 2023 performance peer group over the three-year performance period ended December 31, 2025.
Each of the NEOs participated in the 2023 Incentive PSU Program. Please refer to the Company’s 2024 Proxy Statement for additional information regarding the 2023 Incentive PSU Program.
Other Compensation Components
HEALTH AND WELFARE BENEFITS
For 2025, the NEOs participated in the same health and welfare benefit plans offered to other EQT employees, including medical, prescription drug, dental, vision, short- and long-term disability, wellness, and employee assistance programs. Contribution levels, deductibles, and plan design provisions were the same for all employees. Additionally, in 2025, the Company offered an enhanced executive physical examination medical benefit to its executive officers.
RETIREMENT PROGRAMS
The NEOs participate in the same defined contribution 401(k) plan, and on the same terms, as other EQT employees. The Company does not have any defined benefit retirement plans, supplemental executive retirement plans, or deferred compensation obligations to any employees.
PERQUISITES
The Company follows an approach of limiting the perquisites that are available to our NEOs.
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EXECUTIVE SEVERANCE PLAN
In May 2020, the Committee approved the EQT Corporation Executive Severance Plan (the “Severance Plan”), which provides benefits to eligible participating executives upon a qualifying termination of employment. The Committee adopted the Severance Plan to transition away from the Company’s legacy approach of entering into individual severance agreements with executives and certain other key employees to a consolidated executive severance plan, which the Committee views as best practice. The severance benefits provided under the Severance Plan are consistent with or, with respect to certain provisions, less favorable to the individual executive than those provided under the prior individual severance arrangements.
The Committee believes that the Severance Plan supports the Company’s ability to attract and retain executives whose leadership is critical to the Company’s business by providing a participating executive with income protection if he or she experiences an involuntary termination of employment without cause during the term of the Severance Plan.
Upon execution of a participation agreement by an eligible participating executive, the Severance Plan replaces and supersedes any previously existing individual severance arrangement between the Company and the participating executive. Accordingly, no participants in the Severance Plan are party to individual severance-related agreements with the Company.
See “Potential Payments upon Termination or Change of Control” below for more information regarding the Company’s Severance Plan and change of control provisions under the EQT Corporation 2020 Long-Term Incentive Plan (“2020 LTIP”), including the value of the benefits provided in various circumstances under the plan.
EXCISE TAX PROVISIONS
If any compensation to a NEO is accelerated or becomes vested in connection with a change of control of EQT, that executive could, in some cases, be considered to have received “parachute payments” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to these tax laws, the executive could be subject to a 20% excise tax on parachute payments that exceed a certain amount, in which case the Company would be denied a tax deduction for such excess parachute payments. Under the Company’s Executive Severance Plan, in the event a NEO would be subject to the 20% excise tax under Section 4999 of the Code, the payments and benefits to the NEO would be reduced to the maximum amount that does not trigger the excise tax unless the NEO would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes. Due to the structure of the excise tax, it is not possible to determine in advance which calculation would produce the more tax-efficient result. If the excise tax is triggered, the Company would not enjoy a tax deduction on the amount of the “excess parachute payments,” but in no event would the Company be obligated to pay any portion of the executive’s excise tax or be required to provide the executive with any gross-up relating to any such excise tax.
EQUITY OWNERSHIP GUIDELINES
We have adopted Equity Ownership Guidelines to further ensure commonality of interest between our NEOs and shareholders. By encouraging NEOs to accumulate and hold a minimum level of ownership, our executive compensation program ensures that pay remains at risk not only with regard to outstanding awards but also with regard to appreciation of vested awards.
Our equity ownership requirements for our CEO	8 times base salary
Our equity ownership requirements for all other NEOs	3 times base salary
Each of our NEOs owns qualifying holdings of EQT stock well in excess of the level of equity ownership contemplated by the Company’s Equity Ownership Guidelines. In the case of our CEO, whose base salary for 2025 was $1, we note that the value of Mr. Rice’s aggregate qualifying holdings for purposes
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of the Equity Ownership Guidelines was $120,896,509, which amount is well in excess of 8x the median base salary for CEOs in the Company’s 2025 Compensation Peer Group.
As of December 31, 2025, our NEOs’ holdings relative to their equity ownership guidelines were as set forth below:
Name	Ownership Guidelines (multiple of Base Salary)	Actual Multiple of Base Salary Owned	Value Required by Ownership Guidelines ($)	Aggregate Qualifying Value Owned ($)
Toby Z. Rice	8x	*	*	120,896,509
Jeremy T. Knop	3x	9.1x	2,025,000	6,159,942
J.E.B. Bolen	3x	6.7x	1,680,000	3,730,207
Sarah Fenton	3x	3.8x	1,680,000	2,151,848
William E. Jordan	3x	45.0x	1,725,000	25,870,693

*
The value of Mr. Toby Rice’s aggregate qualifying holdings for purposes of the Equity Ownership Guidelines was $120,896,509, which amount significantly exceeds the 8x multiple of his current base salary of  $1. This amount also exceeds 8x the median base salary for CEOs in the Company’s 2025 Compensation Peer Group.

Qualifying holdings include EQT stock owned directly, time-based RSUs, and performance-based awards for which only a service condition remains. Importantly, performance-based awards for which the performance conditions have not been satisfied and options are not counted as qualifying holdings under our stock ownership guidelines. The ownership guidelines are mandatory; however, there is no deadline for achieving the ownership thresholds, and NEOs are not required to purchase EQT stock. The net shares or units acquired through incentive compensation plans (e.g., through the exercise of options or the vesting of RSUs) must be retained if a NEO has not satisfied the NEO’s ownership target. A NEO’s failure to meet the Equity Ownership Guidelines may influence such NEO’s compensation, including with respect to their mix of cash and equity compensation.
EQT CORPORATION CLAWBACK POLICY
The Company has historically maintained a compensation recoupment, or “clawback,” policy applicable to current and former executive officers of the Company.
In 2023, the NYSE adopted new listing standards addressing policy requirements for the mandatory recovery of executive incentive-based compensation by issuers with securities listed on the exchange. Following the adoption of these NYSE listing standards, the Committee approved and adopted the EQT Corporation Clawback Policy, which replaced our prior policy and adheres to the listing standards of the NYSE and the rules of the SEC. In the event the Company is required to prepare an accounting restatement, the policy provides for the mandatory recovery of erroneously awarded incentive-based compensation received by current or former executive officers during the coverage period to the extent that compensation was based on the attainment of a financial reporting measure. Under the policy, the Committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts.
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Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) with the management of EQT Corporation. Based on our review and discussions, we recommended to the Board of Directors that the CD&A be included in the proxy statement for EQT Corporation’s 2026 Annual Meeting of Shareholders.
This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of EQT Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
This report has been furnished by the Management Development and Compensation Committee of the Board of Directors.
John F. McCartney, Chair
Vicky A. Bailey
Frank C. Hu
Robert F. Vagt
Hallie A. Vanderhider
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Compensation Policies and Practices and Risk Management

RISK MANAGEMENT ASSESSMENT
Members of the Company’s executive management, together with our Manager Enterprise Risk and representatives from our Legal and Human Resources departments, with the assistance of the Compensation Committee’s independent compensation consultant, conducted a risk assessment of the design of the Company’s compensation programs for all employees. The results of such assessment were presented to the Compensation Committee. Based on the assessment, the Company and the Compensation Committee believe that the Company’s compensation programs are balanced and do not create risks reasonably likely to have a material adverse impact on the Company. Accordingly, no material adjustments were made to the Company’s compensation policies and practices as a result of its risk profile. Important factors taken into consideration included, but not limited to, the following:
■
the Company does not use highly leveraged short-term incentives that drive high-risk investments at the expense of long-term Company value;

■
the Company’s annual incentive compensation is based on balanced performance measures that promote disciplined progress toward longer-term goals;

■
the performance periods and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period at the expense of performance in other periods;

■
the Company’s compensation programs reward consistent, long-term performance by heavily weighting compensation to long-term incentives that reward sustainable stock, financial, and operating performance;

■
the Compensation Committee has authority to exercise downward discretion to reduce or eliminate payouts under all of the Company’s compensation programs;

■
the Company’s equity ownership guidelines require executive officers to hold a meaningful equity interest, linking their interests to the interests of shareholders;

■
the Company has adopted a mandatory executive compensation recoupment “clawback” policy applicable to all executive officers that provides for the mandatory recovery, in the event of a required accounting restatement, of erroneously awarded incentive-based compensation received by executive officers to the extent the compensation was awarded based on attainment of a financial reporting measure; and

■
the Company prohibits the hedging and pledging of EQT securities by executive officers and directors.

The Compensation Committee will continue to monitor the Company’s compensation policies and practices to determine whether its risk management objectives are being met.
CORPORATE STOCK TRADING POLICY AND PROHIBITION ON HEDGING AND PLEDGING OF EQT SECURITIES
The Company has adopted the EQT Corporation Corporate Stock Trading Policy that applies to all directors, officers, and employees of the Company and its subsidiaries, and to consultants and contractors of the Company and its subsidiaries who have access to material nonpublic information, as well as the Company itself. The Company believes that the policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations with respect to the purchase, sale, and/or other dispositions of the Company’s securities, as well as the applicable rules and regulations of the NYSE. A copy of the Corporate Stock Trading Policy is filed as Exhibit 19 to the 2025 Annual Report.
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Under the Company’s Corporate Stock Trading Policy, no officer, director, or employee may, directly or indirectly, engage in any short-sale or hedging transaction involving, or purchase or sell options in, EQT securities. The Company also prohibits the pledging of EQT securities by executive officers or directors.
POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS CLOSE IN TIME TO THE RELEASE OF MATERIAL NONPUBLIC INFORMATION
The Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board and the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.
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Compensation Tables

The following tables contain information concerning the compensation of our named executive officers. References to named executive officers in this “Compensation Tables” section are to the five individuals included in the tables below.
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(2) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Toby Z. Rice President and Chief Executive Officer	2025	1	—	13,552,232	—	2,535,000	—	16,087,233
	2024	1	—	9,783,420	—	1,460,000	11,500	11,254,921
	2023	1	—	9,550,925	—	1,050,000	—	10,600,926
Jeremy T. Knop Chief Financial Officer	2025	629,808	—	7,615,740	—	1,140,750	31,500	9,417,798
	2024	533,258		2,677,463		788,400	31,050	4,030,171
	2023	428,846	—	1,807,272	—	472,500	29,700	2,738,318
J.E.B. Bolen Exec VP Operations	2025	486,923	—	2,471,363	—	946,400	42,692	3,947,378
Sarah Fenton Exec VP Upstream	2025	486,923	—	2,471,363	—	946,400	31,285	3,935,971
William E. Jordan Chief Legal and Policy Officer	2025	525,000	—	2,581,292	—	874,575	124,332	4,105,199
	2024	462,472	—	2,059,860	—	543,120	20,665	3,086,117
	2023	450,000	—	2,122,676	—	378,000	19,835	2,970,511

(1)
The amounts reported in these columns reflect the accounting cost for these awards and do not necessarily correspond to the actual economic value that may be received by the named executive officers.

(2)
The amounts for 2025 in this column reflect the aggregate grant date fair values determined in accordance with FASB ASC Topic 718 using the assumptions described in Note 14 to EQT’s Consolidated Financial Statements, which is included in our 2025 Annual Report. Pursuant to SEC rules, the amounts shown in the Summary Compensation Table for awards subject to performance conditions are based on the probable outcome as of the date of grant and are shown at target, excluding the impact of estimated forfeitures. Assuming that the highest level of performance conditions is achieved, the grant date fair values of the 2025 Incentive PSU Program awards granted in 2025 and, with respect to Mr. Knop, the PSU portion of the Special CFO Award, would be: $22,765,610 for Mr. Rice; $12,442,254 for Mr. Knop; $3,173,469 for Mr. Bolen; $3,173,469 for Ms. Fenton; and $4,336,186 for Mr. Jordan.

(3)
The amounts for 2025 reflect the dollar value of annual incentive compensation earned under the 2025 STIP, which amounts were paid in cash in the first quarter of 2026.

(4)
The amounts for 2025 for Mr. Knop and Ms. Fenton represent the dollar value of the Company’s contributions to the Company’s 401(k) plan. The amount shown for 2025 for Mr. Bolen represents (i) the dollar value of the Company’s contribution to the Company’s 401(k) plan ($31,500) and (ii) the cost of cybersecurity protection monitoring services ($8,500) and an enhanced executive physical examination medical benefit ($2,692), each of which is made available by the Company to its executive officers. The amount shown for 2025 for Mr. Jordan represents (i) the dollar value of the Company’s contribution to the 401(k) plan ($28,817) and (ii) a $95,515 qualified non-elective corrective contribution made by the Company to the Company’s 401(k) plan during the fiscal year ended December 31, 2025, pursuant to IRS correction procedures, relating to inadvertent deferral errors and associated missed Company matching contributions for the 2020-2025 period that were identified in the fiscal year ended December 31, 2025.

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2025 Grants of Plan-Based Awards Table
Name	Type of Award(1)	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)	Estimated Future Payouts Under Equity Incentive Plan Awards(3)		All Other Stock Awards; Number of Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)
				Target ($)	Target (#)	Maximum (#)
Toby Z. Rice	STIP	—	—	1,500,000	—	—	—	—
	PSU	2/13/25	2/5/25	—	124,270	248,540	—	9,213,378
	RSU	2/13/25	2/5/25	—	—	—	82,850	4,338,855
Jeremy T. Knop	STIP	—	—	675,000	—	—	—	—
	PSU	2/13/25	2/5/25	—	35,510	71,020	—	2,632,711
	PSU*	2/13/25	2/5/25	—	29,590	59,180	—	2,193,803
	RSU	2/13/25	2/5/25	—	—	—	23,670	1,239,598
	RSU*	2/13/25	2/5/25	—	—	—	29,590	1,549,628
J.E.B. Bolen	STIP	—	—	560,000	—	—	—	—
	PSU	2/13/25	2/5/25	—	9,470	18,940	—	702,106
	RSU	2/13/25	2/5/25	—	—	—	6,320	330,978
	RSU*	7/25/25	7/14/25	—	—	—	26,620	1,438,279
Sarah Fenton	STIP	—	—	560,000	—	—	—	—
	PSU	2/13/25	2/5/25	—	9,470	18,940	—	702,106
	RSU	2/13/25	2/5/25	—	—	—	6,320	330,978
	RSU*	7/25/25	7/14/25	—	—	—	26,620	1,438,279
William E. Jordan	STIP	—	—	517,500	—	—	—	—
	PSU	2/13/25	2/5/25	—	23,670	47,340	—	1,754,894
	RSU	2/13/25	2/5/25	—	—	—	15,780	826,399

(1)
Type of Award:

STIP	=	2025 STIP
PSU	=	2025 Incentive PSU Program Awards
RSU	=	2025 Restricted Stock Unit Awards
*	=	Special Awards

(2)
This column reflects the annual incentive award target amounts payable under the 2025 STIP. Awards with respect to the 2025 STIP were paid in cash in the first quarter of 2026. The target amounts reflected in the table represent the target 2025 annual incentive awards under the 2025 STIP, as approved in July 2025 following the Compensation Committee’s midyear review and assessment. Performance results below specified levels would have resulted in zero payout under the 2025 STIP; there was no maximum individual award. See the section titled “2025 Annual Incentives” in the CD&A for further discussion of the 2025 STIP.

(3)
These columns reflect the target and maximum number of units payable under the 2025 Incentive PSU Program granted to the NEOs on February 5, 2025 and, in the case of Mr. Knop, the PSU portion of the Special CFO Award. The base payout factor for the 2025 Incentive PSU Program and PSU portion of Mr. Knop’s Special CFO Award is based on TSR, as measured based on a matrix of absolute TSR performance and relative TSR performance compared to the TSR of the Performance Peer Group, in each case, over the performance period beginning on January 1, 2025 and ending on December 31, 2027. As there is no guaranteed minimum payout for these awards and the Compensation Committee has discretion to decrease any award otherwise payable, we have not included a threshold amount. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 200% of the grant. The actual payout amounts depend upon the satisfaction of the performance measures over the performance period and the certification of the Compensation Committee. Grant date values are determined in accordance with ASC Topic 718.

(4)
This column reflects the number of time-based RSUs granted to the named executive officers. Grant date values are determined in accordance with ASC Topic 718. See “2025 Long-Term Incentive Awards” in the CD&A for further discussion of these awards.

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Outstanding Equity Awards at Fiscal Year-End
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Toby Z. Rice	1,000,000	—	10.00	2/27/27	37,295	1,999,032	—	—
	—	—	—	—	290,348	15,562,657	—	—
	—	—	—	—	71,020	3,806,674	319,066	17,101,921
	—	—	—	—	83,827	4,493,153	251,472	13,478,916
Jeremy T. Knop	—	—	—	—	3,731	199,993	—	—
	—	—	—	—	2,553	136,831	—	—
	—	—	—	—	7,832	419,821	—	—
	—	—	—	—	12,910	691,975	—	—
	—	—	—	—	19,859	1,064,457	—	—
	—	—	—	—	19,436	1,041,783	87,321	4,680,398
	—	—	—	—	23,949	1,283,680	71,858	3,851,584
	—	—	—	—	29,939	1,604,736	59,878	3,209,472
J.E.B. Bolen	—	—	—	—	2,487	133,328	—	—
	—	—	—	—	8,607	461,317	—	—
	—	—	—	—	4,492	240,747	8,969	480,719
	—	—	—	—	6,395	342,749	19,163	1,027,161
	—	—	—	—	26,773	1,435,024
Sarah Fenton	—	—	—	—	2,487	133,328	—	—
	—	—	—	—	8,607	461,317	—	—
	—	—	—	—	4,492	240,747	8,969	480,719
	—	—	—	—	6,395	342,749	19,163	1,027,161
	—	—	—	—	26,773	1,435,024
William E. Jordan	—	—	—	—	8,288	444,242	—	—
	—	—	—	—	64,532	3,458,907	—	—
	—	—	—	—	14,952	801,422	67,183	3,600,985
	—	—	—	—	15,966	855,787	47,899	2,567,361

(1)
This column reflects (a) the unvested portion of the 2023 RSU awards granted on February 13, 2023 to each named executive officer, two-thirds of which vested on February 13, 2024 and February 13, 2025, respectively, with the remaining one-third vesting on February 13, 2026; (b) the unvested 2023 PSU awards, which are included based upon the actual certified payout value for such awards, which were granted on February 13, 2023 to each named executive officer (and, in the case of Mr. Knop, the unvested 2023 PSU award which was granted on July 24, 2023 in connection with Mr. Knop’s appointment as Chief Financial Officer); (c) the unvested portion of the 2024 RSU awards granted on February 16, 2024 to each named executive officer, one-third of which vested on February 16, 2025 with the remaining two-thirds vesting on February 16, 2026 and February 16, 2027, respectively; (d) the 2025 RSU awards granted on February 13, 2025 to each named executive officer, which vest in three equal annual installments beginning on the first anniversary of the grant date; (e) for Mr. Knop, two additional 2023 RSU awards granted on July 24, 2023 in connection with Mr. Knop’s appointment as Chief Financial Officer, which vest (i) for one award, in three equal annual installments beginning on the first anniversary of the grant date, two-thirds of which vested on July 24, 2024 and July 24, 2025, respectively, with the remaining one-third vesting on July 24, 2026, and (ii) for the second award, in one installment on the fifth anniversary of the grant date; (f) for Mr. Knop, the RSU portion of the Special CFO Award granted on February 13, 2025, which vests in three equal annual installments beginning on the third anniversary of the grant date; and (g) for Mr. Bolen and Ms. Fenton, the Special EVP Awards granted on July 25, 2025, which vest in three equal annual installments beginning on the first anniversary of the grant date (in each case, including accrued dividends).

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(2)
This column reflects the market value of RSUs that have not vested, and the 2023 PSU awards that have not vested but for which performance has been certified by the Compensation Committee, as described in footnote (1), as determined by multiplying the number of shares or units as shown in the column to the left by $53.60, the closing price of the Company’s common stock on December 31, 2025.

(3)
This column reflects unearned PSUs shown at the maximum possible performance payout multiple, as of December 31, 2025, which were granted pursuant to the 2024 Incentive PSU Program and the 2025 Incentive PSU Program, and in the case of Mr. Knop, the PSU portion of the Special CFO Award (in each case, including accrued dividends). Awards under the 2024 and 2025 Incentive PSU Programs do not vest until payment following the end of the respective performance periods, which is expected to occur in the first quarter of 2027 and 2028, respectively. The PSU portion of Mr. Knop’s Special CFO Award vests on the third- and fourth-year anniversaries of the grant date (in each case, including accrued dividends).

(4)
This column reflects the payout values at December 31, 2025 of unearned 2024 PSUs and unearned 2025 PSUs, respectively, and in the case of Mr. Knop, the PSU portion of the Special CFO Award. The payout values were determined by multiplying the number of units as shown in the column to the left by $53.60, the closing price of the Company’s common stock on December 31, 2025. The actual payout values of these awards will depend upon, among other things, the Company’s actual performance through the end of the applicable performance periods and the Company’s future stock price.

Option Exercised and Stock Vested
	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Toby Z. Rice	684,640	34,593,464
Jeremy T. Knop	33,581	1,743,291
J.E.B. Bolen	19,189	980,776
Sarah Fenton	19,189	980,776
William E. Jordan	151,744	7,665,992

(1)
Amounts in this column represent the aggregate number of  (a) RSUs that vested in accordance with the terms of their respective award agreements; and (b) PSUs that vested in accordance with the terms of the EQT Corporation 2022 Incentive Performance Share Unit Program. Consistent with Company policy, upon the vesting of these awards, the Company withheld a portion of the otherwise distributable shares in respect of taxes, as follows in aggregate: Mr. Rice—295,051 shares; Mr. Knop—12,848 shares; Mr. Bolen—6,475 shares; Ms. Fenton—6,763 shares; and Mr. Jordan—56,990 shares.

(2)
Stock awards value realized is determined by multiplying (i) the closing market price of EQT’s common stock on the vesting date by (ii) the number of shares of common stock that vested on that date.

Pension Benefits and Non-Qualified Deferred Compensation
The Company does not maintain a defined benefit pension plan or a deferred compensation plan for employees, and there are no deferred compensation balances.
Potential Payments upon Termination or Change of Control
The Company maintains certain plans and has entered into certain agreements that require the Company to provide compensation to the named executive officers in the event of a termination of employment, including a termination of employment following a change of control of the Company. These plans and agreements are summarized below, and such summaries are qualified in their entirety by reference to the full text of such plans and agreements. The 2020 LTIP, the EQT Corporation 2019 Long-Term Incentive Plan (the “2019 LTIP”), and Severance Plan, as well as the forms of our Incentive PSU Program, Restricted Stock Unit Award Agreement, Stock Option Participant Award Agreement, and Short-Term Incentive Plan, and other written agreements described below, have been filed with the SEC as exhibits to, or incorporated by reference in, our 2025 Annual Report.
PAYMENTS PURSUANT TO EXECUTIVE SEVERANCE PLAN
As discussed in the CD&A, the Company established the Severance Plan on May 19, 2020 for the purpose of providing severance benefits to executive officers and other qualifying officers of the Company who are terminated from employment.
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EXECUTIVE COMPENSATION

Each of our named executive officers participates in the Severance Plan.
By accepting the Company’s offer to participate in the Severance Plan, each named executive officer agreed, among other things, to the following restrictive covenants:
■
Restrictions on competition (24 months for Mr. Rice and 12 months for other named executive officers);

■
Restrictions on customer solicitation (24 months for Mr. Rice and 12 months for other named executive officers); and

■
Restrictions on employee, consultant, vendor, or independent contractor recruitment (24 months for Mr. Rice and 12 months for other named executive officers).

Severance Benefits Under the Severance Plan
Under the Severance Plan, the Company’s named executive officers are eligible to receive the following severance benefits upon a termination of employment (i) by the Company other than for “cause,” “disability,” or death, or (ii) by the participant with “good reason” (in each case, as defined in the Severance Plan):
■
A lump-sum cash payment equal to the amount of any unpaid annual cash bonus for the calendar year before the year in which the participant’s termination of employment occurs, payable based on actual performance when annual bonuses are paid in the ordinary course (the “Unpaid Prior Year Bonus”);

■
A cash severance payment equal to two times (for the Company’s CEO) or one times (for the other participating named executive officers) the sum of the participant’s (i) annual base salary and (ii) the average of the annual bonuses the participant earned for the three fiscal years preceding the year of the participant’s termination of employment, which will be paid in equal installments over a period of 24 months (for the Company’s CEO) or 12 months (for the other participating NEOs) following the participant’s termination of employment;

■
A lump-sum cash payment equal to the participant’s annual cash bonus for the year in which the termination of employment occurs, prorated to reflect the number of days that the participant was employed during the calendar year and payable based on actual performance when annual bonuses are paid in the ordinary course;

■
A lump-sum cash payment equal to the product of  (i) 18 and (ii) 100% of the then-current Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) monthly rate for family coverage, which will be paid within 60 days following the participant’s termination of employment; and

■
Accelerated vesting of a prorated portion of all outstanding time-vesting, long-term incentive awards and continued vesting of a prorated portion of all outstanding performance-vesting awards through the conclusion of the applicable performance period, which will be settled based on actual performance at the end of the applicable performance period.

Termination in Connection with Change in Control
The Severance Plan provides for modified severance to the Company’s named executive officers in the event of a termination of employment by the Company without “cause” or by the participant for “good reason” within the two-year period commencing on a change in control (as defined in the 2020 LTIP), as follows:
■
Payment of the Unpaid Prior Year Bonus;

■
A cash severance payment equal to three times (for the Company’s CEO) or two times (for the other participating named executive officers) the sum of the participant’s (i) annual base salary and (ii) the average of the annual bonuses the participant earned for the three fiscal years preceding the year of the participant’s termination of employment, which will be paid within 60 days following the participant’s termination of employment;

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■
A lump-sum cash payment equal to the participant’s annual cash bonus for the year in which the termination of employment occurs, prorated to reflect the number of days that the participant was employed during the calendar year and payable based on actual performance when annual bonuses are paid in the ordinary course;

■
A lump-sum cash payment equal to the product of  (i) 24 and (ii) 100% of the then-current COBRA monthly rate for family coverage, which will be paid within 60 days following the participant’s termination of employment; and

■
Accelerated vesting of all outstanding time-vesting long-term incentive awards and continued vesting of all outstanding performance-vesting awards remaining outstanding through the conclusion of the applicable performance period, which will be settled based on actual performance at the end of the applicable performance period.

“Cause” is defined as the named executive officer’s: (i) conviction of a felony, a crime of moral turpitude, or fraud, or the participating named executive officer having committed fraud, misappropriation, or embezzlement in connection with the performance of his or her duties; (ii) willful and repeated failures to substantially perform assigned duties; or (iii) violation of any provision of a written employment-related agreement or express significant policies of the Company.
“Good reason” is defined as the named executive officer’s resignation within 90 days after: (i) a reduction in the named executive officer’s base salary of 10% or more (unless the reduction is applicable to all similarly-situated employees); (ii) a reduction in the named executive officer’s annual short-term bonus target of 10% or more (unless the reduction is applicable to all similarly-situated employees); (iii) a significant diminution in the named executive officer’s job responsibilities, duties, or authority; (iv) a change in the geographic location of the named executive officer’s primary reporting location of more than 50 miles; and/or (v) any other action or inaction that constitutes a material breach by the Company of the Severance Plan.
Receipt of these benefits is subject to the named executive officer executing and not revoking a release of claims in favor of the Company and his or her continued compliance with certain restrictive covenants.
The Severance Plan does not provide for any tax gross-ups. In the event the named executive officer would be subject to the 20% excise tax under Section 4999 of the Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the payments and benefits to the named executive officer would be reduced to the maximum amount that does not trigger the excise tax unless the participating named executive officer would retain greater value (on an after-tax basis) by receiving all payments and benefits and paying all excise and income taxes.
PAYMENTS PURSUANT TO COMPANY PLANS
Awards granted under the 2020 LTIP and 2019 LTIP provide that a participant would be entitled to the benefits described in the termination scenarios set forth below.
Termination for “Good Reason” or Without “Cause”
Upon termination for “good reason” or without “cause,” all outstanding awards under the 2020 LTIP for each of our NEOs would vest as, and to the extent required by, the Severance Plan, as further described above. “Good reason” and “cause” have the meanings set forth above.
Voluntary Termination for Any Reason Other Than Good Reason
Generally, upon a voluntary termination of employment for any reason other than “good reason,” all unvested options, restricted stock units, and performance awards are forfeited. Unexercised vested options held on the date of termination would be exercisable for the remaining original term of the options. If, following a voluntary termination (other than for “good reason”), the participant remains
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EXECUTIVE COMPENSATION

on the Board, then the participant’s awarded equity will continue to vest for so long as such participant remains on the Board.
Termination for “Cause”
Upon termination of employment for “cause,” all unvested options, restricted stock units, and performance awards, and all unexercised vested options, are forfeited.
Termination Resulting from Death or Disability
Upon a participant’s death, (i) 100% of the participant’s unvested 2025 RSUs, 2024 RSUs, and 2023 RSUs and, in the case of Mr. Knop, the RSU portion of the Special CFO Award and, in the case of Mr. Bolen and Ms. Fenton, the Special EVP Awards, would vest and (ii) 100% of the participant’s 2025 PSUs, 2024 PSUs, and 2023 PSUs and, in the case of Mr. Knop, the PSU portion of the Special CFO Award, would vest and become payable without giving effect to the payout factor under the applicable program.
A participant who becomes disabled before payment of the 2025 PSUs, 2024 PSUs, and 2023 PSUs and, in the case of Mr. Knop, the PSU portion of the Special CFO Award, may receive payment for a pro rata portion of the participant’s awarded performance share units, based on the number of calendar days during the three-year performance period that the participant served prior to the termination resulting from disability, with payment contingent upon the Company’s achievement of the performance conditions under the applicable program.
Change of Control Under the 2020 LTIP
In 2020, the Board adopted, and the Company’s shareholders approved, the 2020 LTIP. While the 2020 LTIP replaced the 2019 LTIP, the awards outstanding under the 2019 LTIP remain subject to the terms and conditions of the 2019 LTIP. Each of these plans provides, as a default, “double trigger” vesting of awards, provided that such awards are assumed by an acquirer in a change of control transaction or equitably converted in the transaction. In other words, vesting of awards granted under the 2020 LTIP or the 2019 LTIP generally accelerates only if the participant’s employment is involuntarily terminated or the participant resigns for good reason within two years after a qualifying change of control. The Company believes that “double trigger” vesting of equity awards enhances shareholder value by encouraging executive retention during and following a change of control transaction, enhancing post-change of control integration with an acquirer, and aligning executive incentives with the interests of the Company’s shareholders.
In the event of a change of control of the Company, the treatment of awards outstanding under the 2020 LTIP and the 2019 LTIP depends on whether the awards are assumed by an acquirer in a change of control or equitably converted in the transaction. If the awards are assumed by the acquirer or equitably converted in the transaction and the participant’s employment is involuntarily terminated or the participant resigns for “good reason” within two years after the qualifying change of control, then, upon such termination or resignation:
■
all of the participant’s unvested options automatically accelerate and become fully exercisable;

■
all of the participant’s time-based vesting restrictions on restricted shares and restricted stock units lapse; and

■
the performance criteria and other conditions to payment of the participant’s outstanding performance awards automatically will be deemed achieved at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of termination, and such awards will be paid on such basis.

However, if the awards are not assumed by the acquirer or equitably converted in the transaction:
■
all of the participant’s unvested options automatically accelerate and become fully exercisable;

■
all of the participant’s time-based vesting restrictions on restricted shares and restricted stock units lapse; and

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■
the performance criteria and other conditions to payment under the participant’s outstanding performance awards automatically will be deemed achieved at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the change of control, and such awards shall be paid on such basis.

Each of the 2020 LTIP and the 2019 LTIP define “change of control” to mean, generally, any of the following events:
■
the sale of all or substantially all of the Company’s assets, unless the Company’s shareholders prior to the sale own at least 80% of the acquirer’s stock after the sale;

■
the acquisition by a person or group of beneficial owners of 20% or more of the Company’s outstanding common stock, subject to enumerated exceptions;

■
the termination of the Company’s business and the liquidation of the Company;

■
the consummation of a merger, consolidation, reorganization, share exchange, or similar transaction of the Company, unless the Company’s shareholders immediately prior to the transaction continue to hold more than 60% of the voting securities of the resulting entity, no person beneficially owns 20% or more of the resulting entity’s voting securities, and individuals serving on the Company’s Board immediately prior to the transaction constitute at least a majority of the resulting entity’s board; and

■
a change in the composition of the Board, so that existing Board members and their approved successors do not constitute a majority of the Board.

General
Except as discussed above, under the 2020 LTIP and the 2019 LTIP, a participant has no rights with respect to outstanding PSUs or RSUs prior to vesting and settlement.
Short-Term Incentive Plan
The 2025 STIP contains guidelines to determine awards when a participant’s status changes during the year. Generally, the guidelines provide for no payment to an employee under the 2025 STIP in the event the employee is terminated by the Company or elects to voluntary terminate his or her employment with the Company, in either case prior to payment by the Company of an incentive award under plan. A participant whose employment terminates by reason of death or disability (as defined in the 2020 LTIP) following the conclusion of the plan year but prior to payment of an incentive award under the plan is eligible for the payment that the individual would have received had he or she remained employed as of the payment date. A participant may be considered for a pro rata payment in the event of termination due to death or disability during the plan year, in all such cases contingent upon achievement of the performance criteria and the participant otherwise qualifying for incentive payment, and subject to the Compensation Committee’s discretion to pay a lesser amount.
Under the terms of the 2025 STIP, in the event of a change of control (as defined in the 2020 LTIP), the plan year will automatically end, the performance measures shall be deemed to have been achieved for the pro rata portion of the calendar year that elapsed through the date of the change of control at target levels and incentive awards will be paid to the participants on this basis, subject to terms of the 2025 STIP and the Compensation Committee’s discretion to pay a lesser amount.
PAYMENTS TRIGGERED UPON HYPOTHETICAL TERMINATION OF EMPLOYMENT OR CHANGE OF CONTROL ON DECEMBER 31, 2025
The tables below reflect the amount of compensation payable to each of our named executive officers upon a hypothetical termination of employment or change of control on December 31, 2025.
For purposes of the analysis, the Company has assumed that:
■
any amount payable in the discretion of the Compensation Committee will be paid, the amount paid will conform to any guidelines included in an applicable plan, and the amounts constituting

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EXECUTIVE COMPENSATION

benefits and perquisites will be paid at market rates (note that these assumptions are not intended to be suggestive of the decisions that the Compensation Committee would make in any actual circumstance);
■
each named executive officer will take all action necessary or appropriate for such named executive officer to receive the maximum available benefit, such as the execution of a release of claims or compliance with applicable covenants;

■
no named executive officer will remain on the Board following termination of employment; and

■
in the event of a change of control, the acquirer does not assume or equitably convert the outstanding long-term incentive awards issued under the 2020 LTIP or the 2019 LTIP and, therefore, such awards accelerate and pay out upon the change of control. Under the terms of each of the 2020 LTIP and the 2019 LTIP, however, an acquirer could elect to allow such awards to remain outstanding or to convert such awards to other awards on an equitable basis. If such amounts are, in fact, paid upon the occurrence of a change of control, the named executive officer would not be entitled to a duplicate payment upon a subsequent termination of employment for any reason.

The closing price of the Company’s common stock on December 31, 2025 ($53.60 per share) is used where payment amounts or values are dependent upon the Company’s stock price.
The actual amounts to be paid to each named executive officer upon a termination of employment or a change of control may be determined only at the time of the termination of employment or change of control.
For the purposes of the tables below, “good reason” is defined in the Severance Plan and “termination by executive without good reason” includes retirement.
The discussion above and the tables below do not address:
■
vested Company distributions and retirement matches to the 401(k) plan;

■
distributions of amounts invested in the Company’s employee stock purchase plan;

■
life insurance in an amount equal to one-times base salary;

■
potential impacts from any accelerations or other payments considered to be “parachute payments” under Code Sections 280G and 4999 (see “Excise Tax Provisions”);

■
payments under the Company’s long-term disability insurance policy; or

■
similar payments,

as these plans and arrangements do not discriminate in favor of the Company’s named executive officers and are available generally to all salaried employees.
Toby Z. Rice
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan	4,774,634	—	4,774,634	—	3,351,737	—	—
Short-Term Incentive(2)	—	—	—	—	2,535,000	2,535,000	2,535,000
Long-Term Incentive(3)	30,810,626	—	30,810,626	—	41,151,934	41,151,934	23,509,784
Total	35,585,260	—	35,585,260	—	47,038,671	43,686,934	26,044,784
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Jeremy T. Knop
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan	2,336,950	—	2,336,950	—	2,361,534	—	—
Short-Term Incentive(2)	—	—	—	—	1,140,750	1,140,750	1,140,750
Long-Term Incentive(3)	6,748,691	—	6,748,691	—	12,314,003	12,314,003	4,493,408
Total	9,085,641	—	9,085,641	—	15,816,287	13,454,753	5,634,158
J.E.B. Bolen
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Agreement	1,832,093	—	1,832,093	—	1,740,520	—	—
Short-Term Incentive(2)	—	—	—	—	946,400	946,400	946,400
Long-Term Incentive(3)	1,673,926	—	1,673,926	—	3,367,105	3,367,105	792,751
Total	3,506,019	—	3,506,019	—	6,054,025	4,313,505	1,739,151
Sarah Fenton
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan	1,832,093	—	1,832,093	—	1,740,520	—	—
Short-Term Incentive(2)	—	—	—	—	946,400	946,400	946,400
Long-Term Incentive(3)	1,673,926	—	1,673,926	—	3,367,105	3,367,105	792,751
Total	3,506,019	—	3,506,019	—	6,054,025	4,313,505	1,739,151
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EXECUTIVE COMPENSATION

William E. Jordan
	Termination by Company Without Cause ($)	Termination by Company for Cause ($)	Termination by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Termination upon Change of Control(1) ($)	Death ($)	Disability ($)
Payments under Severance Plan	1,896,515	—	1,896,515	—	2,013,014	—	—
Short-Term Incentive(2)	—	—	—	—	874,575	874,575	874,575
Long-Term Incentive(3)	6,598,250	—	6,598,250	—	8,644,531	8,644,531	5,087,128
Total	8,494,765	—	8,494,765	—	11,532,120	9,519,106	5,961,703
The following footnotes are applicable to each of the preceding tables:
(1)
For Termination upon Change of Control, we have assumed a change of control of the Company and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason) on that date.

(2)
Amounts shown as payable under the “Short-Term Incentive” row of the table for a Termination upon Change of Control reflect (i) payment of an amount equal to the executive’s 2025 annual incentive target, which amount is payable at target in accordance with the terms of the 2025 STIP upon the automatic termination of the 2025 STIP plan year at year-end as a result of the occurrence of the change of control (see discussion above for additional details) plus (ii) an additional amount equal to (x) the actual 2025 annual cash bonus that would have been paid to the executive under the 2025 STIP based on actual performance under the plan (for 2025, determined based upon actual 2025 STIP plan performance of 1.69 times) minus (y) the executive’s 2025 annual incentive target. The amount payable under the foregoing item (ii) is payable in accordance with the terms of the Executive Severance Plan. With respect to amounts shown as payable under the “Short-Term Incentive” row for death or disability, under the 2025 STIP, a NEO whose employment terminated by reason of death or long-term disability during the plan year may be eligible for payment of a prorated amount of their annual incentive award under the 2025 STIP based on the NEO’s active service during the plan year and contingent upon satisfaction of the performance criteria contained in the 2025 STIP. The table above assumes payment of the amount of each NEO’s annual incentive award for 2025 in the event of termination of employment on December 31, 2025 due to death or disability based upon the actual 2025 STIP funding multiple of 1.69 times.

(3)
The “Long-Term Incentive” row reflects the value of stock payments a NEO would be entitled to receive under outstanding long-term incentive programs (with the dollar value of (i) the outstanding 2023 Incentive PSU awards, which remained unvested as of December 31, 2025 but for which performance under the plan has been certified by the Compensation Committee, determined based upon the actual certified payout value for such awards and (ii) the outstanding 2024 and 2025 Incentive PSU awards, which remained unvested as of December 31, 2025 and for which the performance period was not completed as of December 31, 2025, determined at target) under each of the various termination scenarios. In accordance with SEC rules, the value of any vested but unexercised options is not reflected in the table for Mr. Rice above.

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Pay Versus Performance

The following information (“PVP Table”) is presented to disclose the relationship between executive compensation actually paid (“CAP”), as calculated under applicable SEC rules, and the Company’s financial performance. As required by SEC rules, the table presented below discloses CAP for (i) the Company’s principal executive officer (“PEO”), Mr. Toby Z. Rice, and (ii) the Company’s NEOs other than Mr. Rice (“Non-PEO NEOs”), on an average basis.
The methodology for calculating amounts presented in the columns for 2025 “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs,” including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table totals to arrive at the values presented for CAP, are provided in the footnotes to the table. A narrative discussion of the relationship between CAP and the Company performance measures (i) listed in the table below and (ii) that the Company has deemed most important in linking CAP to Company performance during 2025 is also presented below. For prior years’ footnotes describing the adjustments to calculate PEO CAP and Non-PEO NEOs CAP, please refer to the previously filed proxy statements for such prior years.
We have identified free cash flow(1) as our Company-Selected Measure that represents, in our view, the most important financial performance measure used to link CAP to our performance. We believe that our ability to grow our free cash flow is important to our shareholders, as increased free cash flow supports our ability to pay regular quarterly dividends, reduce our outstanding indebtedness, and engage in share repurchases, among other benefits. Free cash flow, measured on a per share basis, is the most heavily weighted performance measure under our 2025 STIP, with Company performance on this measure driving 30% of the plan funding for the 2025 STIP, as described in greater detail in our Compensation Discussion and Analysis.
(1)
Free cash flow is a non-GAAP financial measure. See Appendix A for the definition and reconciliation of, and other important information regarding, this non-GAAP financial measure.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss)(5) ($ thousands)	Free Cash Flow(6) ($ millions)
					Total Shareholder Return	Peer Group Total Shareholder Return(4)
2025	$16,087,233	$25,997,564	$5,351,587	$6,618,795	$448.69	$323.98	$2,039,247	$2,949
2024	$11,254,921	$26,423,276	$2,932,432	$5,316,204	$381.45	$330.20	$230,577	$695
2023	$10,600,926	$23,366,571	$2,935,581	$4,389,834	$314.26	$279.54	$1,735,232	$858
2022	$11,600,737	$46,062,802	$2,662,847	$8,559,063	$270.43	$277.66	$1,770,965	$1,925
2021	$16,919,763	$37,208,460	$3,778,671	$6,869,438	$171.60	$181.38	$(1,142,747)	$925
(1)
PEO CAP for 2025 was calculated as follows: (i) Mr. Rice’s Summary Compensation Table Total for 2025, minus (ii) the grant date fair value of the equity awards granted to Mr. Rice in 2025 (the “Grant Date Fair Value—2025 Equity Grants”), plus (iii) the fair value at year-end 2025 of the equity awards granted to Mr. Rice in 2025 that remained outstanding and unvested at year-end 2025 (the “Fair Value at Year-end—2025 Equity Grants”), plus (iv) for the portion of the equity awards granted to Mr. Rice prior to 2025 that remained outstanding and unvested at year-end 2025, the amount by which the fair value at year-end 2025 exceeded the fair value at year-end 2024 (the “Increase in Fair Value at Year-end—Unvested Portions of Pre-2025 Equity Grants”), plus (v) for Mr. Rice’s 2022, 2023 and 2024 RSU Awards, the amount equal to the change in fair value at the vesting date, as compared to the fair value at year-end 2024 (the “Changes in Fair Value of 2022, 2023 and 2024 RSU Awards at Vesting Dates”).

(i) 2025 Summary Comp Table Total	minus, (ii) Grant Date Fair Value—2025 Equity Grants		plus, (iii) Fair Value at Year-end—2025 Equity Grants		plus, (iv) Increase in Fair Value at Year-end—Unvested Portions of Pre-2025 Equity Grants		plus, (v) Changes in Fair Value of 2022, 2023 and 2024 RSU Awards at Vesting Dates	2025 CAP to PEO
	2025 Incentive PSU Award	2025 RSU Awards	2025 Incentive PSU Award	2025 RSU Awards	2023 and 2024 RSU Awards	2023 and 2024 Incentive PSU Awards
$16,087,233	$(9,213,378)	$(4,338,854)	$9,772,302	$4,493,153	$955,170	$7,418,030	$823,908	$25,997,564
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(2)
For years 2025 through 2021, the Non-PEO NEOs were:

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2025: Messrs. Bolen, Knop, and Jordan and Ms. Fenton (our “2025 Non-PEO NEOs”)

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2024: Messrs. Duran, Knop, Jordan, and Wingo

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2023: Messrs. Duran, Khani, Knop, and Jordan and Ms. Evancho

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2022: Messrs. Duran, Khani, and Jordan and Ms. Evancho

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2021: Messrs. Duran, Khani, and Jordan and Ms. Evancho

(3)
The “Average Compensation Actually Paid to Non-PEO NEOs” presented in the table above for 2025 was calculated as follows: (i) the average of the 2025 Summary Compensation Table Total for each of the 2025 Non-PEO NEOs, minus (ii) the average of the grant date fair values of the equity awards granted in 2025 to the 2025 Non-PEO NEOs (“Average Grant Date Fair Value—2025 Equity Grants”), plus (iii) the average of the fair values at year-end 2025 of the equity awards granted in 2025 to the 2025 Non-PEO NEOs which remained outstanding and unvested at year-end 2025 (“Average Fair Value at Year-end—2025 Equity Grants”), plus (iv) for any portion of the equity awards granted prior to 2025 to the 2025 Non-PEO NEOs that remained outstanding and unvested at year-end 2025, the amount by which the average of the fair values at year-end 2025 of such unvested awards exceeded the average of the fair values at year-end 2024 of such unvested awards (“Average Increase in Fair Value at Year-end—Unvested Portions of Pre-2025 Equity Grants”), plus (v) for any portion of the equity awards granted prior to 2025 to the 2025 Non-PEO NEOs, the amount equal to the change in the average of the fair values at the vesting dates, as compared to the average of the fair values at year-end 2024 (“Changes in Fair Value of 2022, 2023 and 2024 RSU Awards at Vesting Dates”).

(i) Average 2025 Summary Comp Table Total	minus, (ii) Average Grant Date Fair Value—2025 Equity Grants		plus, (iii) Average Fair Value at Year-end—2025 Equity Grants		plus, (iv) Average Increase in Fair Value at Year-end—Unvested Portions of Pre-2025 Equity Grants		plus, (v) Changes in Fair Value of 2022, 2023, and 2024 RSU Awards at Vesting Dates	Average 2025 CAP to Non-PEO NEOs
	2025 Incentive PSU Award	2025 RSU Awards	2025 Incentive PSU Award	2025 RSU Awards	2023 and 2024 RSU Awards	2023 and 2024 Incentive PSU Awards
$5,351,587	$(1,996,405)	$(1,788,535)	$2,117,516	$1,824,937	$152,394	$855,361	$101,940	$6,618,795

(4)
In accordance with applicable SEC rules, peer group TSR for each year was calculated on a market capitalization weighted basis according to the respective issuers’ stock market capitalization at the beginning of each period for which a return is indicated. TSR for both the Company and the peer group is based on an initial $100 investment, measured on a cumulative basis from the market close on December 31, 2020, through and including the end of the applicable fiscal year as presented in the table. TSR calculations reflect reinvestment of dividends. The Company’s peer group for purposes of Item 201(e) of Regulation S-K was utilized for purposes of calculating peer group total shareholder return as follows:

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Antero Resources Corporation; Antero Midstream Corporation; APA Corporation; Coterra Energy, Inc.; Devon Energy Corporation; Diamondback Energy, Inc.; EOG Resources, Inc.; Expand Energy Corporation; Occidental Petroleum Corporation; ONEOK, Inc.; Ovintiv Inc.; Permian Resources Corporation; Range Resources Corporation; Targa Resources Corporation; and The Williams Companies, Inc. (collectively “2025 Peer Group”).

The TSR peer group for 2024, which differed from the 2025 Peer Group, consisted of the following companies: Antero Resources Corporation; APA Corporation; CNX Resources Corporation; Comstock Resources, Inc.; Coterra Energy, Inc.; Devon Energy Corporation; Diamondback Energy, Inc.; Matador Resources Company; Murphy Oil Corporation; Ovintiv Inc.; and Range Resources Corporation (collectively “2024 Peer Group”). If the 2024 Peer Group were used, the peer group TSR for each year would be $217.31, $327.46, $308.95, $310.25, and $315.95 for 2021, 2022, 2023, 2024, and 2025, respectively. Please refer to the CD&A portion of the proxy above for details regarding the Compensation Committee’s design of the 2025 Peer Group.
(5)
Amounts shown are net income (loss) attributable to EQT Corporation, as reflected in the Company’s Statements of Consolidated Operations for each of the years ended December 31, 2021, 2022, 2023, 2024 and 2025.

(6)
Free cash flow is a non-GAAP financial measure. See Appendix A for the definition and reconciliation of, and other important financial information regarding, this non-GAAP financial measure.

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Narrative Discussion of Relationship Between CAP and Financial Performance Measures

One objective of the PVP Table is to illustrate how performance-based features in our executive compensation program operate to index pay to performance. As further explained below, we believe that the PVP Table reflects an alignment of CAP with improvements in the Company’s performance on key financial performance measures.
In addition to reviewing this discussion and the PVP Table above, we encourage you to read the Compensation Discussion and Analysis section of this proxy statement, which explains our executive compensation philosophy and programs as well as compensation decisions relating to 2025 compensation for our NEOs.
CAP Versus Company TSR
As illustrated in Chart 1 below, increases in the Company’s TSR during the initial two-year period of 2021 through 2022 correspond with positive CAP values for our PEO and Non-PEO NEOs over the same period. During the subsequent three-year period of 2023 through 2025, CAP values declined relative to 2021 and 2022 but remained positive, consistent with year-over-year increases in TSR.
The Company’s compensation program is designed to place a significant portion of NEO compensation at risk through performance-based equity incentives, including incentive PSU awards and time-based RSUs, and, for the PEO, a stock option award granted in 2020. The Company’s strong absolute TSR performance over this five-year period contributed, on average, to increases in the fair value of unvested and in-period vesting equity awards.
Chart 1: Alignment of PEO and Non-PEO NEOs’ CAP Amounts with Company TSR
Company TSR Versus Peer Group TSR
The Company continued to outperform its peer group on five-year cumulative TSR for the period 2021 through 2025. As discussed above, the Company’s executive compensation program is designed so that a significant portion of NEO compensation consists of performance-based, at-risk long-term equity incentive awards. The Company’s strong absolute TSR performance over this five-year period contributed to increases in the fair value of unvested and in-period vesting equity awards, resulting in positive CAP over the period.
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In addition, the Company’s incentive PSU programs incorporate payout factors tied to Company performance measured against a combination of absolute and relative TSR performance goals. These TSR-based performance measures provide for increased payout opportunities in the event the Company’s TSR outperforms the pre-established goals and reduced payout opportunities in the event of underperformance.
As illustrated in Chart 2 below, the Company outperformed its peer group on a cumulative TSR basis over the five-year period. Consistent with applicable SEC rules, Company and peer group TSR were calculated on a cumulative, market-weighted basis over the five-year period of 2021 through 2025, assuming an initial investment of  $100 on December 31, 2020. The companies included in the peer group are identified in footnote 4 to the Pay Versus Performance table.
Chart 2: Comparison of Company TSR and Peer Group TSR
CAP Versus Free Cash Flow
As described above, the Company has identified free cash flow as its Company-Selected Measure, as it represents, in the Company’s view, the most important financial measure used to link CAP to performance. Free cash flow, measured on a per-share basis, was the most heavily-weighted metric under the Company’s STIP programs for fiscal years 2021 through 2025. As illustrated in Chart 3 below, year-over-year changes in CAP generally track changes in the Company’s free cash flow over the five-year period, with free cash flow outperforming CAP in 2025. This relationship primarily reflects the Company’s use of equity-based incentives in its compensation program and the positive impact of increased free cash flow on the Company’s stock price.
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Chart 3: Alignment of CAP with Free Cash Flow
CAP Versus Net Income
SEC rules require net income to be presented as a performance measure in the Pay Versus Performance table above. As illustrated in the table, changes in CAP for our PEO and non-PEO NEOs are generally not aligned with performance on net income as a financial performance measure. We believe that this result is due, in part, to the impact of changes in the fair value of derivative instruments prior to settlement on the Company’s reported net income for a particular period. Natural gas is a commodity, and, therefore, we typically receive market-based pricing for our produced natural gas and natural gas liquids. To protect our cash flow from undue exposure to the risk of changing commodity prices, we hedge a portion of our forecasted natural gas production using derivative instruments (which we sometimes refer to as natural gas commodity price hedges) at, for the most part, New York Mercantile Exchange (NYMEX) natural gas prices. Volatility in the market price of natural gas over time causes us to recognize gains or losses on these hedges prior to their settlement, which impacts our reported net income in a manner which we believe is not necessarily reflective of the strength and financial performance of our business.
Important Financial Performance Measures
The following table sets forth an unranked list of the most important financial performance measures, including the Company-Selected Measure, used by the Company to link CAP for all NEOs to Company performance for 2025.
Relative Total Shareholder Return
Absolute Total Shareholder Return
Free Cash Flow(1)

(1)
Please see the Compensation Discussion and Analysis section of this proxy statement for a discussion of free cash flow, which, measured on a per-share basis, represents the most heavily-weighted financial performance measure under the Company’s 2025 STIP. Please also see Appendix A to this proxy statement for the definition and reconciliation of, and other important information regarding, free cash flow, which is a non-GAAP performance measure.

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Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO, Mr. Toby Z. Rice, to that of our median employee. In making this pay ratio disclosure, other companies may use assumptions, estimates, and methodologies different than ours; as a result, the following information may not be directly comparable to the information provided by other companies in our peer group or otherwise. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Mr. Rice’s annual total compensation for 2025, calculated pursuant to SEC rules, was $16,087,233. The annual total compensation of the median employee of the Company for 2025, calculated pursuant to SEC rules, was $155,823. Accordingly, the ratio of the annual total compensation of the CEO to that of the median employee of the Company was 103:1 for 2025.
For the year ended December 31, 2025, we identified a new median employee. In identifying the median employee, we used total direct compensation as our compensation measure and a determination date of December 31, 2025 (the “Determination Date”). Total direct compensation is (i) annual base salary, plus (ii) target annual bonus, plus (iii) annual equity incentive target or, in the case of hourly employees, (i)(x) hourly rate (as of the Determination Date), times (y) expected hours per year, plus (ii) target annual bonus, plus (iii) annual equity incentive target. We believe that total direct compensation is an appropriate compensation measure because, under our “equity for all” program, every permanent employee received an RSU grant in 2025. We then selected the median employee, having identified the 2025 total direct compensation for all of our employees (excluding our CEO) on the Determination Date. We included all employees (full-time and part-time) in our calculation.
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Long-Term Incentive Plan Matters

Proposal 3―Approval of a Proposed Amendment to the Company’s 2020 Long-Term Incentive Plan

INTRODUCTION
We are asking you to approve an amendment (the “Third Amendment”) to the 2020 LTIP to (i) increase the number of shares available for issuance under the 2020 LTIP, (ii) eliminate the ETRN Pool (as defined below), and (iii) extend the term of the 2020 LTIP from 2030 to 2036. The 2020 LTIP was approved by our shareholders in May 2020, and in April 2022, our shareholders approved the First Amendment to the 2020 LTIP to increase its authorized share pool by 18,000,000 shares. Additionally, the 2020 LTIP was subsequently amended by the Second Amendment to provide for the assumption of the ETRN Pool following the Equitrans Midstream Acquisition in July 2024 (each as defined below).
Our Board believes that the 2020 LTIP has been effective in attracting and retaining employees, officers, and directors of outstanding ability. Importantly, we believe that the 2020 LTIP provides incentives that align the economic interests of plan participants with those of our shareholders. To enable EQT to continue offering meaningful equity-based incentives to key employees, consultants, and non-employee directors, the Board believes that it is both necessary and appropriate to increase the number of shares available for issuance under the 2020 LTIP and extend the term of the 2020 LTIP.
As a result, on February 24, 2026, our Board, on the recommendation of the Management Development and Compensation Committee, unanimously approved and adopted the Third Amendment, subject to shareholder approval. If approved by shareholders at the 2026 Annual Meeting, the Third Amendment will be effective upon such shareholder approval (the “Effective Date”). If approved by shareholders, the Third Amendment will amend the 2020 LTIP to increase the authorized number of shares available under the 2020 LTIP by 34,000,000 shares and extend the term of the 2020 LTIP to 2036. If the Third Amendment is not approved by shareholders, the 2020 LTIP will remain in effect in accordance with its terms as it existed immediately prior to the 2026 Annual Meeting.
OVERVIEW OF THIRD AMENDMENT
Equity compensation is a vital component of our executive compensation philosophy. In addition to playing a pivotal role in our ability to continue to attract, retain, and motivate our employees (including our executive officers) and non-employee directors, equity compensation is a strategic asset in continuing our effectuation of the continued transformation and long-term success of EQT. Equity compensation directly anchors our employees to long-term value creation. This anchoring is critical in establishing the type of aligned, nimble, and driven workforce needed to maximize value creation in a dynamic, transformative environment.
The Board believes it is in the best interests of EQT and its shareholders to approve the Third Amendment to increase the number of shares available for issuance under the 2020 LTIP and extend the term of the 2020 LTIP so that the Company can continue to motivate outstanding performance by our executive officers, employees, consultants, and non-employee directors. If this proposal is not approved, we believe that we would need to make significant changes to our long-term incentive program, such as settling most or all awards in cash, thus reducing resources available to meet our business needs. We also believe that we would be at a significant disadvantage for recruiting, retaining, and motivating those individuals who are critical to our success, as the changes to our compensation practices would limit our flexibility to provide competitive compensation and thus our ability to attract, retain, and reward the caliber of employees, consultants, and non-employee directors necessary to achieve superior performance.
Accordingly, we are asking shareholders to approve the Third Amendment to authorize 34,000,000 new shares for issuance under the 2020 LTIP and extend the term of the 2020 LTIP from 2030 to 2036.
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As of February 17, 2026, up to 4,303,647 shares remained available for awards under the 2020 LTIP, based on the assumptions set forth in this Proposal 3 under “Key Data Relating to Outstanding Equity Awards.”
The Board also believes it is in the best interests of EQT and its shareholders to eliminate the available share pool (the “ETRN Pool”) that EQT assumed in connection with the Company’s acquisition of Equitrans Midstream Corporation in 2024 (the “Equitrans Midstream Acquisition”), which such pool had 4,804,332 shares available for issuance as of February 17, 2026 (such available shares, the “ETRN Pool Shares”). Currently, the ETRN Pool Shares may only be awarded to employees who were not employed by the Company on the date that the Equitrans Midstream Acquisition closed. The Board believes that eliminating the ETRN Pool will allow for the more efficient administration of a single share pool under the 2020 LTIP. Accordingly, the Third Amendment also provides for the elimination of the ETRN Pool. Consistent with the proposed elimination of the ETRN Pool Shares, the Company ceased utilizing the ETRN Pool Shares for new equity grants from and after February 17, 2026 pending approval of the Third Amendment.
NUMBER OF SHARES REQUESTED UNDER THE THIRD AMENDMENT
In determining the requested increase to the number of shares to be reserved by the Third Amendment, the Board considered the following:
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Burn Rate. Burn rate measures a company’s usage of shares for the company’s equity incentive plans as a percentage of its outstanding common stock. EQT has been advised by its independent consultant that its average annual burn rate of 0.56% over the last three-year period is considered reasonable by most institutional shareholders for a company of our size in our industry. Please see the table within the “Significant Historical Award Information” section of this Proposal 3.

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Forecasted Grants. In determining EQT’s projected share utilization, the Board considered a forecast that included the following factors: (i) the shares needed for retention and attraction of executive officers, other key employees, and non-employee directors; (ii) forecasted future grants to all employees under our Equity for All program; and (iii) the shares remaining available for issuance under the 2020 LTIP.

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Proxy Advisory Guidelines. The Board considered publicly available proxy advisory guidelines with respect to the appropriate share reserve for an equity plan.

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Independent Compensation Consultant Feedback. The Board considered the advice of Meridian, EQT’s independent compensation consultant.

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Total Potential Dilution. As of February 17, 2026, the issuance of 34,000,000 shares under the Third Amendment would increase our dilution rate by 5.44% to 6.85%.

Assuming performance awards pay out at maximum levels, the plan share reserve under the 2020 LTIP, after giving effect to the Third Amendment, is estimated to provide a pool that will last for approximately five years from the Effective Date. Our actual share usage will vary from our estimate based upon changes in market grant values, changes in the number of recipients, changes in our stock price, changes in the structure of our long-term incentive program, changes in our dividend rate, and forfeitures of outstanding awards. We believe that the proposed share reserve reflects an appropriate balance between our desire to allow maximum flexibility in a competitive labor market and shareholder interests of limiting dilution.
GOOD CORPORATE GOVERNANCE PRACTICES
The 2020 LTIP, as amended by the Third Amendment, will continue to reflect corporate governance best practices and shareholder-friendly features, including:
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No Liberal Share Counting. The 2020 LTIP prohibits the reuse of shares withheld or delivered to satisfy the exercise price of a stock option or SAR or to satisfy tax withholding requirements.

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The 2020 LTIP also prohibits “net share counting” upon the exercise of stock options or SARs and prohibits the reuse of shares purchased on the open market with the proceeds of option exercises.
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Limitations on Awards to Non-Employee Directors. The 2020 LTIP imposes a limit on the maximum value associated with awards ($500,000) that may be granted to any single non-employee director of the Company in any calendar year. Also, grants to non-employee directors under the 2020 LTIP may be made only pursuant to a plan, policy, or program or resolutions approved by the Board from time to time, and no other discretionary grants may be made to non-employee directors.

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Minimum Vesting Periods. Under the 2020 LTIP, awards generally may not vest in less than one year from the date of grant, subject to certain limited exceptions discussed below.

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No Dividends on Unvested Awards. The 2020 LTIP prohibits the current payment of dividends or dividend equivalent rights on unvested awards.

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No Discounted Stock Options or Stock Appreciation Rights. Each stock option and stock appreciation right (“SAR”) granted under the 2020 LTIP must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock on the date of grant (other than awards assumed and converted in connection with the acquisition of another company).

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No Repricing or Cash Buyouts. The 2020 LTIP explicitly prohibits the repricing or cash buyouts of  “underwater” stock options or SARs without shareholder approval.

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Awards Subject to Clawback. Awards under the 2020 LTIP to all current and former executive officers of the Company are subject to the terms and conditions of a compensation recoupment, or “clawback,” policy adopted (and as may be amended from time to time) by the Management Development and Compensation Committee. The Company currently has a compensation recoupment policy applicable to current and former executive officers of the Company where the Company may, in certain circumstances, recoup certain annual and long-term incentive compensation paid to the covered individuals in the event of an accounting restatement due to material non-compliance with financial reporting requirements under U.S. securities laws.

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Double Trigger Change of Control Vesting. The 2020 LTIP provides, as a default, “double trigger” vesting of awards in the event of a change of control of the Company, provided that the awards are assumed by the acquirer or equitably converted in the transaction. In other words, vesting of such awards would accelerate only if the grantee’s employment was involuntarily terminated (including due to death or disability), or the grantee resigned for good reason, within two years after a change of control, rather than upon the occurrence of a change of control alone.

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Fungible Share Pool. The 2020 LTIP uses a fungible share pool under which each stock option and SAR counts as one share against the share reserve and each stock-settled full-value award (which includes any stock-settled award other than stock options or SARs) counts as two shares against the share reserve.

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No “Evergreen” Provision. Shares authorized for issuance under the 2020 LTIP cannot be automatically replenished.

These features of the 2020 LTIP, as amended by the Third Amendment, supplement other good governance practices we maintain with respect to our compensation program, including stock ownership guidelines and anti-hedging and anti-pledging policies, as described in the CD&A section of this proxy statement.
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KEY DATA RELATING TO AGGREGATE OUTSTANDING AWARDS
The table below provides information, as of February 17, 2026, regarding outstanding equity-based awards, including outstanding equity awards under the 2020 LTIP and our Prior Plans (as defined below).
2020 LTIP and Prior Plans(1)
Stock Options
Shares subject to outstanding options	1,087,685
Weighted average exercise price per share	$10.87
Weighted average term remaining	1.2 years
Full-Value Awards
Total shares underlying full-value awards (at maximum potential payouts for all full-value awards)(2)	7,432,594
Available for Future Grants
Shares available for future grants (if outstanding full-value awards in previous row are paid at maximum)(3)	4,303,647

(1)
“Prior Plans” include the 2019 Long-Term Incentive Plan (“2019 LTIP”), the 2014 Long-Term Incentive Plan (“2014 LTIP”), and the 2009 Long-Term Incentive Plan, as amended and restated through July 11, 2012 (“2009 LTIP”). Effective as of May 1, 2020, with the adoption of the 2020 LTIP, the Company ceased making new grants under the 2019 LTIP. Effective as of July 10, 2019, in connection with the adoption of the 2019 LTIP, the Company ceased making new grants under the 2014 LTIP. Effective as of April 30, 2014, in connection with the adoption of the 2014 LTIP, the Company ceased making new grants under the 2009 LTIP. The 2019 LTIP, 2014 LTIP, and the 2009 LTIP remain effective solely for the purpose of issuing shares upon the exercise or payout of awards outstanding under such plans on May 1, 2020 (for the 2019 LTIP), July 10, 2019 (for the 2014 LTIP) and April 30, 2014 (for the 2009 LTIP).

(2)
For purposes of counting full-value awards in the table above, outstanding performance awards granted in 2023, 2024, and 2025 under the 2020 LTIP are counted at a 2.0x multiple and outstanding performance awards granted in 2026 under the 2020 LTIP are counted at a 3.0x multiple, in each case assuming maximum performance is achieved under the applicable award agreements. The actual number of shares awarded at the end of the applicable performance periods will range between 0% and 200% (for the 2023, 2024, and 2025 PSUs) and between 0% and 300% (for the 2026 PSUs) of the target awards, based upon the Company’s actual performance through the end of the applicable performance periods and the exercise of downward discretion, if any, by the Management Development and Compensation Committee.

(3)
Represents shares available for future grant under the 2020 LTIP based on the total shares underlying full-value awards specified in the table above, but with each share underlying a full value award counting as two shares against the plan’s share reserve, consistent with the fungible share pool provisions of the 2020 LTIP. No new awards may be granted under the Prior Plans. EQT also had 93,221 shares remaining available under the 2005 DDCP as of February 17, 2026. Consistent with the proposed elimination of the ETRN Pool Shares under the Third Amendment, the Company ceased making new grants utilizing the ETRN Pool Shares from and after February 17, 2026 pending approval of the Third Amendment, and the ETRN Pool Shares are not included as available for future grants.

SIGNIFICANT HISTORICAL AWARD INFORMATION
Common measures of a stock plan’s cost include equity run rate (or “burn rate”), dilution, and overhang. The equity run rate refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Dilution and overhang measure the degree to which our shareholders’ ownership may be diluted by stock-based incentive compensation under the 2020 LTIP.
We closely monitor our share usage and believe we have been judicious in our use of shares previously authorized by our shareholders, who most recently approved the 2020 LTIP in May 2020 and the First Amendment (increasing the authorized share pool by 18,000,000 shares) in April 2022. The Second Amendment provided for the assumption of the ETRN Pool following the Equitrans Midstream Acquisition in July 2024.
The following table and related footnotes show our key equity metrics over the past three years, including the impact of target versus maximum payout of outstanding performance-based full-value
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awards. The actual number of shares awarded at the end of the applicable performance periods are based upon the Company’s actual performance through the end of the applicable performance periods and the exercise of downward discretion, if any, by the Management Development and Compensation Committee.
KEY EQUITY METRICS (AT TARGET, as of December 31)	2025	2024	2023
Equity Run Rate(1)	0.35%	0.28%	0.37%
Dilution(2)	0.92%	1.00%	1.34%
Overhang(3)	3.13%	3.92%	4.79%

(1)
Equity run rate is calculated by dividing the number of shares subject to equity incentive awards granted during the year by the weighted-average number of shares outstanding during the year.

(2)
Dilution is calculated by dividing the number of shares subject to equity incentive awards outstanding at the end of the year by the number of shares outstanding at the end of the year. Assuming the then-outstanding performance-based full-value awards would pay out at maximum levels, the potential dilution was 1.08%, 1.22%, and 1.78% for 2025, 2024, and 2023, respectively.

(3)
Overhang is calculated by dividing (i) the sum of  (A) the number of shares subject to equity incentive awards outstanding at the end of the year and (B) the number of shares available for future grants under our equity incentive plans at the end of the year, by (ii) the sum of  (A) the number of shares outstanding at the end of the year, (B) the number of shares subject to equity incentive awards outstanding at the end of the year, and (C) the number of shares available for future grants under our equity incentive plans. Assuming the then-outstanding performance-based full-value awards would pay out at maximum levels, the overhang was 3.29%, 4.12%, and 5.18% for 2025, 2024, and 2023, respectively.

AUTHORIZED SHARES AND STOCK PRICE
Our restated articles of incorporation authorize the issuance of 1,280,000,000 shares of common stock. There were 624,868,136 shares of our common stock issued and outstanding as of February 17, 2026, and the closing price of a share of our common stock as of that date was $57.75.
SUMMARY OF THE 2020 LTIP
The principal features of the 2020 LTIP (as amended by the First Amendment, the Second Amendment, and the proposed Third Amendment) are summarized below. The summary is qualified in its entirety by the full text of the Third Amendment and the 2020 LTIP (as amended by the First Amendment and the Second Amendment), which are set forth as Appendix B and C to this proxy statement, respectively. All references to the “2020 LTIP” in the summary below (including the “Federal Income Tax Consequences” section) shall refer to the 2020 LTIP, as amended by the First Amendment, the Second Amendment, and the proposed Third Amendment.
Purpose and Eligibility
The purpose of the 2020 LTIP is to assist the Company in attracting, retaining, and motivating employees, officers, directors, and individual consultants of outstanding ability and to align their interests with those of the shareholders of the Company.
Active employees (including employees who also are directors or officers), consultants, and non-employee directors of the Company or any of its affiliates are eligible to participate in and receive awards under the 2020 LTIP. As of February 17, 2026, the Company and its subsidiaries had 1,528 employees (including eight executive officers) and 472 consultants, and the Company had 9 non-employee directors, all of whom would be eligible, under the terms of the 2020 LTIP, to participate therein.
Because our executive officers and non-employee directors are eligible to receive awards under the 2020 LTIP, they may be deemed to have a personal interest in the approval of this Proposal 3.
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Shares Available for Awards
If the Third Amendment is approved, the aggregate number of shares of the Company’s common stock that may be issued under the 2020 LTIP will be (i) 34,000,000 shares, plus (ii) any shares that remained available for issuance under the 2020 LTIP as of immediately prior to the Effective Date (with the exclusion of the ETRN Pool, which would be eliminated as part of the Third Amendment), plus (iii) any Returning Shares (as defined below), subject to proportionate adjustment in the event of stock splits and similar events. Shares underlying stock options and SARs will count as one share, and shares underlying all other stock-settled awards will count as two shares, against the number of shares available for issuance under the 2020 LTIP. Shares subject to awards, or outstanding awards under a Prior Plan, that terminate or expire unexercised, or are canceled, forfeited, or lapse for any reason, and shares underlying awards that are ultimately settled in cash or property other than shares, will again become available for future grants of awards under the 2020 LTIP (collectively, “Returning Shares”). The following will not be used to replenish the plan share reserve: (i) shares delivered by the participant or withheld from an award to satisfy tax withholding requirements, (ii) shares delivered or withheld to pay the exercise price of a stock option, (iii) shares retained by the Company upon the net settlement of a stock option or SAR, and (iv) shares repurchased on the open market with the proceeds of option exercises. No awards may be granted under the 2020 LTIP after the Company’s Annual Meeting of Shareholders in 2036.
Administration
Except in the case of awards to non-employee directors of the Company, the 2020 LTIP is administered by the Management Development and Compensation Committee or such other committee of the Board as may be designated by the Board. Each member of such committee must be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and an independent director under the NYSE listing standards. In the case of awards to non-employee directors, the 2020 LTIP is administered by the Board. As used in this proposal, the term “Committee” is used to refer to the Management Development and Compensation Committee in the case of awards to employees or consultants of the Company or the Board in the case of awards to non-employee directors.
The Committee has full authority, in its discretion, to interpret the 2020 LTIP and to determine the persons who will receive awards and, subject to the limits of the 2020 LTIP, the number of shares to be covered by each award.
Permissible Awards
The 2020 LTIP authorizes the granting of awards in any of the following forms:
■
market-priced or other stock options to purchase shares of Company common stock, which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to non-employee directors), and the term of which may not exceed 10 years;

■
SARs, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award agreement) between the fair market value per share of Company common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date), and the term of which may not exceed 10 years;

■
restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

■
restricted stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property, as specified in the award agreement) at a designated time in the future;

■
performance awards, which represent restricted stock, restricted stock units, or a right to receive cash, shares of common stock, or other property, or any combination thereof, based

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on the achievement, or the level of achievement, of one or more performance goals during a specified performance period, as established by the Committee;
■
dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of common stock underlying an award other than a stock option or SAR, provided that no dividends equivalents may be paid before the underlying award vests;

■
other equity-based awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on shares of common stock or equity of the Company’s affiliates, including unrestricted stock grants, purchase rights, or other rights or securities that are convertible or exchangeable into shares of common stock or equity of the Company’s affiliates; and

■
cash-based awards, including performance-based annual incentive awards.

Performance Awards
The Committee may establish performance goals for performance awards based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the participant, one or more subsidiaries or other affiliates, any branch, department, business unit or other portion thereof, and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Company performance or other measures selected or defined by the Committee before, at or after the grant date. Such performance goals may be based on, without limitation, the following criteria: (i) earnings per share; (ii) revenue; (iii) expenses; (iv) return on equity; (v) return on total capital; (vi) return on assets; (vii) earnings (such as net income, EBIT and similar measures); (viii) cash flow (such as EBITDA, EBITDAX, after-tax cash flow, and similar measures); (ix) share price; (x) economic value added; (xi) debt reduction; (xii) gross margin; (xiii) operating income; (xiv) volumes metrics (such as volumes sold, volumes produced, volumes transported, and similar measures); (xv) land metrics (such as acres acquired, land permitted, land cleared, and similar measures); (xvi) drilling and well metrics (such as number of gross or net wells drilled, number of horizontal wells drilled, cost per well, and similar measures); (xvii) operating efficiency metrics (such as lease operating expense and other unit operating expense measures, general and administrative expense (“G&A”) per Mcf, G&A per customer and other G&A metrics, lost and unaccounted for gas metrics, days from completed well to flowing gas, and similar measures); (xviii) reserves, reserve replacement ratios, and similar measures; (xix) customer service measures (such as wait time, on-time service, calls answered, and similar measures); and (xx) total shareholder or unitholder return.
Performance goals may be specified in absolute terms, on an adjusted basis, in percentages, or in terms of growth or reduction from period to period or growth or reduction rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo, the reduction of expenses or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance measures may but need not be determinable in conformance with GAAP.
Unless otherwise determined by the Committee and provided in an award agreement, during the two and one-half  (2 1∕2) months following the end of the calendar year in which vesting occurs, the Company shall pay to the participant in cash an amount equal to the value of the performance award earned as of such vesting date in cash, shares of common stock, or the fair market value of other property as determined by the Committee in its discretion.
Limitations on Awards
The maximum aggregate number of shares subject to incentive stock options that can be granted under the 2020 LTIP over the term of the 2020 LTIP to all employees is 10,000,000.
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Subject to the adjustment provisions of the 2020 LTIP in the case of stock splits and similar events, the maximum value associated with awards granted under the 2020 LTIP to any single non-employee director of the Company in any calendar year is $500,000.
Limitations on Vesting Provisions
Generally, awards granted under the 2020 LTIP have a minimum vesting period of one year (or, if earlier, but solely in respect of grants to non-employee directors, the next annual meeting of shareholders that occurs fifty (50) weeks or more after the grant date); provided, however, that (i) up to five percent (5%) of the maximum number of shares available for issuance under the 2020 LTIP may be granted without being subject to the foregoing minimum vesting period, and (ii) any dividends or dividend equivalents issued in connection with any award shall not be subject to or counted for either such minimum vesting restriction or such five percent (5%) share issuance limit.
Anti-Dilution Adjustments
In the event of a transaction between the Company and its shareholders that causes the per share value of the Company’s common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the Committee must make such adjustments to the 2020 LTIP and awards as it deems to be necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the 2020 LTIP will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price. The Committee also has discretion to make certain other adjustments to outstanding awards in the event of corporate events or transactions, such as a determination that awards will be settled in cash rather than shares, that awards will become vested or that awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction.
Treatment of Awards Upon a Change of Control
Unless otherwise provided in the award agreement or another operative agreement, the following provisions will apply in the case of a change of control of the Company (as defined in the 2020 LTIP):
With respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change of control, if within two years after the effective date of the change of control, a participant’s employment is terminated due to death or disability or without “cause” or the participant resigns for “good reason” (as such terms are defined in the 2020 LTIP), then:
■
all of the participant’s outstanding stock options and SARs will become fully vested and remain exercisable for a period of 90 days (or such longer period as provided in the award agreement) or until the earlier expiration of the original term of the stock option or stock appreciation right;

■
all time-based vesting restrictions on the participant’s outstanding awards will lapse as of the date of termination, and payment of such awards will be made within 30 days after the date of the participant’s termination; and

■
all performance criteria and other conditions to payment of the participant’s outstanding performance awards will be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the participant’s termination, and payment of such awards on that basis will be made within 30 days after the date of the participant’s termination.

Notwithstanding the foregoing, to the extent required by Code Section 409A, an award will vest on the basis described above but remain payable on the date(s) provided in the underlying award agreements.
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Upon the occurrence of a change of control in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change of control:
■
all outstanding stock options and SARs will become fully vested and remain exercisable for a period of 90 days (or such longer period as provided in the award agreement) or until the earlier expiration of the original term of the stock option or stock appreciation right;

■
all time-based vesting restrictions on outstanding awards will lapse, and payment of such awards will be made at the time of the change of control; and

■
all performance criteria and other conditions to payment of outstanding performance awards will be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the change of control (or as of the time of the change of control, in the case of performance awards in which the performance condition is measured by stock or unit price or total shareholder or unitholder return), and payment of such awards on that basis will be made at the time of the change of control.

Notwithstanding the foregoing, to the extent required by Code Section 409A, an award will vest on the basis described above but remain payable on the date(s) provided in the underlying award agreements.
Prohibition on Repricing or Cash Buyouts
Except as provided in the anti-dilution provisions of the 2020 LTIP, outstanding stock options and SARs cannot be repriced, directly or indirectly, without the prior approval of the Company’s shareholders. The exchange of an “underwater” stock option or stock appreciation right (i.e., a stock option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for another award or for cash would be considered an indirect repricing and would, therefore, require the prior approval of the Company’s shareholders.
Limitations on Transfer; Beneficiaries
No right or interest of a participant in any award may be pledged or encumbered to or in favor of any person other than the Company, or be subject to any lien, obligation, or liability of the participant to any person other than the Company or an affiliate of the Company. Except to the extent otherwise determined by the Committee with respect to awards other than incentive stock options, no award may be assignable or transferable by a participant otherwise than by will or the laws of descent and distribution. In no event may an award be transferred for value or consideration.
Beneficiaries, guardians, legal representatives, and other persons claiming rights under the 2020 LTIP from or through any participant are subject to all of the terms and conditions of the 2020 LTIP and any award agreement thereunder as well as any additional restrictions deemed to be necessary or appropriate by the Committee.
Termination and Amendment
The Board may amend, suspend, or terminate the 2020 LTIP at any time, except that no amendment, suspension, or termination may be made without the approval of the Company’s shareholders if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Company’s common stock may then be listed, or if the amendment, alteration, or other change materially increases the benefits accruing to participants, increases the number of shares available under the 2020 LTIP, or modifies the requirements for participation under the 2020 LTIP, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable. Without the prior approval of the Company’s shareholders, the 2020 LTIP may not be amended to permit the repricing of stock options or SARs, directly or indirectly.
FEDERAL INCOME TAX CONSEQUENCES
The brief U.S. federal income tax description with respect to Federal income tax treatment applicable to the Company and 2020 LTIP participants set forth below is intended for general information only and
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does not purport to be a complete analysis of all of the potential tax effects of the 2020 LTIP, or constitute tax advice to the participants. It is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. State, local, and foreign tax consequences are not discussed, and may vary from jurisdiction to jurisdiction. Tax consequences may vary with the identity of the recipients and the method of payment or settlement. The Company does not provide tax advice to participants and each participant should rely on his or her own tax advisers regarding federal income tax treatment under the 2020 LTIP. The 2020 LTIP is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.
Nonstatutory Stock Options
There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2020 LTIP. When the optionee exercises a nonstatutory stock option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the stock option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction, subject to any applicable limitations under Code Section 162(m). Any gain (or loss) that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain (or loss), depending on how long the shares were held. The capital gain (or loss) will be short-term if the option shares are disposed of within one year after the nonstatutory stock option is exercised, and long-term if the option shares are disposed of more than one year following exercise.
Incentive Stock Options
Generally, there will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option; provided, however, that the difference between the fair market value of the option shares at the time of exercise and the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income. If the optionee holds the option shares for the required holding period of at least two years after the date of grant and one year after exercise (the “holding period”), the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the holding period ends, in general, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price (and capital gain on the excess, if any, of the amount realized on the disqualifying disposition over the fair market value of the shares of common stock at the time of exercise), and the Company generally will be allowed a federal income tax deduction equal to the amount recognized as ordinary income, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the optionee held the shares, as described above.
Stock Appreciation Rights
SARs are treated very similarly to nonstatutory stock options for federal tax purposes. A participant receiving a SAR under the 2020 LTIP will not recognize income, and the Company will not be allowed a federal income tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, however, he or she will recognize ordinary income in an amount equal to the fair market value of stock (or cash) received upon exercise of the SAR at the time of exercise, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the SAR is paid in stock, then any gain (or loss) that the participant realizes when he or she later sells or disposes of the SAR shares will be short-term or long-term capital gain (or loss), depending on how long the shares were held, as described above.
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Restricted Stock
Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a federal income tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).
If the participant files an election with the Internal Revenue Service under Code Section 83(b), with adequate notice to the Company, within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.
Restricted Stock Units
A participant will not recognize income, and the Company will not be allowed a federal income tax deduction, at the time of grant of a restricted stock unit. Upon receipt of cash, stock, or other property in settlement of a restricted stock unit award, the participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the recipient receives shares of stock upon settlement then, upon disposition of such shares, any gain (or loss) that the participant realizes upon the sale will be short-term or long-term capital gain (or loss), depending on how long the shares were held, as described above.
Performance Awards
A participant will not recognize income, and the Company will not be allowed a federal income tax deduction, at the time a performance award is granted (for example, when the performance goals are established). Upon receipt of cash, stock, or other property in settlement of a performance award, the participant will recognize ordinary income equal to the cash, stock, or other property received, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the recipient receives shares of stock upon settlement, then, upon disposition of such shares, any gain (or loss) that the participant realizes upon the sale will be short-term or long-term capital gain (or loss), depending on how long the shares were held, as described above.
Other Equity-Based Awards and Other Cash Awards
A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the participant, subject to any applicable limitations under Code Section 162(m). The federal income tax consequences of other equity-based awards will depend on how the awards are structured. Generally, the Company will be entitled to a deduction with respect to other equity-based awards only to the extent that the recipient realized compensation income in connection with such awards.
Code Section 409A
Section 409A of the Code (“Section 409A”) applies to compensation to which an individual gains a legally binding right to in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. If deferred compensation covered by Section 409A meets the requirements of Section 409A, then Section 409A has no effect on the individual’s taxes. The compensation is taxed in the same manner as it would be taxed if it were not covered by Section 409A.
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If a deferred compensation arrangement does not meet the requirements of Section 409A, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest, and penalties, including a 20% additional income tax. Section 409A has no effect on FICA (Social Security and Medicare) tax.
The 2020 LTIP permits the grant of various types of incentive awards, which may or may not be subject to Section 409A. Restricted stock awards, stock options, and SARs that comply with the terms of the 2020 LTIP, are designed to be exempt from the application of Section 409A. Restricted stock units and cash incentive awards granted under the 2020 LTIP, whether time-based or performance-based, would be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties. Awards under the 2020 LTIP are intended to comply with the requirements of Section 409A or an exception thereto. Notwithstanding, Section 409A may impose upon a participant certain taxes or interest charges for which the participant is responsible. Section 409A does not impose any penalties on the Company and does not limit the Company’s deduction with respect to compensation paid to a participant, though the Company does have an obligation to withhold, remit, and report income and related taxes in compliance with the requirements of Section 409A.
Company Deduction
The Company generally may deduct any compensation or ordinary income recognized by the recipient of an award under the 2020 LTIP when recognized, subject to the limits of Code Section 162(m). Code Section 162(m) imposes a $1 million limit on the amount a public company may deduct for compensation paid to the company’s chief executive officer, the company’s chief financial officer, the company’s three other most highly compensated executive officers, and any employee who held one of those positions in any year after December 31, 2016.
As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the Committee considers when structuring our executive compensation, it is not the sole or primary factor considered. Our Board and the Committee retain the flexibility to authorize compensation that may not be deductible if they believe it is in our best interests.
Consequences of Change of Control
If a change of control of the Company causes awards under the 2020 LTIP to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s deductions under Section 280G of the Code.
Tax Withholding
The Company and its affiliates have the right to deduct or withhold, or require a participant to remit to the Company and its affiliates, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction, or other taxable event arising as a result of the 2020 LTIP.
New Plan Benefits
Because it is within the Committee’s discretion to determine which non-employee directors, officers, employees and consultants receive awards under the 2020 LTIP, and the types and amounts of those awards, it is not possible at present to specify the persons to whom awards will be granted in the future, and the amounts and types of individual grants.
All employees of EQT, including all eight of EQT’s executive officers, are eligible to participate in the 2020 LTIP, and it is expected that all permanent employees (including all executive officers) will be granted awards under the 2020 LTIP. See the “Grants of Plan-Based Awards” section above for a
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description of equity grants made to our named executive officers during 2025 under the 2020 LTIP. All non-employee directors are also eligible to receive awards under the 2020 LTIP. Each non-employee director has generally received an annual grant of RSUs constituting approximately $210,000 in value on the date of award. See the “Directors’ Compensation” section above for a description of equity grants made to our non-employee directors during 2025. Non-employee directors were granted such annual awards under the 2020 LTIP for 2025.
The Board of Directors recommends a vote FOR approval of the Third Amendment.
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Equity Compensation Plan Information

The following table and related footnotes provide information as of December 31, 2025 with respect to shares of our common stock that may be issued under our existing equity compensation plans, including the 2020 Long-Term Incentive Plan (2020 LTIP), 2019 Long-Term Incentive Plan (2019 LTIP), 2014 Long-Term Incentive Plan (2014 LTIP), 2009 Long-Term Incentive Plan (2009 LTIP), 2025 Employee Stock Purchase Plan (2025 ESPP), 2008 Employee Stock Purchase Plan (2008 ESPP), and 2005 Directors’ Deferred Compensation Plan (2005 DDCP):
Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price Of Outstanding Options, Warrants and Rights (B)	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans, Excluding Securities Reflected In Column A (C)
Equity Compensation Plans Approved by Shareholders(1)	3,615,911(2)	$11.11(3)	15,467,559(4)
Equity Compensation Plans Not Approved by Shareholders(5)	69,795(6)	N/A	93,221(7)
Total	3,685,706	$11.11	15,560,780

(1)
Consists of the 2020 LTIP, 2019 LTIP, 2014 LTIP, 2009 LTIP, 2025 ESPP, and the 2008 ESPP. Effective as of May 1, 2020, in connection with the adoption of the 2020 LTIP, we ceased making new grants under the 2019 LTIP. Effective as of July 10, 2019 in connection with the adoption of the 2019 LTIP, we ceased making new grants under the 2014 LTIP. Effective as of April 30, 2014, in connection with the adoption of the 2014 LTIP, we ceased making new grants under the 2009 LTIP. The 2019 LTIP, 2014 LTIP, and the 2009 LTIP remain effective solely for the purpose of issuing shares upon the exercise or payout of awards outstanding under such plans on May 1, 2020 (for the 2019 LTIP), July 10, 2019 (for the 2014 LTIP) and April 30, 2014 (for the 2009 LTIP).

(2)
Consists of  (i) 2,136,706 shares subject to outstanding performance awards under the 2020 LTIP, inclusive of dividend reinvestments thereon (counted at a 2X multiple assuming maximum performance is achieved under the awards (representing 1,068,353 target awards and dividend reinvestments thereon)), (ii) 315,315 shares subject to outstanding directors’ deferred stock units under the 2020 LTIP, inclusive of dividend reinvestments thereon, (iii) 1,000,000 shares subject to outstanding stock options under the 2019 LTIP, (iv) 23,897 shares subject to outstanding directors’ deferred stock units under the 2019 LTIP, inclusive of dividend reinvestments thereon, (v) 99,462 shares subject to outstanding stock options under the 2014 LTIP, (vi) 35,809 shares subject to outstanding directors’ deferred stock units under the 2014 LTIP, inclusive of dividend reinvestments thereon, and (vii) 4,721 shares subject to outstanding directors’ deferred stock units under the 2009 LTIP, inclusive of dividend reinvestments thereon.

(3)
The weighted-average exercise price is calculated solely based on outstanding stock options under the 2019 LTIP, 2014 LTIP and the 2009 LTIP and excludes deferred stock units under the 2020 LTIP, 2019 LTIP, 2014 LTIP and the 2009 LTIP and performance awards under the 2020 LTIP, 2019 LTIP and 2014 LTIP. The weighted average remaining term of the outstanding stock options was 1.3 years as of December 31, 2025.

(4)
Consists of  (i) 14,467,559 shares available for future issuance under the 2020 LTIP and (ii) 1,000,000 shares available for future issuance under the 2025 ESPP in which the first purchase commenced in January 2026.

(5)
Consists of the 2005 DDCP, which is described below, and the legacy Equitrans Midstream Corporation Directors Deferred Compensation Plan (the Equitrans DDCP).

(6)
Consists entirely of shares invested in the EQT common stock fund, payable in shares of common stock, allocated to non-employee directors’ accounts under the 2005 DDCP and the Equitrans DDCP as of December 31, 2025.

(7)
Consists entirely of shares available for future issuance under the 2005 DDCP as of December 31, 2025.

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Audit Matters

Proposal 4―Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2026

The Audit Committee annually evaluates the selection of our independent registered accounting firm and has reappointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. In deciding whether to reappoint Ernst & Young LLP, the Audit Committee considered a number of factors, including, but not limited to, Ernst & Young LLP’s independence, quality of services, the effectiveness of communications, and their technical expertise and knowledge of the industry. The Audit Committee is directly involved with the selection of the lead engagement partner, including in connection with the mandated rotation of the independent auditor’s lead engagement partner every five years.
Ernst & Young LLP (including its predecessor) has acted as an independent accounting firm for the Company since 1950. Although shareholder approval is not required for the appointment of an independent accounting firm, the Audit Committee and the Board believe that soliciting our shareholders’ input is a matter of good corporate governance. If the shareholders fail to ratify the appointment of Ernst & Young LLP, it will be considered as a directive to the Audit Committee and the Board to consider the appointment of another independent accounting firm; however, the Board and the Audit Committee are not required to do so. Even if Ernst & Young LLP’s appointment is ratified, the Board and the Audit Committee may select a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of Ernst & Young LLP are expected to be present at the 2026 Annual Meeting to respond to appropriate questions from shareholders and to make a statement if such representatives desire to do so.
The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026.
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Audit Matters

Auditor Fees

The following chart details the fees billed to the Company by Ernst & Young LLP during 2025 and 2024:
	Fiscal Year Ended December 31,
E&Y Fees	2025 ($)	2024 ($)
Audit fees(1)	4,218,000	4,743,050
Audit-related fees(2)	613,000	290,350
Tax fees(3)	—	40,000
All other fees(4)	7,704	7,704
Total fees	4,838,704	5,081,104

(1)
Audit fees include fees for the audit of the Company’s annual consolidated financial statements and effectiveness of internal control over financial reporting, reviews of financial statements included in the Company’s Quarterly Reports on Form 10-Q, issuance of consents, comfort letters, and assistance with and review of documents filed with the SEC, as well as fees for audit services that are normally provided in connection with statutory and other regulatory filings, including audits required for Federal Energy Regulatory Commission regulatory compliance and for the year ended December 31, 2024, EQM Midstream Partners, LP.

(2)
Audit-related fees include fees for employee benefit plan audits, audit and attest services required by partners or other third party stakeholders, internal control advisory services outside the scope of the Company’s audit, and attest engagements not required by statute or regulation.

(3)
Tax fees include fees for federal and state compliance and tax planning advice.

(4)
All other fees include fees for a subscription to Ernst & Young LLP’s Atlas service, an electronic accounting and research tool.

The Audit Committee has adopted the Policy Relating to Services of Registered Public Accountant, under which the Company’s independent accounting firm is not allowed to perform any service that may have the effect of jeopardizing the firm’s independence. Without limiting the foregoing, the independent accounting firm may not be retained to perform the following:
■
Bookkeeping or other services related to the accounting records or financial statements;

■
Financial information systems design and implementation;

■
Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

■
Actuarial services;

■
Internal audit outsourcing services;

■
Management functions;

■
Human resources functions;

■
Broker-dealer, investment adviser, or investment banking services;

■
Legal services;

■
Expert services unrelated to the audit; or

■
Prohibited tax services.

All audit and permitted non-audit services for the Company and its subsidiaries must be pre-approved by the Audit Committee. The Audit Committee has delegated specific pre-approval authority with respect to audit and permitted non-audit services to the Chair of the Audit Committee, but only where pre-approval is required to be acted upon prior to the next Audit Committee meeting and where the aggregate audit and permitted non-audit services fees are not more than $150,000. The Audit Committee encourages management to seek pre-approval from the Audit Committee at its regularly scheduled meetings. In 2025, 100% of the professional fees reported as audit-related fees required to be pre-approved complied with the above policy.
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Audit Matters

Report of the Audit Committee

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting and financial reporting processes. In doing so, the Audit Committee is responsible for the appointment and compensation of the Company’s independent registered public accounting firm and has oversight for assessing its qualification, independence, and performance. The Audit Committee’s charter sets forth its duties and responsibilities. The Audit Committee charter, which was last amended in December 2025, is available on the Company’s website at www.eqt.com. As set forth in the charter, management is responsible for the internal controls and accounting and financial reporting processes of EQT Corporation. The independent registered public accounting firm is responsible for expressing opinions on the conformity of EQT Corporation’s audited consolidated financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibilities include monitoring and overseeing these processes.
The Audit Committee is composed of non-employee, independent members of the Board of Directors. No member currently serves on more than two other public company audit committees. The Board of Directors has determined that all of the members of the Audit Committee are financially literate and that each of Ms. Canaan and Messrs. Hu, McCartney, and Vagt is an audit committee financial expert, as that term is defined by the SEC. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The Audit Committee’s considerations and discussions referred to below do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent.”
In the performance of the Audit Committee’s oversight function, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2025 and management’s assessment of the effectiveness of the Company’s internal control over financial reporting with the management of EQT Corporation. The Audit Committee has met with Ernst & Young LLP, the Company’s independent registered public accounting firm, with and without management present. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and such other matters as it deemed to be appropriate, including the overall scope and plans for the audit. The Audit Committee also has received the written disclosures and the letter from Ernst & Young LLP required by the applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP the firm’s independence from management and the Company. The Audit Committee also reviewed the amount of fees paid to Ernst & Young LLP for both audit and non-audit services. In doing so, the Audit Committee considered whether the provision of non-audit services to the Company was compatible with maintaining the independence of Ernst & Young LLP.
Based on the reports and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the EQT Corporation 2025 Annual Report.
This report is not soliciting material, is not deemed to be filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
This report has been furnished by the Audit Committee of the Board of Directors.
Lee M. Canaan, Chair
Frank C. Hu
Dr. Kathryn J. Jackson
John F. McCartney
Robert F. Vagt
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Equity Ownership

Security Ownership of Certain Beneficial Owners

The following shareholders reported to the SEC that they owned more than 5% of the Company’s outstanding common stock, which information was available to the Company as of February 24, 2025:
NAME AND ADDRESS	SHARES BENEFICIALLY OWNED	PERCENT OF COMMON STOCK OUTSTANDING(4)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	74,836,918(1)	12.0%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	40,723,549(2)	6.5%
State Street Corp One Lincoln Street Boston, MA 02111	33,951,362(3)	5.4%

(1)
Information based on an amendment to Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on July 29, 2025, reporting that Vanguard has sole voting power over 0 shares, sole dispositive power over 71,987,559 shares, shared voting power over 694,552 shares, and shared dispositive power over 2,849,359 shares.

(2)
Information based on an amendment to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on July 17, 2025, reporting that BlackRock has sole voting power over 37,678,147 shares, sole dispositive power over 40,723,549 shares, and shared voting power and shared dispositive power over 0 shares.

(3)
Information based on an amendment to Schedule 13G filed by State Street Corp. (“State Street”) with the SEC on May 13, 2025, reporting that State Street has sole voting power and sole dispositive power over 0 shares, shared voting power over 24,672,583 shares, and shared dispositive power over 33,584,088 shares.

(4)
Percentages based on 624,274,009 shares of EQT common stock outstanding as of February 5, 2026.

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Equity Ownership

Security Ownership of Management

The table below sets forth the number of shares of EQT common stock beneficially owned by the Company’s directors, director nominees, and named executive officers (as determined under SEC rules) and all directors and executive officers as a group as of February 5, 2026, including EQT shares they had the right to acquire within 60 days after February 5, 2026.
The amounts and percentages of EQT shares beneficially owned are reported below on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.
Except as indicated by footnote, the persons named below have sole voting and investment power with respect to all EQT shares shown as beneficially owned by them, subject to community property laws where applicable, and none of the EQT shares are subject to a pledge. The address of each director, director nominee, and named executive officer is c/o EQT Corporation, 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222.
NAME	EXERCISABLE EQT STOCK OPTIONS(1)	NUMBER OF EQT SHARES BENEFICIALLY OWNED(2)	PERCENT OF CLASS(3)
V. A. Bailey(4) Director	—	74,636	*
L. M. Canaan Director	—	62,187	*
F. C. Hu Director	—	33,034	*
K. J. Jackson Director	—	43,108	*
T. F. Karam Director	—	47,670	*
J. F. McCartney Director	—	66,727	*
D. J. Rice IV Director	—	314,066	*
R. F. Vagt Director	—	69,999	*
H. A. Vanderhider Director	—	59,176	*
T. Z. Rice Director, President and Chief Executive Officer	1,000,000	2,454,427	*
J.E.B. Bolen Exec VP Operations	—	44,914	*
S. Fenton Exec VP Upstream	—	15,467	*
W. E. Jordan Chief Legal and Policy Officer	—	529,062	*
J. T. Knop Chief Financial Officer	—	81,668	*
Directors and executive officers as a group (17 individuals)	1,000,000	4,510,816	*

*
Less than 1%.

(1)
This column reflects the number of shares of Company common stock that the executive officers and directors had a right to acquire through the exercise of stock options exercisable within 60 days after February 5, 2026.

(2)
This column reflects Company shares held of record and shares owned through a broker, bank, or other nominee. For non-employee directors, this column includes deferred stock units (as described in the “Equity-Based Compensation” discussion included under the caption “Directors’ Compensation” above), including

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Equity Ownership

accrued dividends, held through the EQT Corporation Directors Deferred Compensation Plan (the “2005 DDCP”) that will be settled in common stock, over which the directors have no voting or investment power prior to settlement (Ms. Bailey—17,645; Ms. Canaan—55,209; Mr. Hu—17,595; Ms. Jackson—25,409; Mr. Karam—4,113; Mr. McCartney—5,974; Mr. D. Rice—51,688; Mr. Vagt—8,408; and Ms. Vanderhider—25,409).
For Ms. Canaan and Messrs. Hu, McCartney, and D. Rice, this column also includes deferred stock units, including accrued dividends, held through the 2005 DDCP that will be settled in common stock in connection with the deferral of director fees, over which the directors have sole investment but no voting power prior to settlement (Ms. Canaan—6,978; Mr. Hu—10,434; Mr. McCartney—8,916; and Mr. D. Rice—29,453).
For Ms. Bailey and Messrs. Karam, D. Rice, and Vagt, this column also includes deferred stock units, including accrued dividends, held through the Equitrans Midstream Corporation Directors Deferred Compensation Plan (the “Equitrans DDCP”) that will be settled in common stock, over which the directors have sole investment, but no voting power, prior to settlement (Ms. Bailey—56,991; Mr. Karam—1,747; Mr. D. Rice—1,747; and Mr. Vagt—51,242).
For our named executive officers, this column includes shares vesting within 60 days after February 5, 2026, including accrued dividends, that will be settled in common stock, as follows: Mr. T. Rice—391,038 shares of common stock; Mr. Knop—54,185 shares of common stock; Mr. Bolen—15,467 shares of common stock; Ms. Fenton—15,467 shares of common stock; and Mr. Jordan—85,606 shares of common stock.
(3)
For each of the directors and named executive officers, this column reflects (i) the sum of the shares beneficially owned by them, the stock options exercisable by them within 60 days of February 5, 2026, and their deferred stock units that will be settled in common stock, as a percentage of (ii) the sum of the outstanding shares of common stock at February 5, 2026, all options exercisable by them within 60 days of February 5, 20265, and all of their deferred stock units that will be settled in common stock upon termination of their service. For all directors and executive officers as a group, this column reflects (a) the sum of the shares beneficially owned by them, the stock options exercisable by them within 60 days of February 5, 2026, and their deferred stock units that will be settled in common stock, as a percentage of (b) the sum of the outstanding shares of common stock at February 5, 2026, all options exercisable by them within 60 days of February 5, 2026, and all of their deferred stock units that will be settled in common stock upon termination of their service.

(4)
In addition to the shares reflected in the column titled “Number of EQT Shares Beneficially Owned,” Ms. Bailey also owns the following deferred stock units, including accrued dividends, held through the 2005 DDCP and the Equitrans DDCP that will be settled in cash: 22,663 deferred stock units and 9,627 deferred stock units, respectively.

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Questions and Answers About the 2026
Annual Meeting

We have elected to furnish our proxy statement and 2025 Annual Report to certain of our shareholders over the Internet pursuant to SEC rules, which allows us to reduce costs associated with the 2026 Annual Meeting. On or about March 2, 2026, we will mail to certain of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions regarding how to access our proxy statement and 2025 Annual Report online (the “eProxy Notice”). The eProxy Notice contains instructions regarding how you can elect to receive printed copies of the proxy statement and 2025 Annual Report. All other shareholders will receive printed copies of the proxy statement and 2025 Annual Report, which will be mailed to such shareholders on or about March 2, 2026.
EQT’s Board is soliciting proxies for its 2026 Annual Meeting. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. This proxy statement and the accompanying materials contain information about the items that will be voted upon at the 2026 Annual Meeting and about the voting process.
2026 Annual Meeting of Shareholders

Time and Date	Place	Record Date
Tuesday, April 14, 2026 9:00 a.m. Eastern Time	Virtual meeting via live webcast, accessible at: www.virtualshareholdermeeting.com/EQT2026	If you owned common stock of EQT Corporation as of the close of business on Thursday, February 5, 2026, the record date, you may vote at the 2026 Annual Meeting.
What items will be voted on at the Annual Meeting and how does the Board recommend that I vote?

Shareholders will vote on the following items if each is properly presented at the 2026 Annual Meeting:
Agenda Item	EQT Board Voting Recommendation	See Page
1 Election of 10 directors, each for a one-year term expiring at the 2027 Annual Meeting of Shareholders	FOR EACH DIRECTOR	13
2 Advisory vote to approve named executive officer compensation	FOR	41
3 Approval of a proposed amendment to the Company’s 2020 Long-Term Incentive Plan	FOR	89
4 Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026	FOR	103
Who is entitled to vote and how many votes do I have?

You may vote if you held common stock of EQT as of the close of business on February 5, 2026 or if you hold a valid proxy for the 2026 Annual Meeting. For each item to be voted upon, you have one vote for each share you own.
What if I received an eProxy Notice?

The SEC permits us to distribute proxy materials to shareholders electronically. We have elected to provide access to our proxy materials and 2025 Annual Report to certain of our shareholders via the
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Questions and Answers About the 2026 Annual Meeting

Internet instead of mailing the full set of printed proxy materials. On or about March 2, 2026, we will first mail to our shareholders an eProxy Notice containing instructions regarding how to access our proxy statement and 2025 Annual Report and how to vote online. If you received an eProxy Notice by mail, you will not receive printed copies of the proxy materials and 2025 Annual Report in the mail unless you request them. Instead, the eProxy Notice provides instructions on how to access and review online the proxy statement and 2025 Annual Report. The eProxy Notice also instructs you on how to submit your vote over the Internet. If you received an eProxy Notice by mail and would like to receive a printed copy of our proxy materials and 2025 Annual Report, you should follow the instructions included in the eProxy Notice for requesting copies of these materials, free of charge.
What is the difference between holding shares as a shareholder of record or as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “shareholder of record” of those shares. The eProxy Notice or notice of annual meeting, proxy statement, and accompanying materials have been sent to you directly.
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The eProxy Notice or notice of annual meeting, proxy statement, and accompanying materials have been forwarded to you by your broker, bank, or other holder of record that is considered the “shareholder of record” of those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record in voting your shares by using the Voting Instruction Form (“VIF”) included in the mailing, or by following the instructions from the holder of record for voting by telephone or on the Internet. Please instruct your broker, bank, or other holder of record how to vote your shares using the VIF you received from them prior to their voting deadline specified in the VIF. Please return your completed VIF to your broker, bank, or other holder of record and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other holder of record permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well.
How do I vote my shares?

We offer the following methods to vote your shares:

BY TELEPHONE	BY INTERNET	BY MAIL	VIRTUAL MEETING
Call toll-free 1-800-690-6903 in the USA, US territories, or Canada	Visit 24/7 www.proxyvote.com	Complete, sign, and date your proxy card and send by mail in the enclosed postage-paid envelope	Attend the virtual annual meeting as an authenticated shareholder and cast your vote online during the virtual meeting

■
Have your proxy card or notice with your control number available and follow the instructions

■
The deadline to vote by phone, or by internet, if you are not attending the virtual meeting, is 11:59 p.m. Eastern Time on April 13, 2026

■
If you vote by telephone or electronically, you do not need to return a proxy card

Even if you plan to attend the virtual meeting, we encourage you to vote by proxy as soon as possible.
If you vote by submitting your proxy card, your shares will be voted as indicated on your properly completed, unrevoked proxy card. If you return your executed proxy card but do not indicate how your shares should be voted on an item, the shares represented by your properly completed, unrevoked proxy card will be voted in accordance with the recommendations of the Board as to each such item. If you do not return a properly completed proxy card and do not vote by attending the virtual meeting and voting online during the meeting, by telephone, or on the Internet, your shares will not be voted.
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Questions and Answers About the 2026 Annual Meeting

In the case of Internet or telephone voting, you should have your proxy card in hand and retain the card until you have completed the voting process. If you vote by Internet or telephone, you do not need to return the proxy card by mail. Even if you plan to attend the virtual meeting, we encourage you to vote by proxy as soon as possible.
If your shares are held by a broker, bank, or other holder of record in “street name” (including shares purchased through the 2025 Employee Stock Purchase Plan and any predecessor), you should receive (i) an eProxy Notice or (ii) a VIF together with copies of the proxy statement and 2025 Annual Report.
Your broker, bank, or other holder of record (or designee thereof) will vote your shares in accordance with the instructions you provide on your returned VIF. You may instruct the holder of record to vote your shares by:
■
completing the VIF as outlined in the instructions on the form and signing, dating, and returning the VIF in the prepaid envelope provided;

■
following the instructions on the Internet site indicated on your VIF; or

■
following the instructions for telephone voting after calling the number indicated on your VIF.

May I change or revoke my vote?

If you are a shareholder of record, you may revoke your proxy before polls are closed at the 2026 Annual Meeting by:
■
voting again by submitting a revised proxy card or voting by Internet or telephone, as applicable, on a date later than the prior submitted proxy;

■
attending the virtual 2026 Annual Meeting and voting online during the meeting; or

■
notifying the Company’s Corporate Secretary in writing that you are revoking your previously submitted proxy.

Attendance at the virtual 2026 Annual Meeting alone is not sufficient to revoke a prior properly submitted proxy. To revoke your prior proxy, you must also vote online during the 2026 Annual Meeting.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or other holder of record.
What if I receive more than one proxy card and/or VIF?

This means that you have multiple accounts holding EQT shares. These may include accounts with our transfer agent, or accounts with a broker, bank, or other holder of record. In order to vote all of the shares held by you in multiple accounts, you will need to vote the shares held in each account separately. Please follow the voting instructions provided on each proxy card and/or VIF to ensure that all of your shares are voted.
If you receive more than one VIF, please contact the broker, bank, or other holder of record holding your shares to determine whether you can consolidate your accounts.
What is householding?

Under SEC rules, a single eProxy Notice or set of proxy materials may be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder receiving physical copies of the proxy materials continues to receive a separate proxy card. This procedure, referred to as “householding,” reduces the volume of duplicate information shareholders receive and reduces printing and mailing expenses for our Company. Brokers with accountholders who are EQT shareholders may also be householding our proxy materials. A single eProxy Notice or set of proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received
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Questions and Answers About the 2026 Annual Meeting

notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent to householding.
If you are a shareholder of record and would like to have separate copies of the eProxy Notice or proxy materials mailed to you in the future, you must submit a request to opt out of householding in writing to Broadridge or call Broadridge at the contact information provided below, and we will cease householding all such documents within 30 days. If you are a beneficial owner, information regarding householding of the proxy materials should have been forwarded to you by your bank, broker, or nominee. However, please note that if you want to receive a paper proxy card or vote instruction form or other proxy materials for purposes of the meeting, you should follow the instructions included in the notice that was sent to you. Shareholders who currently receive multiple copies of the eProxy Notice or proxy materials at their address who would prefer to receive a single copy should contact their bank, broker, or nominee or Broadridge at:
Broadridge Financial Solutions, Inc. Householding Department 51 Mercedes Way Edgewood, New York 11717
Toll-free 1-866-540-7095
What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank, or other holder of record, you have the right to direct your broker, bank, or other holder of record in voting your shares. If the beneficial owner does not provide voting instructions, the broker, bank, or other holder of record cannot vote the shares with respect to “non-routine” matters, but can vote the shares with respect to “routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the broker, bank, or other holder of record as to how to vote on matters deemed “non-routine.” We believe that Proposal 4―Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2026 is a “routine” matter and, as a result, we do not expect there to be any broker non-votes for this proposal. Proposal 1—Election of Directors, Proposal 2―Advisory Vote to Approve Named Executive Officer Compensation, and Proposal 3―Approval of a Proposed Amendment to the Company’s 2020 Long-Term Incentive Plan are “non-routine” matters, and brokers, banks, or other holders of record cannot vote your shares on such proposals if you have not given voting instructions. In these cases, the broker, bank, or other holder of record can register your shares as being present at the 2026 Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the NYSE rules.
Is my vote important and how are the votes counted?

Your vote is very important. Each share of EQT stock that you own as of the close of business on February 5, 2026, the record date for the 2026 Annual Meeting, represents one vote. If you do not vote your shares, you will not have a say in the important items to be voted on at the 2026 Annual Meeting. If many of our shareholders do not vote, shareholders who do vote may influence the outcome of the proposals in greater proportion than their percentage ownership of the Company.
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Questions and Answers About the 2026 Annual Meeting

At the close of business on the record date for the meeting, there were 624,274,009 shares of EQT common stock outstanding. The voting requirements to elect the 10 director nominees and approve the other proposals presented in this proxy statement and the discretionary authority of brokers, banks, or other holders of record with respect to each proposal are set forth below:
Agenda Item		Board Recommendation	Vote Required	Broker Discretionary Voting Allowed
1	Election of 10 directors, each for a one-year term expiring at the 2027 Annual Meeting of Shareholders	FOR each nominee	Majority of votes cast*	No
2	Advisory vote to approve named executive officer compensation	FOR	Majority of votes cast	No
3	Approval of a proposed amendment to the Company’s 2020 Long-Term Incentive Plan	FOR	Majority of votes cast	No
4	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026	FOR	Majority of votes cast	Yes

*
If a nominee receives a greater number of votes “Against” than votes “For” election, the Board will consider whether to accept the nominee’s previously submitted conditional resignation.

How are votes, abstentions, and broker non-votes calculated?

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum but are not considered votes cast under Pennsylvania law and our Bylaws.
When a broker, bank, or other nominee holding shares on your behalf does not receive voting instructions from you, the broker, bank, or other nominee may vote those shares only on matters deemed “routine” by the NYSE. On “non-routine” matters, the broker, bank, or other nominee cannot vote those shares unless they receive voting instructions from the beneficial owner. A “broker non-vote” means that a broker has not received voting instructions and either declines to exercise its discretionary authority to vote on “routine” matters or is barred from doing so because the matter is “non-routine.”
Election of Directors (Item 1).   Under Pennsylvania law, unless a company’s articles of incorporation or bylaws provide otherwise, directors are elected by a plurality of the votes cast. Our Bylaws provide that directors are elected by a majority of votes cast in an uncontested election. This means that a director nominee will be elected to our Board if the votes cast “FOR” such director nominee exceed the votes cast “AGAINST” him or her. In addition, if votes by the shareholders cast against an incumbent director nominee’s election (excluding abstentions) exceed the votes cast for such person’s election, the Board will consider whether to accept the incumbent director nominee’s previously-submitted conditional resignation under the resignation policy set forth in our Bylaws. This is considered a “non-routine” item, so there may be broker non-votes with respect to this proposal. Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
Advisory Vote to Approve Named Executive Officer Compensation (Item 2).   A majority of the votes cast will be required to adopt a non-binding resolution to approve the 2025 compensation of the Company’s named executive officers. Because your vote is advisory, it will not be binding on the Board or the Company. This is considered a “non-routine” item, so there may be broker non-votes with
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Questions and Answers About the 2026 Annual Meeting

respect to this proposal. Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
Approval of Third Amendment (Item 3).   A majority of the votes cast will be required to approve the 2020 LTIP amendment. This is considered a “non-routine” item, so there may be broker non-votes with respect to this proposal. Broker non-votes and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
Ratification of Appointment of Ernst & Young (Item 4).   A majority of the votes cast will be required to approve the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2026. This is considered a “routine” item, so brokers will have the discretion to vote uninstructed shares on behalf of beneficial owners with respect to this proposal. Therefore, broker non-votes are not expected to exist for this proposal, although a broker may otherwise fail to submit a vote. Failures by brokers to vote and abstentions will not be included in the total votes cast and will not affect the results of the vote on this proposal.
What constitutes a “quorum” for the meeting?

A majority of the outstanding shares, present by participation at the virtual annual meeting or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the 2026 Annual Meeting. You are part of the quorum if you have returned a proxy. Abstentions and broker non-votes also are counted in determining whether a quorum is present.
How will my shares be voted on other matters not included in this proxy statement that may be presented to the 2026 Annual Meeting?

Since no shareholder has indicated an intention to present any matter not included in this proxy statement at the 2026 Annual Meeting in accordance with the advance notice provisions in the Company’s Bylaws, the Board is not aware of any other proposals to be presented at the 2026 Annual Meeting. If another proposal is properly presented, the persons named as proxies will vote your returned proxy in their discretion.
Who can attend the virtual 2026 Annual Meeting and how can I participate in the 2026 Annual Meeting?

You may attend the virtual 2026 Annual Meeting if you were a shareholder of record as of the close of business on February 5, 2026, or if you hold a valid proxy for the 2026 Annual Meeting. The 2026 Annual Meeting will be a virtual-only meeting conducted exclusively via live webcast. There will not be a physical location for the meeting, and you will not be able to attend the meeting in person.
If you join the meeting as an authenticated shareholder by visiting www.virtualshareholder meeting.com/EQT2026, you will be able to attend the virtual 2026 Annual Meeting, examine our shareholder list, submit your questions during the meeting, and vote your shares online by participating in the 2026 Annual Meeting.
To participate in the 2026 Annual Meeting, you will need to review the information included on your eProxy Notice, on your proxy card, or on the instructions that accompanied your proxy materials.
In order to join the virtual annual meeting as an authenticated shareholder and vote online during the virtual annual meeting, you will need a valid control number. Your control number can be found on the proxy card, eProxy Notice, or email distributed to you. Anyone may enter the virtual annual meeting website as a “guest” and no control number will be required; however, only authenticated shareholders may submit their votes and/or questions during the virtual annual meeting.
The meeting will begin promptly at 9:00 a.m. Eastern Time on April 14, 2026. We encourage you to access the meeting prior to the start time and to leave ample time for the check-in. Please follow the registration instructions as outlined in this proxy statement. Help and technical support for accessing and participating in the virtual meeting will be available by following the instructions on the virtual meeting website.
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During the live Q&A session of the meeting, our CEO will answer germane and appropriate questions submitted by authenticated shareholders participating in the virtual meeting, as time permits and limited to two questions per such shareholder and to 500 characters per question. To ensure that the meeting is conducted in a manner that is fair to all shareholders, the chair of the meeting may exercise broad discretion in recognizing shareholders who wish to participate, the order in which questions are asked, and the amount of time devoted to any one question. We reserve the right to edit or reject questions we deem inappropriate. By attending the virtual 2026 Annual Meeting, shareholders agree to abide by the agenda and procedures for the 2026 Annual Meeting.
What happens if the 2026 Annual Meeting is postponed or adjourned?

If the 2026 Annual Meeting is postponed, continued, or adjourned, your proxy will still be valid and may be voted at the postponed, continued, or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
Who pays for the solicitation of proxies by EQT?

We do. We are soliciting proxies primarily by use of mail. However, we may also solicit proxies in person, by telephone, by text message, by facsimile, by courier, or by electronic means. To the extent that our directors, officers, or other employees participate in this solicitation, they will not receive any compensation for their participation, other than their normal compensation. D.F. King & Co., Inc. assists us with the solicitation for a fee of $10,000, plus reasonable out-of-pocket expenses. We also reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies.
May I nominate or recommend someone to be a director of EQT?

Shareholders may either (i) nominate individuals to serve as directors for election at the annual meeting or (ii) recommend to the Corporate Governance Committee individuals for the Corporate Governance Committee to consider as possible future director nominees in its normal course of evaluating Board composition and succession planning.
If you are a shareholder entitled to vote at an annual meeting, you may present at the meeting the nomination of one or more persons for election as a director of EQT. To do this, you must send advance written notice to the Company’s Corporate Secretary. This notice must be delivered in writing to EQT’s Corporate Secretary at EQT’s principal executive offices and must comply with and satisfy the content, information, and timing requirements set forth in the Bylaws. See “How do I contact EQT’s Corporate Secretary?” below. According to Section 1.09 of our Bylaws, to be timely, generally, a shareholder’s notice must be delivered not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Accordingly, written notice of nominations of individuals for election to serve as directors at the 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”) must be delivered to EQT’s Corporate Secretary at EQT’s principal executive offices not earlier than the close of business on December 15, 2026 and not later than the close of business on January 14, 2027. For additional information regarding the timing, process, and other requirements for director nominations, see “Corporate Governance and Board Matters―Director Nominations” above.
In addition, pursuant to Section 1.11 of our Bylaws, a shareholder, or group of 20 or fewer shareholders, owning continuously for at least three years shares of the Company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in EQT’s 2027 proxy statement director nominees constituting the greater of (i) two and (ii) the largest whole number that does not exceed 20% of the Board, provided that the shareholder or group of shareholders that satisfy the requirements of Section 1.11 of the Bylaws expressly elects at the time of providing the written notice required by Section 1.11 of the Bylaws to have its nominee included in the Company’s proxy materials pursuant to Section 1.11 of the Bylaws and that such written notice of nominations is submitted in writing and delivered in a timely fashion. To be timely, such proxy access notice must be delivered no later than the close of business on the 120th day nor earlier than the
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Questions and Answers About the 2026 Annual Meeting

close of business on the 150th day prior to the first anniversary of the date that the Company mailed its proxy statement for the preceding year’s annual meeting of shareholders. Accordingly, proxy access notice with respect to the 2027 Annual Meeting must be delivered to the Corporate Secretary at the Company’s principal executive offices not earlier than the close of business on October 3, 2026 and not later than the close of business on November 2, 2026, and contain the required information set forth in Section 1.11 of the Bylaws. For additional information, see “Corporate Governance and Board Matters―Director Nominations” above.
Any nomination of an individual to serve as a director must include an original irrevocable conditional resignation signed by each proposed nominee, as well as certain required information about the person or persons nominated and the nominating shareholder (see “Corporate Governance and Board Matters—Director Nominations” above for details).
Shareholders desiring to nominate an individual for election to the Company’s Board should refer to and review the Company’s Bylaws, which contain further details regarding requirements for the director nomination process. A copy of the Bylaws will be provided to any shareholder upon written request to the Corporate Secretary. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Exchange Act Rule 14a-19, as set forth in EQT’s Bylaws.
In addition, the Board’s Corporate Governance Committee will consider in the ordinary course individuals recommended to the Corporate Governance Committee by the Company’s shareholders as possible future director nominees in the normal course of evaluating Board composition and succession planning. If the Corporate Governance Committee decides to nominate an individual recommended by a shareholder for election as a director, then the recommended individual would be included on the Company’s slate for the next annual meeting. Shareholders should send their recommendations to the Corporate Governance Committee Chair by addressing the recommendation to the attention of the Company’s Corporate Secretary. Any such recommendations from shareholders should be sent as far in advance of the annual meeting of shareholders as possible in order to provide sufficient time for the Corporate Governance Committee to consider the recommendation.
When are shareholder proposals due for the 2027 Annual Meeting?

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Rule 14a-8 Proposals: Shareholder proposals submitted for inclusion in the proxy statement for the 2027 Annual Meeting pursuant to Exchange Act Rule 14a-8 must be received at EQT’s principal executive offices on or before the close of business on November 2, 2026.

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Proxy Access Procedures: Shareholder nominations for director that are to be included in our proxy materials under the proxy access provision of our Bylaws must be delivered to the Corporate Secretary at the Company’s principal executive offices not earlier than the close of business on October 3, 2026 and not later than the close of business on November 2, 2026. See “May I nominate or recommend someone to be a director of EQT?” above.

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Advance Notice Procedures: Shareholder nominations for director and other proposals that are not to be included in our proxy materials must comply with the following procedures:

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The shareholder must deliver written notice of the proposal to be presented to the Corporate Secretary at EQT’s principal executive offices in accordance with the procedures set forth in our Bylaws. To be timely, such notice must be delivered no earlier than the close of business on December 15, 2026, and no later than the close of business on January 14, 2027. Proposals received outside this period, including any proposal seeking to nominate a director, may not be presented at the 2027 Annual Meeting.

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Proposals must be accompanied by the information required by Sections 1.09 and 1.10 of our Bylaws, a copy of which will be provided to any shareholder upon written request to the Corporate Secretary.

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Questions and Answers About the 2026 Annual Meeting

How do I contact EQT’s Corporate Secretary?

You may contact the Company’s Corporate Secretary by sending correspondence to:
Prior to July 1, 2026:
EQT Corporation Attention: Corporate Secretary 625 Liberty Avenue Suite 1700 Pittsburgh, Pennsylvania 15222
Effective Beginning July 1, 2026:
EQT Corporation Attention: Corporate Secretary 2200 Energy Drive Canonsburg, Pennsylvania 15317
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Additional Information

Other Matters

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the 2026 Annual Meeting. However, should other matters properly come before the meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.
2025 Annual Report on Form 10-K

The 2025 Annual Report is available free of charge at www.proxyvote.com. The eProxy Notice contains instructions regarding how you can elect to receive printed copies of the 2025 Annual Report. All other shareholders will receive printed copies of the 2025 Annual Report, which will be mailed to such shareholders on or about March 2, 2026.
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Appendix A

The CD&A section of this proxy statement contains references to the Company’s free cash flow per share and other performance measures that have not been calculated in accordance with GAAP, which are also referred to as non-GAAP supplemental financial measures. As more fully discussed in the CD&A above, these non-GAAP supplemental financial measures were defined in and utilized as performance measures under the 2025 STIP and, accordingly, the definitions below may differ from how the Company defines such terms in other investor materials. This Appendix A contains a reconciliation of the Company’s free cash flow per share with the Company’s net cash provided by operating activities (the most directly comparable GAAP financial measure), as well as important disclosures regarding other non-GAAP supplemental financial measures.
MVP Capital Contributions Adjustments
As discussed in the CD&A section above, the Committee exercised discretion to approve adjustments to the applicable 2025 STIP performance measures to reflect (i) certain incremental capital contributions made in 2025 with respect to the Company’s equity ownership interest in Mountain Valley Pipeline (“MVP”) Series C, resulting from management’s strategic decision to accelerate into 2025 the planned purchase of turbines required for the MVP Boost project(1) (which had originally been planned for 2026), and (ii) the impact on the Company’s reported capital expenditures of certain capital being retained by MVP Series A, but accounted for as capital contributed to equity method investments. In approving these discretionary adjustments, the Committee considered, among other factors, the importance of aligning annual incentive compensation with management actions undertaken in the best interests of shareholders and its desire to avoid undue negative effects on incentive compensation outcomes. The impact of these adjustments on applicable performance measures is provided below.
(1)
The MVP Boost project refers to an ongoing project to expand transmission capacity on MVP.

Capital Expenditures

Capital expenditures is defined under the 2025 STIP as total capital expenditures as reported in the 2025 Annual Report, plus capital contributions to equity method investments, less capital expenditures attributable to non-operated assets. For the year ended December 31, 2025, capital expenditures were $2,172 million (which amount excluded capital contributions of  $120 million for assets acquired as part of the Olympus Energy Acquisition and $71 million for the MVP capital contributions adjustments described above). The final result was a payout factor of 2.0 for this performance measure.
Production

Production is defined under the 2025 STIP as total sales volume as reported in the 2025 Annual Report on an Mcfe equivalent basis, where NGLs, ethane and oil are converted to Mcfe at a rate of six Mcfe per barrel. For the year ended December 31, 2025, production volumes were 2,304 Bcfe (which amount excluded the volume increases of 92 Bcfe from the assets acquired in the Olympus Energy Acquisition and included an adjustment for Strategic Curtailments of approximately 14 Bcfe). The final result was a payout factor of 1.7 for this performance measure.
Cash Operating Costs

Cash operating costs is defined under the 2025 STIP as gathering, transmission and processing expenses, lease operating expenses, operation and maintenance, production taxes, exploration, selling, general and administrative expenses, and other operating expenses, excluding the aggregate expense associated with the Company’s long-term incentive program, and non-recurring items (in each case, calculated on a dollar per Mcfe basis). For the year ended December 31, 2025, cash operating costs were $1.07 (after adjustment for the impact of acquisitions and divestitures and production curtailments), which resulted in a payout factor of 1.8 for this performance measure.
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Appendix A

Environmental, Health, and Safety

EHS Intensity
For purposes of the 2025 STIP, “EHS intensity” means the aggregate hazard points assigned during the plan year for environmental, health, and safety incidents occurring in 2025, determined under a pre-established EHS Intensity Scale matrix that assigns hazard points based on incident type and severity. For purposes of the 2025 STIP performance measure, for the year ended December 31, 2025, the Company’s EHS intensity was 12,179, which resulted in a payout factor of 2.0 for this performance measure.
Free Cash Flow Per Share

For purposes of the 2025 STIP, free cash flow per share is defined as (x) free cash flow, plus interest attributable to cash used to fund the purchase of repurchased shares, divided by (y) weighted average shares outstanding.
■
Free cash flow is defined under the 2025 STIP as adjusted operating cash flow less accrual-based capital expenditures attributable to continuing operations (which excludes any cash payments or capital expenditures for acquisitions) less capital contributions to equity method investments.

■
Adjusted operating cash flow is defined under the 2025 STIP as net cash provided by operating activities, less changes in other assets and liabilities.

■
Weighted average shares outstanding is defined under the 2025 STIP as the sum of the adjusted shares outstanding measured at the end of each calendar month, divided by 12.

■
Adjusted shares outstanding is defined under the 2025 STIP is defined as of the date of determination, plus (x) the number of shares of the Company’s common stock that were repurchased by the Company since the since the beginning of calendar year 2025 through such month-end date of determination, minus (y) the number of shares of common stock that were issued by the Company since the beginning of the calendar year 2025 through such month-end date of determination (i) pursuant to an equity offering by the Company of common stock or the conversion of a convertible debt instrument into shares of common stock, in each case which results in an increase in the number of issued and outstanding shares of common stock, or (ii) as consideration for an acquisition by the Company or one of its subsidiaries.

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Under the 2025 STIP, the calculation of free cash flow per share was automatically adjusted pursuant to the terms of the 2025 STIP plan document to exclude all direct and indirect impacts of acquisition and divestiture transactions completed in 2025 where the total consideration paid exceeded $100 million and the transaction was not contemplated by the Company’s 2025 business plan (see “2025 Annual Incentives―Setting Performance Metrics for the 2025 Annual Incentive Awards and Determining 2025 Annual Incentive Award Funding” above for a description of each such transaction).

Free cash flow per share and adjusted operating cash flow should not be considered as alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP. The table below reconciles free cash flow per share and adjusted operating cash flow, each as defined under the 2025 STIP, with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Consolidated Cash Flows included in the Company’s 2025 Annual Report.
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Appendix A

Year Ended December 31, 2025
(in thousands except per share amounts)
Net cash provided by operating activities	5,125,952
Decrease in changes in other assets and liabilities	230,080
Adjusted operating cash flow	5,356,032
Less: capital expenditures	(2,323,637)
Less: capital contributions to equity method investments	(82,949)
Free cash flow	2,949,446
Less: free cash flow attributed to acquisitions and divestitures	(72,961)
Add: free cash flow attributed to Strategic Curtailments	21,099
Add: adjustment for timing of capital contributions to equity method investments	31,513
Free cash flow (as adjusted for 2025 STIP)	$2,929,097
Weighted average shares outstanding	611,571
Adjustment to weighted average shares for shares remitted for acquisitions	(12,615)
Adjusted weighted average shares outstanding	598,956
Free cash flow per share (as defined under 2025 STIP)	$4.89

For the year ended December 31, 2025, free cash flow per share as defined under the 2025 STIP was $4.89 (which, as illustrated in the table above, excluded free cash flow of  $0.12 per share from the assets acquired in the Olympus Energy Acquisition and included adjustments of  $0.04 per share for Strategic Curtailments and $0.05 per share for the MVP capital contributions adjustment). The final result was a payout factor of 1.2 for this performance measure.
Other Non-GAAP Financial Measures

Additionally, this proxy statement, including the pay-versus performance table and related narrative, contains information regarding the Company’s free cash flow for the years 2021, 2022, 2023, 2024, and 2025. Free cash flow is defined as adjusted operating cash flow less accrual-based capital expenditures and capital contributions to equity method investments. Adjusted operating cash flow is defined as net cash provided by operating activities less changes in other assets and liabilities. Adjusted operating cash flow and free cash flow are non-GAAP supplemental financial measures used by the Company’s management to assess liquidity, including the Company’s ability to generate cash flow in excess of its capital requirements and return cash to shareholders. The Company’s management believes that these measures provide useful information to external users of the Company’s consolidated financial statements, such as industry analysts, lenders, and ratings agencies. As discussed in the “Pay Versus Performance” section of this proxy statement above, we have identified free cash flow as our Company-Selected Measure that represents, in our view, the most important financial measure used to link compensation actually paid to our performance. Free cash flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.
The table below reconciles free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Consolidated Cash Flows included in the 2025 Annual Report for the years presented. As a result of the completion of the Equitrans Midstream Acquisition during 2024, the Company adjusted its non-GAAP measure for free cash flow. In particular, free cash flow has been changed to exclude capital contributions to equity method investments. As a result, the prior period amounts have also been recast for comparability in the “Pay Versus Performance” section above and in the reconciliation table below.
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Appendix A

	Years Ended December 31, (Thousands)
	2025	2024	2023	2022	2021
Net cash provided by operating activities	$5,125,952	$2,826,973	$3,178,850	$3,465,560	$1,662,448
Decrease (increase) in changes in other assets and liabilities	230,080	281,805	(383,632)	(99,229)	366,708
Adjusted operating cash flow	$5,356,032	$3,108,778	$2,795,218	$3,366,331	$2,029,156
Less: capital expenditures	(2,323,637)	(2,265,948)	(1,925,243)	(1,440,112)	(1,104,114)
Less: capital contributions to equity method investments	(82,949)	(148,049)	(12,092)	(1,394)	(386)
Free cash flow	$2,949,446	$694,781	$857,883	$1,924,825	$924,656
Net debt is defined as total debt less cash and cash equivalents. Total debt includes the Company’s current portion of debt, revolving credit facility borrowings and senior notes. The Company’s management believes net debt provides useful information to investors regarding the Company’s financial condition and assists them in evaluating the Company’s leverage since the Company could choose to use its cash and cash equivalents to retire debt.
The table below reconciles net debt with total debt, the most comparable financial measure calculated in accordance with GAAP, as derived from the Consolidated Balance Sheets to be included in the 2025 Annual Report.
	December 31, (Thousands)
	2025	2024
Current portion of debt(1)	$507,119	$320,800
Revolving credit facility borrowings	360,000	150,000
Senior notes	6,933,209	8,853,377
Total debt	$7,800,328	$9,324,177
Deduct: Cash and cash equivalents	110,795	202,093
Net debt	$7,689,533	$9,122,084

(1)
As of December 31, 2025, the current portion of debt included EQT’s 3.125% senior notes and 7.75% debentures. As of December 31, 2024, the current portion of debt included borrowings outstanding under Eureka Midstream’s revolving credit facility. Eureka Midstream is a wholly owned subsidiary of Eureka Midstream Holdings.

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Appendix B

Third Amendment to 2020 Long-Term Incentive Plan

THIRD AMENDMENT
TO THE
EQT CORPORATION 2020 LONG-TERM INCENTIVE PLAN
THIS THIRD AMENDMENT (this “Third Amendment”) to the EQT Corporation 2020 Long-Term Incentive Plan (as amended on April 20, 2022, and as further amended on July 22, 2024, the “Plan”) is hereby made as of April 14, 2026. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.
AMENDMENT
1.    Effective Date.   This Third Amendment shall be effective as of the date of its approval by the majority of the shareholders of EQT Corporation, a Pennsylvania corporation (the “Company”, and such date of approval, the “Third Amendment Effective Date”). For the avoidance of doubt, if such shareholder approval does not occur during the Company’s 2026 annual shareholder meeting, this Third Amendment shall be null and void ab initio and of no force and effect.
2.    Authority to Amend the Plan.   Pursuant to Section 10 of the Plan, the Board may amend the Plan, subject to approval of the shareholders of the Company, to increase the number of Shares available under the Plan and to extend the term of the Plan.
3.    Amendments to the Plan.
(a)    Section 2.01 of the Plan is hereby amended to add the following new definition to the end of Section 2.01, as a new Section 2.01.38:
“2.01.38. “Third Amendment Effective Date” has the meaning provided in that certain Third Amendment to the Plan (dated as of April 14, 2026).”
(b)    Section 4.01 of the Plan is hereby amended by deleting the first sentence of such section in its entirety and replacing such sentence with the following, in order to increase the number of shares of Common Stock reserved for issuance with respect to Awards:
“The maximum number of Shares that may be issued in respect of Awards granted under this Plan shall be (i) any Shares that remained available for issuance under the Plan as of immediately prior to the Third Amendment Effective Date, plus (ii) an additional 34,000,000 Shares that may be issued in respect of Awards granted under this Plan following the Third Amendment Effective Date, plus (iii) any Returning Shares (as defined below), subject to adjustment as provided in Section 8 (collectively, the “Share Reserve”).”
(c)    Section 4.01 of the Plan is hereby amended by deleting the last sentence of such section (which sentence was previously added to the end of Section 4.01 pursuant to that certain Second Amendment to the Plan (dated as of July 22, 2024) (the “Second Amendment”)) in its entirety and replacing such sentence with the following, in order to eliminate the ability under the Plan to continue to utilize ETRN Shares (as defined in the Second Amendment) as Shares that may be issued in respect of Awards granted under the Plan:
“The Shares that may be issued in respect of Awards granted under this Plan prior to the Third Amendment Effective Date shall include the shares of common stock, no par value, of Equitrans Midstream Corporation that were available for issuance as of July 22, 2024 under the Equitrans Midstream Corporation 2024 Long-Term Incentive Plan, assumed by the Company, and adjusted into 17,409,957 Shares (the “ETRN Shares”); provided that notwithstanding anything to the contrary contained herein (including, for
EQT CORPORATION 2026 PROXY STATEMENT | B-1

Appendix B

the avoidance of doubt, Section 13 of the Plan), (x) the ETRN Shares may not be issued in respect of Awards granted on or after the Third Amendment Effective Date and (y) the ETRN Shares may not be issued in respect of Awards granted to individuals who were employed by the Company or an Affiliate thereof immediately prior to July 22, 2024.”
(d)    Section 13 of the Plan is hereby amended by deleting the last sentence of such section in its entirety and replacing such sentence with the following, in order to extend the term of the Plan commensurate with the Third Amendment Effective Date:
“Absent additional shareholder approval, (i) no Incentive Stock Option may be granted under this Plan subsequent to April 14, 2036 and (ii) no other Award may be granted under this Plan subsequent to the Company’s Annual Meeting in 2036.”
4.    Effect of the Third Amendment.   Except as expressly amended hereby, the Plan shall remain in full force and effect. Any reference to the Plan contained in any notice, request or other document executed concurrently with or after the Third Amendment Effective Date shall be deemed to include this Third Amendment, unless the context shall otherwise require.
5.    Governing Law.   This Third Amendment shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania (without reference to any choice of law rules that would require the applicable of the laws of any other jurisdiction).
6.    Headings.   Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this amendment for any other purposes.
* * *
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Appendix C

EQT Corporation 2020 Long-Term Incentive Plan

EQT CORPORATION
2020 LONG-TERM INCENTIVE PLAN
SECTION 1.
PURPOSES

1.01.            The purpose of the 2020 Long-Term Incentive Plan of EQT Corporation (the “Company”) is to assist the Company in attracting, retaining and motivating employees, officers, directors, and individual consultants of outstanding ability and to align their interests with those of the shareholders of the Company.
SECTION 2.
DEFINITIONS; CONSTRUCTION

2.01.            Definitions.   In addition to the terms defined elsewhere in this Plan, the following terms as used in this Plan shall have the following meanings when used with initial capital letters:
2.01.1.            “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.
2.01.2.            “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Other Equity-Based Awards or any other right or interest relating to Shares or cash granted to a Participant under this Plan.
2.01.3.            “Award Agreement” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Agreements may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under this Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.
2.01.4.            “Board” means the Company’s Board of Directors.
2.01.5.            “Cause” means, unless otherwise determined by the Committee, or otherwise provided in an Award Agreement or Individual Agreement, when used with respect to the termination of employment of a Participant who is an employee of the Company or an Affiliate or with respect to the termination of service of a Participant who is a Consultant of the Company or an Affiliate, includes:
(i)             the conviction of a felony, a crime of moral turpitude or fraud or having committed fraud, misappropriation or embezzlement in connection with the performance of his duties;
(ii)            willful and repeated failures to substantially perform his assigned duties; or
(iii)          a violation of any express significant policies of the Company.
For purposes of this Section 2.01.5, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, a Participant who at the time of his termination was an executive officer shall not be deemed to have been
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Appendix C

terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of a majority of the members of the Board at a duly-held meeting of the Board finding that, in the good faith opinion of the Board, the Participant is guilty of the conduct set forth above in clauses (i), (ii) or (iii) of this Section 2.01.5.
2.01.6.            “Change of Control” has the meaning provided in Section 9.02.
2.01.7.            “Code” means the Internal Revenue Code of 1986, as amended from time to time, together with rules, regulations and interpretations promulgated thereunder. References to particular sections of the Code shall include any successor provisions.
2.01.8.            “Committee” means (i) with respect to Participants who are employees or Consultants of the Company, the Board or the Management Development and Compensation Committee or such other committee of the Board as may be designated by the Board to administer this Plan, as referred to in Section 3.01, provided, however, that any member of the Committee participating in the taking of any action under this Plan shall qualify as (A) a “non-employee director” as then defined under Rule 16b-3 of the Exchange Act or any successor rule and (B) an “independent” director under the rules of the New York Stock Exchange; or (ii) with respect to Participants who are Non-Employee Directors, the Board.
2.01.9.            “Common Stock” means shares of the Company’s common stock, without par value.
2.01.10.          “Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a de facto employee or consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.
2.01.11.          “Disability” of a Participant means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer; provided, however, to the extent necessary to avoid tax penalties under Section 409A of the Code, “Disability” means “disability” as defined in Section 409(a)(2)(C) of the Code. If the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code.
2.01.12.          “Effective Date” has the meaning provided in Section 13.
2.01.13.          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.01.14.          “Fair Market Value” of shares of any stock, including Common Stock, or units of any other securities (herein “shares”), shall be the closing price per share for the date as of which the Fair Market Value is to be determined in the principal market in which such shares are traded, as quoted in the printed or the electronic version of The Wall Street Journal (or in such other reliable printed or electronic publication as the Committee, in its discretion, may determine to rely upon). If the Fair Market Value of shares on any date cannot be determined on the basis set forth in the preceding sentence, or if a determination is required as to the Fair Market Value on any date of property other than shares, the Committee shall determine the Fair Market Value of such shares or other property on such date by such method as the Committee determines in good faith to be reasonable and in compliance with Section 409A of the
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Code. The Fair Market Value shall be determined without regard to any restriction other than a restriction that, by its terms, will never lapse.
2.01.15.          “Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned to such term in the Individual Agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such Individual Agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given to such term in the applicable Award Agreement. If not defined in either such document, the term “Good Reason” as used herein shall not apply to a particular Award.
2.01.16.          “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in this Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.
2.01.17.          “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code and is designated as such in the Award Agreement relating thereto. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.
2.01.18.          “Independent Director” means a member of the Board who qualifies at any given time as an “independent” director under the applicable rules of each stock exchange on which the Shares are listed.
2.01.19.          “Individual Agreement” shall mean an employment, consulting, severance or similar agreement between a Participant and the Company or any of its Subsidiaries or Affiliates, and, after a Change of Control, a change of control or salary continuation agreement between a Participant and the Company or any of its Subsidiaries or Affiliates. If a Participant is a party to both an employment agreement and a change of control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change of Control, and, the change of control or salary continuation agreement shall be the relevant “Individual Agreement” after a Change of Control.
2.01.20.          “Non-Employee Director” means a member of the Board who is not a common law employee of the Company or any of its Subsidiaries or Affiliates.
2.01.21.          “Non-Exempt Deferred Compensation” has the meaning provided in Section 12.02.
2.01.22.          “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.
2.01.23.          “Option” means a right, granted under Section 6.02, to purchase Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
2.01.24.          “Other Equity-Based Award” means an Award, granted under Section 6.07, that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or other equity of the Company or its Affiliates.
2.01.25.          “Outstanding Prior Plan Awards” mean Awards that were granted under a Prior Plan that remain outstanding as of the Effective Date.
2.01.26.          “Parent” means a corporation, limited liability company, partnership or other entity that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the foregoing, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.
2.01.27.          “Participant” means an employee, Consultant or a Non-Employee Director of the Company or any Affiliate, who is granted an Award under this Plan; provided, however, that in the case of the death of a Participant, the term “Participant” refers to any legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.
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2.01.28.          “Performance Award” means any Award granted under this Plan that has performance-related vesting conditions.
2.01.29.          “Plan” means the EQT Corporation 2020 Long-Term Incentive Plan, as amended from time to time.
2.01.30.          “Prior Plans” means the EQT Corporation 2009 Long-Term Incentive Plan, as amended from time to time, the EQT Corporation 2014 Long-Term Incentive Plan, as amended from time to time, the Rice Energy Inc. 2014 Long-Term Incentive Plan, as amended from time to time, and the EQT Corporation 2019 Long-Term Incentive Plan, as amended from time to time.
2.01.31.          “Restricted Stock” means Shares, granted under Section 6.04, that are subject to certain restrictions and to risk of forfeiture.
2.01.32.          “Restricted Stock Unit” means the right granted to a Participant under Section 6.05 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.
2.01.33.          “Returning Shares” has the meaning provided in Section 4.02.
2.01.34.          “Share Reserve” has the meaning provided in Section 4.01.
2.01.35.          “Shares” mean shares of Common Stock. If there has been an adjustment or substitution with respect to the Shares (whether or not pursuant to Section 8), the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted.
2.01.36.          “Stock Appreciation Right” means an Award granted under Section 6.03.
2.01.37.          “Subsidiary” means any corporation, limited liability company, partnership or other entity in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the chain owns stock or other ownership interests possessing at least fifty percent (50%) of the total combined voting power in one (1) of the other entities in the chain. Notwithstanding the foregoing, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.
2.02.            Construction.   For purposes of this Plan, the following rules of construction shall apply:
2.02.1.            The word “or” is disjunctive but not necessarily exclusive.
2.02.2.            Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to”.
2.02.3.            Words in the singular include the plural; words in the plural include the singular; words in the neuter gender include the masculine and feminine genders; and words in the masculine or feminine gender include the other and neuter genders.
2.02.4.            The titles and headings of the Sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.
SECTION 3.
ADMINISTRATION

3.01.            General.   This Plan shall be administered by the Committee. References hereinafter to the Committee shall mean the Management Development and Compensation Committee of the Board (or other appointed committee) with respect to employee or Consultant Participants and the Board with respect to Non-Employee Director Participants.
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3.02.            Powers of the Committee.   The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of this Plan:
         (i)            to designate Participants;
         (ii)          to determine the type or types of Awards to be granted to each Participant;
         (iii)          to determine the number of Awards to be granted, the number of Shares or amount of cash or other property to which an Award will relate, the terms and conditions of any Award (including any exercise price, grant price or purchase price, any limitation or restriction, any schedule for lapse of limitations, forfeiture restrictions or restrictions on exercisability or transferability, and accelerations or waivers thereof, in each case based on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;
         (iv)            to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited, exchanged or surrendered;
         (v)            to interpret and administer this Plan and any instrument or agreement relating to, or Award made under, this Plan;
         (vi)          to prescribe the form of each Award Agreement, which need not be identical for each Participant;
         (vii)          to adopt, amend, suspend, waive and rescind such rules and regulations as the Committee may deem necessary or advisable to administer this Plan;
         (viii)          to correct any defect, supply any omission or reconcile any inconsistency, and to construe and interpret this Plan, the rules and regulations, any Award Agreement or other instrument entered into or Award made under this Plan;
         (ix)            to establish any “blackout” period that the Committee in its sole discretion, deems necessary or advisable;
         (x)             to make all other decisions and determinations as may be required under the terms of this Plan or as the Committee may deem necessary or advisable for the administration of this Plan;
         (xi)            to make such filings and take such actions as may be required from time to time by appropriate state, regulatory and governmental agencies; and
         (xii)          to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any of its Affiliates may operate, in order to assure the viability of the benefits of Awards granted to Participants located in such other jurisdictions and to meet the objectives of this Plan.
Notwithstanding any of the foregoing, grants of Awards to Non-Employee Directors hereunder shall (i) be subject to the applicable award limits set forth in Section 4.03, and (ii) be made only in accordance with the terms, conditions and parameters of a plan, program or policy for or resolution regarding the compensation of Non-Employee Directors as in effect from time to time that is approved by the Board, upon the recommendation of a committee of the Board consisting solely of Independent Directors.
Any action of the Committee with respect to this Plan shall be final, conclusive and binding on all persons, including the Company, Affiliates, Participants, any person claiming any rights under this Plan from or through any Participant, employees, officers, directors, individual consultants and shareholders, and shall be given the maximum deference permitted by applicable law. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Each member of the Committee
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shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by an officer, manager or other employee of the Company or any of its Affiliates, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company and/or the Committee to assist in the administration of this Plan.
3.03.            Delegation.   The Committee may delegate, including, in the case of the Board, delegation to the Corporate Governance Committee, within limits and subject to the terms it may establish from time to time, the authority to perform administrative functions under this Plan. The Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be members of the Committee (including the Chief Executive Officer in his capacity as a director), the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers, Consultants and/or employees of the Company or any of its Affiliates to be recipients of Awards under this Plan, and (ii) determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to a special committee may not be made with respect to the grant of Awards to eligible Participants who are subject to Section 16 of the Exchange Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Board, and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.
SECTION 4.
SHARES SUBJECT TO THIS PLAN

4.01.            Shares Authorized.   The maximum number of Shares that may be issued in respect of Awards granted under this Plan shall be (i) 7,200,000 Shares, plus (ii) any Shares that are available for issuance under the Prior Plans as of the Effective Date, plus (iii) any Returning Shares (as defined below), subject to adjustment as provided in Section 8 (collectively, the “Share Reserve”). The Share Reserve may be used for all forms of Awards hereunder and may also be used to settle Outstanding Prior Plan Awards to the extent Shares are not available under the applicable Prior Plan. Each Share issued under this Plan pursuant to an Award, or to settle an Outstanding Prior Plan Award, other than (A) an Option or other purchase right for which the Participant pays the Fair Market Value for such Share measured as of the Grant Date, or (B) a Stock Appreciation Right having a base price equal to or in excess of the Fair Market Value of a Share as of the Grant Date, shall reduce the Share Reserve by two (2) Shares. From and after the Effective Date, no further awards shall be granted under the Prior Plans and the Prior Plans shall remain in effect only so long as Outstanding Prior Plan Awards shall remain outstanding.
4.02.            Share Counting.
         (i)            For purposes of Section 4.01, the number of Shares to which an Award relates shall be counted against the Share Reserve at the Grant Date of the Award, unless such number of Shares cannot be determined at that time, in which case the number of Shares actually distributed pursuant to the Award shall be counted against the Share Reserve at the time of distribution; provided, however, that Awards related to or retroactively added to, or granted in tandem with, substituted for or converted into, other Awards shall be counted or not counted against the Share Reserve in accordance with procedures adopted by the Committee or its designee so as to ensure appropriate counting, but to avoid double counting.
         (ii)          If any Shares to which an Award relates or, on or after the Effective Date, Shares subject to any Outstanding Prior Plan Awards are (A) forfeited, cancelled or payment is made to the Participant in the form of cash, cash equivalents or other property other than Shares or (B) otherwise terminate without payment being made to the Participant in the form of Shares, any Shares counted against the Share Reserve with respect to such Award or Outstanding Prior Plan Award shall, to the extent of any such forfeiture or termination, be added back to the Share Reserve (such Shares, the “Returning Shares”).
         (iii)          Notwithstanding the foregoing, the following Shares shall not be added back to the Share Reserve: (A) Shares previously owned or acquired by the Participant that are delivered to the Company, or withheld from an Award, to pay the exercise price of an Award, (B) Shares that are delivered or withheld for purposes of satisfying a tax withholding obligation, (C) Shares not issued or delivered as a result of the net settlement of an outstanding Option
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or Stock Appreciation Right, or (D) Shares repurchased on the open market with the proceeds of the exercise price of an Option. Subject to applicable stock exchange requirements, shares available under a shareholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under this Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and shall not count against the Share Reserve. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares, including Shares repurchased by the Company for purposes of this Plan.
4.03.            Limitation on Awards.   Notwithstanding any provision in this Plan to the contrary (but subject to adjustment as provided in Section 8):
         (i)            Incentive Stock Options.   The maximum aggregate number of Shares subject to Incentive Stock Options granted under this Plan over the term of this Plan to all Participants shall be 10,000,000.
         (ii)            Awards to Non-Employee Directors.   The maximum value associated with Awards granted under this Plan in any calendar year to any one (1) Non-Employee Director shall be $500,000.
4.04.            Minimum Vesting Provisions.   No Award (or any portion thereof) granted to any Participant shall vest prior to the first (1st) anniversary of the Grant Date (or, if earlier, but solely in respect of grants to Non-Employee Directors, the next annual meeting of shareholders that occurs 50 weeks or more after the Grant Date); provided, however, that, subject to adjustment as provided in Section 8 and the share counting rules of Section 4.02, (i) up to five percent (5%) of the maximum number of Shares available for issuance under the Plan may be granted pursuant to the Plan without being subject to the foregoing restrictions, and (ii) any dividends or dividend equivalents issued in connection with any Award granted at any time under the Plan shall not be subject to or counted for either such restrictions or such five percent (5%) share issuance limit.
SECTION 5.
ELIGIBILITY

Awards may be granted only to individuals who are active employees (including employees who also are directors or officers), Consultants or Non-Employee Directors of the Company or any of its Affiliates; provided, however, that Incentive Stock Options may be granted only to eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Sections 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or Stock Appreciation Rights under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Section 409A of the Code.
SECTION 6.
SPECIFIC TERMS OF AWARDS

6.01.            General.   Subject to the terms of this Plan and any applicable Award Agreement, Awards may be granted as set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, before, at or after the Grant Date (subject to the terms of Section 10), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine, including separate escrow provisions and terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as required by applicable law, Awards may be granted for no consideration other than prior and/or future services.
6.02.            Options.   The Committee is authorized to grant Options to Participants on the following terms and conditions:
         (i)            Exercise Price.   The exercise price per Share of an Option (other than an Option issued as a substitute for an award granted by a company acquired by the Company) shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Option.
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         (ii)          Option Term.   The term of each Option shall be determined by the Committee, except that no Option (other than Nonstatutory Stock Options granted to Participants outside the United States) shall be exercisable after the expiration of ten (10) years from the Grant Date. Each Option shall be evidenced by a form of Award Agreement and subject to the terms thereof.
         (iii)          Times and Methods of Exercise.   The Committee shall determine the time or times at which an Option may be exercised in whole or in part (subject to Section 4.04), the methods by which the exercise price may be paid or deemed to be paid and the form of such payment. As determined by the Committee before, at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of  (A) cash or cash equivalents, (B) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (C) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (D) broker-assisted market sales, or (E) any other “cashless exercise” arrangement.
         (iv)            Incentive Stock Options.   The terms of any Incentive Stock Options granted under this Plan must comply with the requirements of Section 422 of the Code. Without limiting the foregoing, any Incentive Stock Option granted to a Participant who at the Grant Date owns more than ten percent (10%) of the voting power of all classes of shares of the Company must have an exercise price per Share of not less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date and an Option term of not more than five years. If all of the requirements of Section 422 of the Code (including the above) are not met, the Option shall automatically become a Nonstatutory Stock Option.
         Notwithstanding any other provision contained in this Plan or in any Award Agreement, but subject to the possible exercise of the Committee’s discretion contemplated in the last sentence of this Section 6.02(iv), the aggregate Fair Market Value, determined as of the Grant Date, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the corporation employing such employee, any Parent or Subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one (1) or more of such Incentive Stock Options could first be exercised would be accelerated pursuant to any provision of this Plan or any Award Agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such Incentive Stock Options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the Incentive Stock Options with the lowest exercise prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one (1) or more Incentive Stock Options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such Incentive Stock Options are thereby converted in whole or in part to Nonstatutory Stock Options.
         (v)            Termination of Employment or Service.   In the case of Participants who are employees or Consultants, unless otherwise determined by the Committee or reflected in the Award Agreement or an Individual Agreement:
                   (A)            If a Participant shall die while employed by or providing services to the Company or any of its Affiliates or during a period following termination of employment or service during which an Option otherwise remains exercisable under this Section 6.02(v) or terminates employment or service due to Disability, Options granted to the Participant, to the extent exercisable at the time of the Participant’s death or termination of employment or service due to Disability, may be exercised within one (1) year after the date of the Participant’s death or termination due to Disability, but not later than the expiration date of the Option, by the Participant, the executor or administrator of the
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Participant’s estate, or the person or persons to whom the Participant shall have transferred such right by will, by the laws of descent and distribution or, if permitted by the Committee, by inter vivos transfer.
                   (B)            If the employment of an employee Participant with the Company or any of its Affiliates shall be involuntarily terminated under circumstances that would qualify the Participant for benefits under any Company severance plan or arrangement, Options granted to the Participant, to the extent exercisable at the date of the Participant’s termination of employment, may be exercised within ninety (90) days after the date of termination of employment, but not later than the expiration date of the Option.
                   (C)            Subject to Section 9, if the Participant voluntarily terminates employment or service with the Company or any of its Affiliates for any reason, including retirement, Options granted to the Participant, whether exercisable or not, shall terminate immediately upon the termination of employment or service of the Participant.
                   (D)            Except to the extent an Option remains exercisable under paragraph (A) or (B) above or under Section 9, any Option granted to a Participant shall terminate immediately upon the termination of employment or service of the Participant with the Company and/or any of its Affiliates.
         (vi)            Prohibition on Repricing.   Except as otherwise provided in Section 8, without the prior approval of shareholders of the Company: (A) the exercise price of an Option may not be reduced, directly or indirectly, (B) an Option may not be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the exercise price of the original Option, and (C) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.
         (vii)            Code Section 409A Limits.   Notwithstanding anything in this Plan or any Award Agreement, no Option shall provide for dividend equivalents or have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.
         (viii)            Reload Rights.   No Option shall be granted with reload rights.
6.03.            Stock Appreciation Rights.   The Committee is authorized to grant Stock Appreciation Rights on the following terms and conditions:
         (i)            Base Price.   The base price for Stock Appreciation Rights shall be such price as the Committee, in its sole discretion, shall determine, but the base price for a Stock Appreciation Right (other than one issued as a substitute for an award granted by a company acquired by the Company) shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock covered by the Stock Appreciation Right on the Grant Date.
         (ii)            Payment of Stock Appreciation Rights.   Stock Appreciation Rights shall entitle the Participant upon exercise to receive the amount by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the base price of the Stock Appreciation Right, multiplied by the number of Shares in respect of which the Stock Appreciation Right shall have been exercised. In the sole discretion of the Committee, the Company may pay all or any part of its obligation arising out of a Stock Appreciation Right exercise in cash, Shares or any combination thereof. Payment shall be made by the Company upon the date of exercise.
         (iii)            Term and Exercise of Stock Appreciation Rights.   The term of any Stock Appreciation Right granted under this Plan shall be for such period as the Committee shall determine, but (except for those granted to Participants outside the United States) no Stock Appreciation Right shall be exercisable for more than ten (10) years from the Grant Date thereof. Each Stock Appreciation Right shall be subject to earlier termination under the rules
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applicable to Options as provided in Section 6.02(v). Each Stock Appreciation Right granted under this Plan shall be exercisable on such date or dates during the term thereof and for such number of Shares as may be provided in the Award Agreement.
         (iv)            Prohibition on Repricing.   Except as otherwise provided in Section 8, without the prior approval of shareholders of the Company: (A) the base price of a Stock Appreciation Right may not be reduced, directly or indirectly, (B) a Stock Appreciation Right may not be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the base price of the original Stock Appreciation Right, and (C) the Company may not repurchase a Stock Appreciation Right for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Stock Appreciation Right is lower than the base price per share of the Stock Appreciation Right.
         (v)            Code Section 409A Limits.   Notwithstanding anything in this Plan or any Award Agreement, no Stock Appreciation Right shall provide for dividend equivalents or have any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Appreciation Right.
6.04.            Restricted Stock.   The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:
         (i)            Issuance and Restrictions.   Subject to Section 4.04, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise, as the Committee shall determine before, at or after the Grant Date.
         (ii)            Forfeiture.   Except as otherwise determined by the Committee before, at or after the Grant Date, upon termination of employment or service during the applicable restriction period or upon failure to satisfy a performance condition during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company for no consideration; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes.
         (iii)            Certificates for Shares.   Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine, including issuance of certificates representing Shares, which may be held in escrow or recorded in book entry form. Certificates representing Shares of Restricted Stock, if any, shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.
         (iv)            Dividends on Restricted Stock.   The Committee may provide that ordinary cash dividends declared on the Shares of Restricted Stock before they are vested will be forfeited, accrued or reinvested in additional Shares (subject to Share availability under Section 4.01). Dividends accrued or reinvested in additional Shares shall be subject to the same vesting provisions applicable to the underlying Award. In no event shall dividends with respect to Restricted Stock be paid or distributed until the vesting provisions of such Restricted Stock lapse. To the extent that dividends are deemed to be reinvested in additional Shares, such additional Shares shall, at the time of such deemed reinvestment, be included in the number of Shares as to which the underlying Award relates for purposes of the share limits under Sections 4.01, 4.03 and 4.04. Unless otherwise provided in the applicable Award Agreement, any dividends accrued on Shares of Restricted Stock will be paid or distributed no later than the fifteenth day of the third month following the later of  (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends is no longer subject to a substantial risk of forfeiture.
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6.05.            Restricted Stock Units.   The Committee is authorized to grant Restricted Stock Units to Participants on the following terms and conditions:
         (i)            Issuance and Restrictions.   An Award of Restricted Stock Units represents the right to receive Shares (or the equivalent value in cash or other property if the Committee so provides) in the future. Any vesting restrictions placed on the Award shall be subject to Section 4.04.
         (ii)            Forfeiture.   Except as otherwise determined by the Committee before, at or after the Grant Date, upon termination of employment or service during the applicable restriction period or upon failure to satisfy a performance condition during the applicable restriction period, Restricted Stock Units that at that time are subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, that restrictions on Restricted Stock Units shall be waived in whole or in part in the event of terminations resulting from specified causes.
         (iii)            Payment.   Unless otherwise determined by the Committee and provided in an Award Agreement, during the two and one-half  (2 1∕2) months following the end of the calendar year in which vesting occurs, the Company shall pay to the Participant in cash an amount equal to the number of Restricted Stock Units vested multiplied by the Fair Market Value of a Share of the Common Stock on such date. Notwithstanding the foregoing sentence, the Committee shall have the authority, in its discretion, to determine that the obligation of the Company shall be paid in Shares or part in cash and part in Shares.
6.06.            Performance Awards.   The Committee is authorized to grant any Award under this Plan, including cash-based Awards and Other Equity-Based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Performance Awards are subject to the following terms and conditions:
         (i)            Terms.   The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 4.03, and to designate the terms and conditions of such Performance Awards as provided in Section 3.02. All Performance Awards shall be evidenced by an Award Agreement.
         (ii)            Performance Goals.   The Committee may establish performance goals for Performance Awards based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, one or more Subsidiaries or other Affiliates, any branch, department, business unit or other portion thereof, and/or upon a comparison of such performance with the performance of a peer group of corporations, prior Company performance or other measures selected or defined by the Committee before, at or after the Grant Date. Such performance goals may be based on, without limitation, the following criteria:
■
earnings per share

■
revenue

■
expenses

■
return on equity

■
return on total capital

■
return on assets

■
earnings (such as net income, EBIT and similar measures)

■
cash flow (such as EBITDA, EBITDAX, after-tax cash flow and similar measures)

■
share price

■
economic value added

■
debt reduction

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■
gross margin

■
operating income

■
volumes metrics (such as volumes sold, volumes produced, volumes transported and similar measures)

■
land metrics (such as acres acquired, land permitted, land cleared and similar measures)

■
drilling and well metrics (such as number of gross nor net wells drilled, number of horizontal wells drilled, cost per well and similar measures)

■
operating efficiency metrics (such as lease operating expense and other unit operating expense measures, general and administrative expense (“G&A”) per Mcf, G&A per customer and other G&A metrics, lost and unaccounted for gas metrics, days from completed well to flowing gas and similar measures)

■
reserves, reserve replacement ratios and similar measures

■
customer service measures (such as wait time, on-time service, calls answered and similar measures)

■
total shareholder or unitholder return

          Performance goals may be specified in absolute terms, on an adjusted basis, in percentages, or in terms of growth or reduction from period to period or growth or reduction rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo, the reduction of expenses or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance measures may but need not be determinable in conformance with generally accepted accounting principles.
         (iii)            Permitted Adjustments.   If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or any of its Affiliates conducts its business has occurred, or other events or circumstances have rendered performance goals to be unsuitable, the Committee may modify such performance goals, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (A) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (B) make a cash payment to the Participant in an amount determined by the Committee.
         (iv)            Payment.   Unless otherwise determined by the Committee and provided in an Award Agreement, during the two and one-half  (2 1∕2) months following the end of the calendar year in which vesting occurs, the Company shall pay to the Participant in cash an amount equal to the value of the Performance Award earned as of such vesting date in cash, Shares of Common Stock or the Fair Market Value of other property as determined by the Committee in its discretion.
6.07.            Other Equity-Based Awards.   The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or other equity of the Company or its Affiliates, as deemed by the Committee to be consistent with the purposes of this Plan, including purchase rights, awards of Shares or other equity of the Company or its Affiliates that are not subject to any restrictions or conditions (but only within the limits imposed in Section 4.04), convertible securities, exchangeable securities or other rights convertible or exchangeable into Shares or other equity of the Company or its Affiliates, as the Committee in its
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discretion may determine. In the discretion of the Committee, such Other Equity-Based Awards, including Shares, or other types of Awards authorized under this Plan, may be used in connection with, or to satisfy obligations of the Company or any of its Affiliates under, other compensation or incentive plans, programs or arrangements of the Company or any of its Affiliates for eligible Participants. The Committee shall determine the terms and conditions of Other Equity-Based Awards.
6.08.            Dividend Equivalents.   The Committee is authorized to grant dividend equivalents with respect to any Awards granted hereunder (other than Options or Stock Appreciation Rights), subject to such terms and conditions as may be selected by the Committee; provided, however, that, no dividend equivalents shall be paid or distributed in advance of the vesting of the underlying Award. For the avoidance of doubt, dividend equivalents shall only be earned and paid if and to the extent that the underlying Award vests or is earned. Dividend equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to the Award, as determined by the Committee. The Committee may provide that dividend equivalents will be deemed to have been reinvested in additional Shares (subject to Share availability under Section 4.01). To the extent that dividend equivalents are deemed to be reinvested in additional Shares with respect to an Award, such additional Shares shall, at the time of such deemed reinvestment, be included in the number of Shares as to which the underlying Award relates for purposes of the share limits under Sections 4.01, 4.03 and 4.04. Unless otherwise provided in the applicable Award Agreement, any dividend equivalents granted with respect to an Award hereunder (other than Options or Stock Appreciation Rights, which shall have no dividend equivalents) shall be paid or distributed no later than the fifteenth day of the third month following the later of  (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such dividends equivalents is no longer subject to a substantial risk of forfeiture.
SECTION 7.
PROVISIONS APPLICABLE TO ALL AWARDS

7.01.            Stand-Alone, Tandem and Substitute Awards.   Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under this Plan or any award granted under any other plan, program or arrangement of the Company or any of its Affiliates (subject to the terms of Section 10) or any business entity acquired or to be acquired by the Company or any of its Affiliates, except that an Incentive Stock Option may not be granted in tandem with other Awards or awards. Awards granted in addition to or in tandem with other Awards or awards may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
7.02.            Transfer of Employee Participant; Change in Status.   The transfer of an employee Participant from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another, shall not be considered a termination of employment unless otherwise determined by the Committee, taking into consideration the applicable rules under Section 409A of the Code. Furthermore, a Participant’s change in status in relation to the Company or its Subsidiaries or Affiliates (for example, a change from employee to consultant, or vice versa) shall not be deemed a termination of employment or service hereunder with respect to any Awards constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a termination of employment or service unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code.
7.03.            Forfeiture Events.   Awards under this Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.
7.04.            Form of Payment of Awards.   Subject to the terms of this Plan and any applicable Award Agreement, payments or substitutions to be made by the Company upon the grant, exercise or other payment or distribution of an Award may be made in such forms as the Committee shall determine before, at or after the Grant Date (subject to the terms of Section 10), including cash, Shares, or other property or any combination thereof, in each case in accordance with rules and procedures established, or as otherwise determined, by the Committee.
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Appendix C

7.05.            Limits on Transfer of Awards; Beneficiaries.   No right or interest of a Participant in any Award shall be pledged, encumbered or hypothecated to or in favor of any person other than the Company, or shall be subject to any lien, obligation or liability of such Participant to any person other than the Company or any of its Affiliates. Except to the extent otherwise determined by the Committee with respect to Awards other than Incentive Stock Options, no Award and no rights or interests therein shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution. A beneficiary, guardian, legal representative or other person claiming any rights under this Plan from or through any Participant shall be subject to all the terms and conditions of this Plan and any Award Agreement applicable to such Participant as well as any additional restrictions or limitations deemed necessary or appropriate by the Committee. In no event may an Award be transferred for value or consideration.
7.06.            Registration and Listing Compliance.   No Award shall be paid and no Shares or other securities shall be distributed with respect to any Award except in a transaction that complies with the registration requirements (or an exemption therefrom) under the Securities Act of 1933, as amended, and any state securities law and the listing requirements under any listing agreement between the Company and any national securities exchange. No Award shall confer upon any Participant rights to such payment or distribution until such laws and contractual obligations of the Company have been complied with in all material respects. Except to the extent required by the terms of an Award Agreement or another contract between the Company and the Participant, neither the grant of any Award nor anything else contained herein shall obligate the Company to take any action to comply with any requirements of any such securities laws or contractual obligations relating to the registration (or exemption therefrom) or listing of any Shares or other securities, whether or not necessary in order to permit any such payment or distribution.
7.07.            Evidence of Ownership; Trading Restrictions.   Shares delivered under the terms of this Plan may be recorded in book entry or electronic form or issued in the form of certificates. Shares delivered under the terms of this Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates or issue instructions to the transfer agent to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of this Plan or any Award Agreement, the Committee may require any Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.
SECTION 8.
ADJUSTMENT PROVISIONS

8.01.            Mandatory Adjustments.   In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Shares to change (including any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the Committee shall make such adjustments to this Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under this Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
Without limiting the foregoing, in the event of a subdivision of the outstanding Shares (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Shares into a lesser number of Shares, the authorization limits under Sections 4.01, 4.03 and 4.04 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.
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8.02.            Discretionary Adjustments.   In the event of any corporate event or transaction involving the Company (including any merger, reorganization, recapitalization, combination or exchange of Shares, or any transaction described in Section 8.01), the Committee may make such adjustments to this Plan and Awards as it deems appropriate or equitable, in its sole discretion. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under this Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the generality of the foregoing, the Committee may provide that (A) Awards will be settled in cash or other property rather than Shares, (B) Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (C) Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (D) outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares, as of a specified date associated with the transaction (or the per-share transaction price), over the exercise or base price of the Award, (E) performance goals and performance periods for Performance Awards will be modified, or (F) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
8.03.            General.
         (i)            Incentive Stock Options.   To the extent that any adjustments made pursuant to this Section 8 would cause Incentive Stock Options to cease to qualify as Incentive Stock Options, or cause a modification, extension or renewal of such Options within the meaning of Section 424 of the Code, the Committee may (but need not) elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee, in its discretion, shall deem equitable and that will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such Incentive Stock Options.
         (ii)            Code Section 409A.   All adjustments shall be made in a manner compliant with Section 409A of the Code. Without limiting the foregoing, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification or substitution of the stock right under Treas. Reg. §1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Section 409A of the Code.
SECTION 9.
CHANGE OF CONTROL PROVISIONS

9.01.            Treatment of Awards Upon a Change of Control.   The provisions of this Section 9 shall apply in the case of a Change of Control, unless otherwise provided in the Award Agreement or Individual Agreement, the operative transaction agreements related to the Change of Control, or any separate agreement with a Participant governing an Award.
         (i)            Awards Assumed or Substituted by Surviving Entity.   With respect to Awards assumed by the surviving entity of the Change of Control (the “Surviving Entity”) or otherwise equitably converted or substituted in connection with a Change of Control, if within two (2) years after the effective date of the Change of Control, a Participant’s employment or service is terminated due to death or Disability or without Cause or the Participant resigns for Good Reason, then:
               (A)            all of the Participant’s outstanding Options, Stock Appreciation Rights and other outstanding Awards (including Awards equitably converted or substituted in connection with a Change of Control) pursuant to which the Participant may have exercise rights shall become fully exercisable as of the date of such termination, and shall thereafter remain exercisable until the earlier of  (1) the expiration of the original term of the Award and (2) the later of  (i) ninety (90) days from the termination of employment or service and (ii) such longer period provided by the applicable Award Agreement;
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Appendix C

               (B)            all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse as of the date of the Participant’s termination, and such Awards shall be settled or paid within thirty (30) days after the date of the Participant’s termination; and
               (C)            all performance criteria and other conditions to payment of the Participant’s outstanding Performance Awards shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the Participant’s termination, and payment of such Awards on that basis shall be made or otherwise settled or paid within thirty (30) days after the date of the end of the Participant’s termination;
         provided, however, that if such Awards constitute deferred compensation under Section 409A of the Code, the Awards shall vest on the basis described above but shall be settled or paid on the date(s) provided in the underlying Award Agreements to the extent required by Section 409A of the Code.
         With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Agreement includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. To the extent that this provision causes Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.
         (ii)            Awards not Assumed or Substituted by Surviving Entity.   Upon the occurrence of a Change of Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change of Control in a manner approved by the Committee or the Board:
               (A)            all outstanding Options, Stock Appreciation Rights and other outstanding Awards pursuant to which Participants may have exercise rights shall become fully exercisable as of the time of the Change of Control, and shall thereafter remain exercisable for a period of ninety (90) days or until the earlier expiration of the original term of the Award;
               (B)            all time-based vesting restrictions on outstanding Awards shall lapse as of the time of the Change of Control, and such Awards shall be settled or paid at the time of the Change of Control; and
               (C)            all performance criteria and other conditions to payment of outstanding Performance Awards shall be deemed to be achieved or fulfilled, measured at the actual performance level achieved as of the end of the calendar quarter immediately preceding the date of the Change of Control (or as of the time of the Change of Control, in the case of Performance Awards in which the performance condition is measured by stock or unit price or total shareholder or unitholder return), and payment of such Awards on that basis shall be made or otherwise settled at the time of the Change of Control;
provided, however, that if such Awards constitute deferred compensation under Section 409A of the Code, the Awards shall vest on the basis described above but shall be settled or paid on the date(s) provided in the underlying Award Agreements to the extent required by Section 409A of the Code.
To the extent that this provision causes Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.
         (iii)            For the purposes of this Plan, an Award shall be considered assumed by the surviving entity or otherwise equitably converted or substituted if following the applicable transaction the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the applicable transaction, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the applicable
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transaction, the consideration (whether stock, cash or other securities or property) received in the applicable transaction by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the applicable transaction is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the applicable transaction. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
9.02.            Definition of Change of Control.   For purposes of this Plan, a “Change of Control” of the Company shall mean any of the following events:
         (i)            The sale or other disposition by the Company of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a corporation with respect to which, following such sale or disposition, more than sixty percent (60%) of, respectively, the then outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and the combined voting power of the then outstanding voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Common Stock and voting power immediately prior to such sale or disposition;
         (ii)            The acquisition in one or more transactions by any person or group, directly or indirectly, of beneficial ownership of twenty percent (20%) or more of the outstanding Shares or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board; provided, however, that the following shall not constitute a Change of Control: (A) any acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries and (B) an acquisition by any person or group of persons of not more than forty percent (40%) of the outstanding Shares or the combined voting power of the then outstanding voting securities of the Company if such acquisition resulted from the issuance of capital stock by the Company and the issuance and the acquiring person or group was approved in advance of such issuance by at least two-thirds (2/3) of the Continuing Directors (as defined below) then in office;
         (iii)            The Company’s termination of its business and liquidation of its assets;
         (iv)            There is consummated a merger, consolidation, reorganization, share exchange or similar transaction involving the Company (including a triangular merger), in any case, unless immediately following such transaction: (A) all or substantially all of the persons who were the beneficial owners of the outstanding Common Stock and outstanding voting securities of the Company immediately prior to the transaction beneficially own, directly or indirectly, more than sixty percent (60%) of the outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction (including a corporation or other person which as a result of such transaction owns the Company or all or substantially all of the Company’s assets through one or more subsidiaries (a “Parent Company”)) in substantially the same proportion as their ownership of the Common Stock and other voting securities of the Company immediately prior to the consummation of the transaction, (B) no person (other than (1) the Company, any employee benefit plan sponsored or maintained by the Company or, if reference was made to equity ownership of any Parent Company for purposes of determining whether the foregoing clause (A) is satisfied in connection with the transaction, such Parent Company, or (2) any person or group that satisfied the requirements of the foregoing Section (ii)(B)) beneficially owns, directly or indirectly, twenty percent (20%) or more of the
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Appendix C

outstanding Shares or the combined voting power of the voting securities entitled to vote generally in the election of directors of the corporation resulting from such transaction and (C) individuals who were members of the Board immediately prior to the consummation of the transaction constitute at least a majority of the members of the board of directors resulting from such transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether the foregoing clause (A) is satisfied in connection with the transaction, such Parent Company); or
         (v)            The following individuals (sometimes referred to herein as “Continuing Directors”) cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the entire Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved.
SECTION 10.
AMENDMENTS TO AND TERMINATION OF THIS PLAN

The Board may amend, alter, suspend, discontinue or terminate this Plan without the consent of shareholders or Participants, except that, without the approval of the shareholders of the Company, no amendment, alteration, suspension, discontinuation or termination shall be made if shareholder approval is required by any federal or state law or regulation or by the rules of any stock exchange on which the Shares may then be listed, or if the amendment, alteration or other change materially increases the benefits accruing to Participants, increases the number of Shares available under this Plan or modifies the requirements for participation under this Plan, or if the Board in its discretion determines that obtaining such shareholder approval is for any reason advisable; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of this Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. The Committee may, consistent with the terms of this Plan, waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him. Without the prior approval of the shareholders of the Company, this Plan may not be amended to permit: (i) the exercise price or base price of an Option or Stock Appreciation Right to be reduced, directly or indirectly, (ii) an Option or Stock Appreciation Right to be cancelled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the exercise price or base price of the original Option or Stock Appreciation Right, or (iii) the Company to repurchase an Option or Stock Appreciation Right for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or Stock Appreciation Right is lower than the exercise price or base price of the Option or Stock Appreciation Right.
SECTION 11.
GENERAL PROVISIONS

11.01.          No Right to Awards; No Shareholder Rights.   No Participant, employee, officer, director or individual consultant shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Participants, employees, officers, directors or individual consultants except as provided in any other compensation, fee or other arrangement with the Participant, employee, officer, director or individual consultant. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such Participant in connection with such Award.
11.02.          Withholding.   The Company or any of its Affiliates shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or such Affiliate, an amount sufficient to satisfy federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable
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event arising as a result of this Plan. The obligations of the Company under this Plan shall be conditioned on such payment or arrangements and the Company or such Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Award a number of such Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee or its designee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
11.03.          No Right to Employment or Continuation of Service.   Nothing contained in this Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any Participant any right to continue in the employ or service of the Company or to interfere in any way with the right of the Company or, as applicable, shareholders to terminate a Participant’s employment or service at any time or increase or decrease his compensation, fees or other payments from the rate in existence at the time of granting of an Award, except as provided in any Award Agreement or other compensation, fee or other arrangement with the Participant.
11.04.          Unfunded Status of Awards; Creation of Trusts.   This Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in this Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under this Plan to deliver cash, Shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of this Plan unless the Committee otherwise determines. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
11.05.          Relationship to Other Benefits.   No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any of its Affiliates unless provided otherwise in such other plan. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements (which may include, without limitation, employment agreements with executives and arrangements that relate to Awards under this Plan), and such arrangements may be either generally applicable or applicable only in specific cases. Notwithstanding anything in this Plan to the contrary, the terms of each Award shall be construed so as to be consistent with such other arrangements in effect at the time of the Award.
11.06.          Fractional Shares.   Unless the Committee determines otherwise, fractional Shares shall be issuable pursuant to this Plan or any Award. The Committee may determine on a case-by-case basis that fractional Shares shall be eliminated by rounding up or down; provided, however, that if such rounding would constitute a modification or substitution of an Option or Stock Appreciation Right under Treas. Reg. §1.409A-1(b)(5)(v) or disqualify an Incentive Stock Option under Section 424 of the Code, the Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
11.07.          Governing Law.   The validity, interpretation, construction and effect of this Plan and any rules and regulations relating to this Plan shall be governed by the laws of the Commonwealth of Pennsylvania (without regard to the conflicts of laws thereof), and applicable federal law.
11.08.          Severability.   If any provision of this Plan or any Award is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws. If such provision cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or Award, it shall be deleted and the remainder of this Plan or Award shall remain in full force and effect; provided, however, that, unless otherwise determined by the Committee, the provision shall not be construed or
EQT CORPORATION 2026 PROXY STATEMENT | C-19

Appendix C

deemed amended or deleted with respect to any Participant whose rights and obligations under this Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Committee.
11.09.          No Limitation on Rights of the Company.   The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. This Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume awards, other than under this Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to any of its Affiliates, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of this Plan.
11.10.          Exemptions from Section 16(b) Liability.   It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16(b) of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). In addition, the Company intends any transaction by which a Participant sells Shares issued in respect of the vesting or exercise of any Award granted hereunder for the purpose of settling any withholding tax liability of such Participant (commonly referred to as a “net settlement”, “net exercise”, “sell to cover” or “broker-assisted cashless exercise” transaction) that would otherwise be subject to Section 16(b) of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).
SECTION 12.
SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE

12.01.          General.   It is intended that the payments and benefits provided under this Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. This Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under this Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of this Plan or any Award.
12.02.          Definitional Restrictions.   Notwithstanding anything in this Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under this Plan or any Award Agreement by reason of the occurrence of a Change of Control, or the Participant’s Disability or separation from service, such amount or benefit shall not be payable or distributable to the Participant, and/or such different form of payment shall not be effected, by reason of such circumstance unless the circumstances giving rise to such Change of Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a change of control, disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.
12.03.          Six-Month Delay in Certain Circumstances.   Notwithstanding anything in this Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. §1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii)
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Appendix C

(conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service shall be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within thirty (30) days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions shall resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Section 409A of the Code and the final regulations thereunder; provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Section 409A(a)(2)(B)(i) of the Code shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.
12.04.          Installment Payments.   If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. §1.409A-2(b)(2)(iii) (or any successor thereto).
12.05.          Timing of Release of Claims.   Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within sixty (60) days after the date of termination of the Participant’s employment or service; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such sixty (60)-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to Section 12.03 above, (i) if such sixty (60)-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such sixty (60)-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such sixty (60)-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release.
12.06.          Permitted Acceleration.   The Company (acting through the Committee) shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. §1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. §1.409A-3(j)(4).
12.07.          Allocation Among Possible Exemptions.   If any one or more Awards granted under this Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. §1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Senior Vice President, Human Resources (or officer holding an equivalent position)) shall determine which Awards or portions thereof will be subject to such exemptions.
SECTION 13.
EFFECTIVE DATE AND TERM OF THIS PLAN

The effective date and date of adoption of this Plan shall be the date of the Company’s Annual Meeting of Shareholders in 2020 (the “Effective Date”), provided that this Plan has been adopted by the Board and is approved by a majority of the votes cast at such Annual Meeting at which a quorum representing a majority of the outstanding voting stock of the Company is, either in person or by proxy, present and voting. Absent additional shareholder approval, (i) no Incentive Stock Option may be granted under this Plan subsequent to January 15, 2030 and (ii) no other Award may be granted under this Plan subsequent to the Company’s Annual Meeting in 2030.
[End of Plan Document]
EQT CORPORATION 2026 PROXY STATEMENT | C-21

Appendix C

AMENDMENT
TO THE
EQT CORPORATION 2020 LONG-TERM INCENTIVE PLAN
THIS AMENDMENT (this “Amendment”) to the EQT Corporation 2020 Long-Term Incentive Plan (the “Plan”) is hereby made as of April 20, 2022.
AMENDMENT
1.            Effective Date.   This Amendment shall be effective as of the date of approval by the majority of the shareholders of EQT Corporation, a Pennsylvania corporation (the “Company”, and such date of approval, the “Effective Date”). For the avoidance of doubt, if such shareholder approval does not occur during the Company’s 2022 annual shareholder meeting, this Amendment shall be null and void ab initio and of no force and effect.
2.            Authority to Amend the Plan.   Pursuant to Section 10 of the Plan, the Board may amend the Plan, subject to approval of the shareholders of the Company, to increase the number of Shares available under the Plan.
3.            Amendment to the Plan.   Section 4.01 of the Plan is hereby amended by deleting the first sentence of such section in its entirety and replacing such sentence with the following, in order to increase the number of shares of Common Stock reserved for issuance with respect to Awards:
“The maximum number of Shares that may be issued in respect of Awards granted under this Plan shall be (i) 18,000,000 Shares, plus (ii) any Shares that remained available for issuance under the Plan as of immediately prior to the Effective Date, plus (iii) any Returning Shares (as defined below), subject to adjustment as provided in Section 8 (collectively, the “Share Reserve”).”
4.            Effect of the Amendment.   Except as expressly amended hereby, the Plan shall remain in full force and effect. Any reference to the Plan contained in any notice, request or other document executed concurrently with or after the Effective Date shall be deemed to include this Amendment, unless the context shall otherwise require.
5.            Governing Law.   This Amendment shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania (without reference to any choice of law rules that would require the applicable of the laws of any other jurisdiction).
6.            Headings.   Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this amendment for any other purposes.
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Appendix C

SECOND AMENDMENT TO THE
EQT CORPORATION 2020 LONG-TERM INCENTIVE PLAN
THIS SECOND AMENDMENT (this “Amendment”) to the EQT Corporation 2020 Long-Term Incentive Plan (as amended on April 20, 2022, the “Plan”) is hereby made as of July 22, 2024 (the “Amendment Effective Date”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Plan.
1.            Authority to Amend the Plan.   EQT Corporation, a Pennsylvania corporation (the “Company”), previously established and maintains the Plan. Pursuant to Section 4.02(iii) of the Plan, subject to applicable stock exchange requirements, shares available under a shareholder-approved plan of a company acquired by the Company (as appropriately adjusted into Shares to reflect the transaction) may be issued under the Plan pursuant to awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and shall not count against the Share Reserve. In connection with the Company’s acquisition of Equitrans Midstream Corporation, a Pennsylvania corporation, the Company assumed 49,685,951 shares of common stock, no par value, that were available for issuance under the Equitrans Midstream Corporation 2024 Long-Term Incentive Plan so that such shares are available for issuance by the Company under the Plan in accordance with the terms of the Plan, and in accordance with, and subject to the terms and conditions of, the New York Stock Exchange Listed Company Manual (including Rule 303A.08 thereof).
2.            Amendment to the Plan.   Section 4.01 of the Plan is hereby amended to add the following new sentence to the end thereof:
“The Shares that may be issued in respect of Awards granted under this Plan shall include the shares of common stock, no par value, of Equitrans Midstream Corporation that were available for issuance as of July 22, 2024 under the Equitrans Midstream Corporation 2024 Long-Term Incentive Plan, assumed by the Company, and adjusted into 17,409,957 Shares (the “ETRN Shares”); provided that notwithstanding anything to the contrary contained herein (including, for the avoidance of doubt, Section 13 of the Plan), (x) the ETRN Shares may not be issued in respect of Awards granted to individuals who were employed by the Company or an Affiliate thereof immediately prior to July 22, 2024 and (y) the ETRN Shares will not be available for grant under this Plan after April 23, 2034, and in all respects subject to the other terms and conditions of the Plan.”
3.            Effect of the Amendment.   Except as expressly amended hereby, the Plan shall remain in full force and effect. Any reference to the Plan contained in any notice, request or other document executed concurrently with or after the Amendment Effective Date shall be deemed to include this Amendment, unless the context shall otherwise require.
4.            Governing Law.   This Amendment shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania (without reference to any choice of law rules that would require the applicable of the laws of any other jurisdiction).
5.            Headings.   Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this amendment for any other purposes.
*         *         *
EQT CORPORATION 2026 PROXY STATEMENT | C-23

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY2. Advisory vote to approve named executive officercompensation3. Approval of a proposed amendment to EQT Corporation's2020 Long-Term Incentive Plan4. Ratification of the appointment of Ernst & Young LLPas EQT Corporation's independent registered publicaccounting firm for 2026EQT CORPORATIONThe Board of Directors recommends you vote FOR eachnominee listed in Item 1 and FOR Items 2, 3 and 4.Nominees:1. Election of 10 DirectorsNOTE: In their discretion, the proxies are authorized in theirjudgment to vote upon such other business as may properlycome before the annual meeting or any adjournments,continuations or postponements thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney-in-fact, executor, administrator, or other fiduciary, please give full title assuch. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name byauthorized officer and specify the title(s) of such officer(s).EQT CORPORATIONATTN: CORPORATE SECRETARY625 LIBERTY AVENUE, SUITE 1700PITTSBURGH, PA 15222VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 p.m. Eastern Time on April 13, 2026. Have your proxycard in hand when you access the website and follow the instructions to obtain yourrecords and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/EQT2026You may attend the meeting via the Internet and vote electronically during the meeting.Have the information that is printed in the box marked by the arrow available andfollow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time on April 13, 2026. Have your proxy card in hand when youcall and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.V83664-P429851a. Vicky A. Bailey1b. Lee M. Canaan1c. Frank C. Hu1d. Dr. Kathryn J. Jackson1e. Thomas F. Karam1f. John F. McCartney1g. Daniel J. Rice IV1h. Toby Z. Rice1i. Robert F. Vagt1j. Hallie A. VanderhiderFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !For Against Abstain! ! !! ! !SCAN TOVIEW MATERIALS & VOTE w

V83665-P42985EQT CORPORATIONTHIS PROXY IS SOLICITED ON BEHALF OF THE EQT CORPORATION BOARD OF DIRECTORSANNUAL MEETING OF SHAREHOLDERSAPRIL 14, 2026The shareholder(s) hereby appoint(s) Toby Z. Rice, William E. Jordan, and Timothy C. Lulich, and each of them, as proxies, each with the full power to act alone and with the full power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side, all of the shares of EQT Corporation Common Stock that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually via live webcast atwww.virtualshareholdermeeting.com/EQT2026 at 9:00 a.m., Eastern Time on Tuesday, April 14, 2026, and any adjournments, continuations or postponements thereof.This Proxy Card, when properly executed, will be voted in the manner directed herein. If no direction is made, the named proxies will vote in accordance with the Board of Directors' recommendations on all matters listed on this Proxy Card: FOR the election of each of the director nominees listed under Item 1 and FOR Items 2, 3, and 4. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the meeting and any adjournments, continuances, or postponements thereof. A vote FOR the election of the director nominees listed on the reverse side includes discretionary authority to vote for a substitute director nominee if any director nominee becomes unavailable for election for any reason.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPECONTINUED AND TO BE SIGNED ON REVERSE SIDEImportant Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.